As filed with the Securities and Exchange Commission on December 28, 2004

SEC Registration No. 333-107178

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	5129	59-2646820
(State or other jurisdiction of incorporation or	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
organization)	Classification Code Number)

200 Corporate Boulevard South
Yonkers, New York 10701
(914) 376-7383

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elma Hawkins, Ph.D., MBA
President, Chief Executive Officer
Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701
(914) 376-7383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles J. Rennert, Esq.
Berman Rennert Vogel & Mandler, P.A.
100 S.E. 2nd Street, Suite 2900
Miami, FL 33131
Telephone No. (305) 577-4177

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and neither Advanced Viral Research Corp. nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 28, 2004

PROSPECTUS

228,226,220 SHARES OF COMMON STOCK

     This prospectus may be used only in connection with the resale of up to 228,283,950 shares of common stock of Advanced Viral Research Corp. by the selling stockholders listed on pages 16-17 of this prospectus.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock is traded on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board under the symbol “ADVR.” On December 21, 2004, the high and low bid prices for the common stock on the Bulletin Board were $0.140 and $0.125 per share, respectively.

     The selling stockholders consist of:

•	Cornell Capital Partners, L.P., which intends to sell up to 110,712,595 shares of our common stock, of which (i) 95,712,595 shares are issuable pursuant to an Equity Line of Credit Agreement between Advanced Viral and Cornell Capital, (ii) 15,000,000 are issuable upon the exercise of certain warrants.

•	Certain investors in private placements as more fully set forth on page 20, who intend to sell 55,708,650 shares of common stock, of which 14,758,375 shares are issuable upon the exercise of certain warrants.

•	Certain officers and employees of Advanced Viral as more fully set forth on pages 16-17, who intend to sell up to 61,862,705 shares of common stock issuable upon the exercise of certain stock options.

     Cornell Capital is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following an advance notice date. Of each advance notice, Cornell Capital will retain a fee in the amount of 5% as an underwriting discount. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price we set on the advance notice date, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to an advance date. In connection with a Securities Purchase Agreement entered into on April 28, 2003, Cornell Capital received warrants to purchase up to 15,000,000 shares of common stock exercisable for 5 years at an exercise price of $0.091.

     Advanced Viral engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Katalyst Securities LLC was paid a fee of 107,527 shares of our common stock in consideration for placement agent services. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 9, WE HAVE LISTED SEVERAL RISK FACTORS WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     With the exception of Cornell Capital, which is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     The date of this prospectus is    , 2004.

PROSPECTUS SUMMARY

     Advanced Viral Research Corp. was incorporated in Delaware in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose®. This drug was the forerunner of our current drug, “AVR118.” We believe AVR118 may be employed in the treatment of diseases and conditions such as:

•	Various conditions associated with cancer;

•	Cachexia, or body wasting, in patients with acquired immune deficiency syndrome (AIDS), and cancer;

•	Human immunodeficiency virus, or HIV, including AIDS as a combination therapy;

•	Human papilloma virus, or HPV; and

•	Rheumatoid arthritis.

     In November 2004 we submitted an Investigational New Drug (IND) application to the FDA to initiate a clinical development program for the systemic use of AVR118 in patients with advanced malignancies. On December 27, 2004, the FDA notified us that our IND application was allowed, and that we may proceed with our planned Phase II, multi-center study in the U.S. to examine the safety, tolerability and efficacy of AVR118 in patients with advanced cancer who are suffering from symptoms of progressive disease. Successful completion of this trial will then provide the platform to conduct further studies in patients with other complications of cancer.

     We recently completed a Phase I/II open-label, dose-escalation clinical trial in Israel of injectable AVR118 for cachectic patients with AIDS who may or may not be receiving anit-retroviral therapy or highly active and anti-retroviral therapy (HAART). Our objective for this study was to determine the safety and tolerance of AVR118. All 30 patients contemplated under the study protocol completed the study. The results of the first 23 patients all of whom have completed the full course of treatment of AVR118 were presented at the American Society of Clinical Oncology’s (ASCO) 40th Annual Meeting in June 2004. The results of an additional two patients with cancer cachexia (pancreatic cancer) were also presented at ASCO. Results from the patients on three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of the patients reported any serious side effects associated with AVR118 therapy.

     Since our incorporation in Delaware in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of September 30, 2004, we had incurred a cumulative net loss of approximately $62.1 million. Our ability to generate operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of AVR118. All of our research and development efforts have been devoted to the development of AVR118.

     Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.

     During 2002, our Board of Directors approved a plan to sell Advance Viral Research Ltd. (LTD), our Bahamian subsidiary which holds our Freeport, Bahama plant. The decision was based upon the completion of construction on our facility in Yonkers, New York capable of providing all functions previously provided by the Freeport, Bahamas plant. The assets of LTD have been classified on our Balance Sheet as of September 30, 2004 and December 31, 2003 as Assets held for Sale. LTD had no liabilities as of September 30, 2004, except inter-company payables that have been eliminated in consolidation. The operations for LTD have been classified in the Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001 as Loss from Discontinued Operations.

     In February 2004, we entered into an agreement with James Dicke II and James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of its common stock and warrants to purchase 15 million shares of its common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004.

     The independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2003 includes an emphasis paragraph regarding certain liquidity considerations. Note 2 to the Consolidated Financial Statements states that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements. We believe that cash flows from sales of securities and from current financing arrangements will be sufficient to fund our current operations. Although we may not be successful in doing so, we intend to continue to sell our securities in an attempt to mitigate the effects of our cash position. No assurance can be given that equity or debt financing, if and when required, will be available or that additional securities will be authorized beyond the current authorization of 1 billion shares of our common stock.

     Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number in Yonkers, New York is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.

THE OFFERING

     This offering relates to the sale of common stock by certain persons who are, or who are beneficially deemed to be, our stockholders. The selling stockholders consist of:

•	Cornell Capital Partners, L.P., which intends to sell up to 110,712,595 shares of our common stock, of which (i) 95,712,595 shares are issuable pursuant to an Equity Line of Credit Agreement between Advanced Viral and Cornell Capital, (ii) 15,000,000 are issuable upon the exercise of certain warrants.

•	Certain investors in private placements as more fully set forth on page 16, who intend to sell 55,708,650 shares of common stock, of which 14,758,375 shares are issuable upon the exercise of certain warrants.

•	Certain officers and employees of Advanced Viral as more fully set forth on pages 16-17, who intend to sell up to 61,862,705 shares of common stock issuable upon the exercise of certain stock options.

     Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $50 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the Over the Counter Bulletin Board for the five trading days immediately following the notice date. The amount of each advance is subject to a maximum of $500,000 per advance, with a minimum of seven trading days between advances. In addition, Cornell Capital shall retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below a minimum acceptable price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested. Cornell Capital intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the resale of shares of our common stock to be issued under the Equity Line of Credit, and shares of common stock underlying warrants issued to Cornell Capital to purchase 15,000,000 shares of our common stock.

     We have not registered the resale of a sufficient number of shares of common stock in this offering to fully draw down the $50 million available under the Equity Line of Credit. At an assumed offering price of $0.12 per share (a recent closing bid price), we would only be able to draw a total gross amount of $11,485,511 under the Equity Line of Credit using all of the 95,712,595 shares being registered in this offering. Based on an assumed offering price of $0.12 per share, we would need to issue 416,666,667 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. If the price of our common stock decreased to $0.08 per share we would need 625,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. Based on the 696,487,734 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of either $0.12 or $0.08 per share. To increase the number of authorized shares of our common stock, we would need to obtain stockholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit. Additionally, we would need to file another registration statement to cover any shares under the Equity Line of Credit other than the 95,712,595 being registered in this registration statement.

     We have engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Katalyst Securities LLC was paid a fee of 107,527 shares of our common stock, which were valued at $10,000 in consideration for placement agent services. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

COMMON STOCK OFFERED	228,226,220 shares

OFFERING PRICE	Market Price

COMMON STOCK OUTSTANDING PRIOR TO THIS OFFERING (1)	696,487,734 shares

COMMON STOCK OUTSTANDING AFTER THIS OFFERING (2)	883,974,409 shares

USE OF PROCEEDS	The shares of common stock offered pursuant to this prospectus are offered by the Selling Stockholders listed on page 21. Other than proceeds received from the sale of common stock to Cornell Capital under the Equity Line of Credit, which will be used for general working capital, we will not receive any proceeds from the sale of common stock by the selling stockholders. We will receive the cash proceeds, if any, from the exercise of warrants and options held by the selling stockholders. See “Use of Proceeds.”

RISK FACTORS	An investment in our common stock is highly speculative and involves a high degree of risk and immediate substantial dilution. You should read the “Risk Factors” and “Dilution” sections.

OTC BULLETIN BOARD SYMBOL	ADVR.OB

(1)	Represents the number of shares of common stock outstanding on December 21, 2004

(2)	Includes the shares issued or issuable to the selling stockholders in this offering, but excludes: (i) outstanding stock options to purchase an aggregate of approximately 86.4 million shares of common stock at an exercise prices ranging from $0.052 to $0.36, of which approximately 60.8 million are currently exercisable; (ii) outstanding warrants to purchase an aggregate of approximately 60.7 million shares of common stock at prices ranging from $0.091 to $1.00, all of which warrants are currently exercisable.

SUMMARY FINANCIAL DATA

     The following selected historical financial data as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 has been derived from our audited financial statements. The financial data as of and for the nine months ended September 30, 2004 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

SUMMARY STATEMENT OF OPERATIONS DATA

	9 MONTHS ENDED	YEAR ENDED DECEMBER 31,
	SEPTEMBER 30,		2002	2001	2000	1999
	2004	2003	RESTATED	RESTATED	RESTATED	RESTATED
Net revenues	$0	$0	$0	$17,601	$8,363	$10,953
Net loss	(5,226,975)	(7,816,811)	(9,321,065)	(11,086,567)	(8,816,192)	(6,323,431)
Net loss per common share	(0.01)	(0.02)	(0.02)	(0.03)	(0.02)	(0.02)
Weighted average # of shares	564,071,556	495,008,372	439,009,322	389,435,324	362,549,690	302,361,109

SUMMARY BALANCE SHEET DATA

		AS OF DECEMBER 31,
	AS OF		2002	2001	2000	1999
	SEPT 30, 2004	2003	RESTATED	RESTATED	RESTATED	RESTATED
Total assets	$8,752,766	$2,988,918	$4,946,029	$5,448,791	$8,808,714	$2,861,574
Total current liabilities	751,224	928,457	684,591	1,932,149	983,168	798,282
Long-term liabilities	0	1,427,946	1,621,212	74,568	163,013	4,676,652
Capital lease obligations – long-term portion	0	0	5,834	42,370	106,567	152,059
Notes payable-long-term portion	0	0	4,879	32,198	56,446	77,964
Stockholders’ (deficit) equity	8,001,542	352,515	1,756,326	3,442,074	7,662,533	(2,613,360)
Shares outstanding at period end	666,487,734	544,591,722	455,523,990	403,296,863	380,214,618	303,472,035
Cash dividends	—	—	—	—	—	—

SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected historical financial data as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from our audited financial statements. The financial data as of and for the nine months ended September 30, 2004 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

SELECTED STATEMENT OF OPERATIONS DATA

	9 MONTHS	YEAR ENDED DECEMBER 31,
	ENDED	2003	2002	2001	2000	1999
	SEPT 30, 2004	RESTATED	RESTATED	RESTATED	RESTATED	RESTATED
Revenues	$0	$0	$0	$17,601	$8,363	$10,953

Costs and Expenses:
Research and development	1,536,161	1,350,318	4,439,592	5,150,869	3,192,551	1,948,937
General and administrative	1,745,458	3,221,433	2,654,296	4,063,022	2,413,601	1,831,061
Compensation and other expense for options and warrants	5,784	605,788	883,762	1,048,108	1,901,927	195,375
Depreciation	612,764	922,024	977,746	511,216	346,227	230,785

Cost in connection with settlement of distribution agreement	687,005	0

	4,587,172	6,099,563	8,955,396	10,773,215	7,854,306	4,206,158

Loss from Operations	(4,587,172)	(6.099,563)	(8,955,396)	(10,755,614)	(7,845,943)	(4,195,205)

Other Income (Expense):
Interest income	72,159	12,785	27,659	113,812	161,832	42,744
Interest expense	(686,729)	(1,697,325)	(192,174)	116,849	(908,220)	(2,170,970)
Severance expense — former directors	—	—	—	(302,500)	—	—

	(614,570	(1,684,540)	(164,515)	(71,839)	(746,388)	(2,128,226)

Loss from continuing operations	(5,201,742)	(7,784,103)	(9,119,911)	(10,827,453)	(8,592,331)	(6,323,431)
Loss from discontinued operations	(25,233)	(32,708)	(201,154)	(259,114)	(223,861)	n/a

Net Loss	$(5,226,975)	$(7,816,811)	$(9,321,065)	$(11,086,567)	$(8,816,192)	$(6,323,431)

Net Loss Per Share of Common
Stock — Basic and Diluted
Continuing operations	$(0.01)	$(0.02	$(0.02)	$(0.03)	$(0.02)	$(0.02)
Discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)	n/a

Net Loss per share	$(0.01)	$(0.02	$(0.02	$(0.03)	$(0.02	$(0.02

Weighted Average Number of Common Shares Outstanding	564,071,556	495,008,372	439,009,322	389,435,324	362,549,690	302,361,109

See notes to consolidated financial statements.

SELECTED BALANCE SHEET DATA

		AS OF DECEMBER 31,
	AS OF		2002	2001	2000	1999
	SEPT 30, 2004	2003	RESTATED	RESTATED	RESTATED	RESTATED
ASSETS
Current Assets:
Cash and cash equivalents	$6,572,766	$270,936	$1,475,755	$1,499,809	$5,962,633	$836,876
Prepaid insurance	159,551	71,312	—	—	—	—
Assets held for sale	131,707	147,531	172,601	188,999	179,622	178,182
Inventory	—	—	—	—	19,729	19,729
Other current assets	10,550	4,108	121,895	63,162	34,804	59,734

Total current assets	6,874,574	493,887	1,770,251	1,751,970	6,196,788	1,094,521

Property and Equipment, Net	721,943	1,322,253	2,244,118	2,818,045	1,771,038	1,204,202
Patents and other assets	1,156,249	1,172,778	931,660	878,776	840,888	562,851

Total assets	$8,752,766	$2,988,918	$4,946,029	$5,448,791	$8,808,714	$2,861,574

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable and accrued liabilities	$591,047	$792,398	$554,707	$1,843,706	$902,961	$728,872
Current portion of capital lease obligation	158,865	120,487	104,719	64,197	58,690	50,315
Current portion of note payable	1,312	15,572	25,165	24,246	21,517	19,095

Total current liabilities	751,224	928,457	684,591	1,932,149	983,168	798,282
Long-Term Debt:
Convertible debentures, net	—	1,427,946	1,610,499	—	—	4,446,629
Capital lease obligation — long term portion	—	—	5,834	42,370	106,567	152,059
Note payable — long term portion	—	—	4,879	32,198	56,446	77,964

Total long-term debt	—	1,427,946	1,621,212	74,568	163,013	4,676,652

Common Stock Subscribed but not Issued	—	280,000	883,900	—	—	—
Stockholders’ Equity (Deficiency):
Common stock: 1,000,000,000 shares of $0.00001 par value authorized	6,665	5,446	4,555	4,033	3,802	3,034
Additional paid-in capital	70,136,894	57,262,111	51,141,177	43,877,955	36,349,629	17,255,858
Deficit accumulated during development stage	(62,142,017)	(56,915,042)	(49,098,231)	(39,777,166)	(28,690,599)	(19,874,407)
Discount on warrants	—	—	(291,175)	(662,748)	(299)	2,155

Total stockholders’ equity (deficiency)	8,001,542	352,515	1,756,326	3,442,074	7,662,533	(2,613,360)

Total liabilities and stockholders’ equity	$8,752,766	$2,988,918	$4,946,029	$5,448,791	$8,808,714	$2,861,574

Shares outstanding at period end	666,487,734	544,591,722	455,523,990	403,296,863	380,214,618	303,472,035

See notes to consolidated financial statements.

SUPPLEMENTARY FINANCIAL INFORMATION

     The following supplementary financial information has been derived from our unaudited financial statements for the quarterly periods in the years ended December 31, 2002 and 2003 and the quarterly periods ended March 31, June 30, and September 30, 2004.

	2004			2003
					Q3	Q2	Q1
	Q3	Q2	Q1	Q4	Restated	Restated	Restated
Net Sales	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Costs and Expenses	(1,243,628)	(1,219,238)	(2,124,306)	(1,458,845)	(1,392,299)	(1,563,995)	(1,684,424)
Net Loss	(1,226,515)	(1,209,016)	(2,791,444)	(2,214,898)	(2,153,153)	(1,678,834)	(1,769,926)
Loss Per Share	(0.00)	(0.00)	(0.01)	(0.02)	(0.00)	(0.00)	(0.00)

	2002
	Q4	Q3	Q2	Q1
	Restated	Restated	Restated	Restated
Net Sales	$0.0	$0.0	$0.0	$0.0
Costs and Expenses	(1,871,212)	(1,965,891)	(2,436,037)	(2,682,256)
Net Loss	(1,998,148)	(2,085,050)	(2,504,251)	(2,733,616)
Loss Per Share	(0.00)	(0.00)	(0.01)	(0.01)

CAPITALIZATION

     The following table sets forth as of September 30, 2004, Advanced Viral’s actual capitalization and pro forma capitalization as of December 21, 2004 after giving effect to the issuance of (i) 95,712,595 shares of common stock under the Equity Line of Credit; (ii) the issuance of 61,862,705 shares of common stock upon the exercise of certain stock options; and (iii) the issuance of 29,758,375 shares of common stock upon the exercise of certain warrants. This information assumes a purchase price under the Equity Line of Credit of $0.12 per share. This table should be read in conjunction with the information contained in “Management’s Discussion and Analysis Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	September 30, 2004
	Actual	Proforma (1)
Stockholders’ equity:
Common stock, $0.00001 par value, 1,000,000,000 authorized, 666,487,734 shares issued and outstanding as of September 30, 2004 and 788,261,814 shares outstanding Pro Forma as Adjusted (1)	$6,665	$8,840
Additional paid-in capital:	70,136,894	110,230,768
Accumulated deficit	(62,142,017)	(62,142,017)

Total stockholders’ equity	$8,001,542	$48,097,590

(1)	Does not include: (i) shares issuable pursuant to outstanding stock options to purchase an aggregate of approximately 86.4 million shares of common stock at exercise prices ranging from $0.052 to $0.36; and (ii) shares issuable pursuant to outstanding warrants to purchase an aggregate of approximately 60.7 million shares of common stock at prices ranging from $0.091 to $1.00.

RISK FACTORS

          We are subject to various risks which may materially harm our business, financial condition and results of operations. Before purchasing our shares of common stock, you should carefully consider the risks described below in addition to the other information in this prospectus. If any of these risks or uncertainties actually occur, our business, prospects, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS SPECIFIC TO ADVANCED VIRAL

1. WE HAVE INCURRED LOSSES SINCE OUR INCEPTION, HAVE NO PRODUCT REVENUE, AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FUTURE

     We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred net losses of $5,226,975 for the nine months ended September 30, 2004, and $7,816,811, $9,321,065 and $11,086,567 for the years ended December 31, 2003, 2002 and 2001, respectively. Our accumulated deficits were $62,142,017, $56,915,042 and $49,098,231 as of as of September 30, 2004, December 31, 2003 and December 31, 2002, respectively. We had stockholders’ equity of $8,001,542, $352,515 and $1,756,326 at September 30, 2004, December 31, 2003 and December 31, 2002, respectively.

     The only product revenues we have ever had are insignificant amounts related to our distribution of AVR118 for testing purposes. We do not currently have any source of product revenue. At this time, there is substantial risk that we will never generate operating revenues from the sale of AVR118. To succeed, AVR118 must be approved for sale in the United States or another industrially developed country. To the extent we have available financing, we intend to expend substantial resources to continue clinical trials for injectable AVR118. These research and development expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.

2. OUR INDEPENDENT ACCOUNTANTS HAVE ADDED AN EMPHASIS PARAGRAPH REGARDING CERTAIN LIQUIDITY CONSIDERATIONS TO THEIR REPORT ON OUR FINANCIAL STATEMENTS WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

     The independent certified public accountants’ report on our consolidated financial statements for the fiscal year ended December 31, 2003 includes an emphasis paragraph regarding certain liquidity considerations. Note 2 to the Consolidated Financial Statements states that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements. We believe that cash flows from sales of securities and from current financing arrangements will be sufficient to fund our current operations. Although we may not be successful in doing so, we intend to continue to sell our securities in an attempt to mitigate the effects of our cash position. No assurance can be given that equity or debt financing, if and when required, will be available or that additional securities will be authorized beyond the current authorization of 1 billion shares of our common stock.

3. OUR COMMON STOCK IS DEEMED TO BE “PENNY STOCK,” WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•	In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

4. OUR COMMON STOCK TRADES SPORADICALLY; THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE

     Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.

     From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

5. WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

     Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other pharmaceutical companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations will be materially adversely affected.

     Our success depends on the skills of certain key management and technical personnel, including Elma Hawkins, Ph.D., MBA, our President and Chief Executive Officer. The loss or unavailability to us of the services of Dr. Hawkins could materially harm our business and any potential earning capacity. We have entered into an employment agreement with Dr. Hawkins. We have obtained “key-man” insurance on the life of Dr. Hawkins in the amount of $5 million.

6. WE WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT

     We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. As a result, investors may have to sell their shares of common stock to realize their investment.

RISKS RELATING TO OUR INDUSTRY

7. IF WE DO NOT RAISE ADDITIONAL FUNDS, WE WILL NOT BE ABLE TO COMPLETE THE NECESSARY CLINICAL TRIALS TO COMPLETE DEVELOPMENT OF AVR118 AND WILL NOT BE ABLE TO SELL IT ANYWHERE

     AVR118 is the only product we are developing, we will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of AVR118 in humans before we submit an NDA.

     In November 2004 we submitted an IND application to the FDA to initiate a clinical development program for the systemic use of AVR118 in patients with advanced malignancies. On December 27, 2004, the FDA notified us that our IND application was allowed, and that we may proceed with our planned Phase II, multi-center study in the U.S. to examine the safety, tolerability and efficacy of AVR118 in patients with advanced cancer who are suffering from symptoms of progressive disease. Successful completion of this trial will then provide the platform to conduct further studies in patients with other complications of cancer.

     We recently completed a Phase I/II open-label, dose-escalation clinical trial in Israel of injectable AVR118 for cachectic patients with AIDS who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). Our objective for this study was to determine the safety and tolerance of AVR118. All 30 patients contemplated under the study protocol completed the study. The results of the first 23 patients all of whom have completed the full course of treatment of AVR118 were presented at the American Society of Clinical Oncology’s (ASCO) 40th Annual Meeting in June 2004. The results of an additional two patients with cancer cachexia (pancreatic cancer) were also presented at ASCO. Results from the patients on three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of the patients reported any serious side effects associated with AVR118 therapy.

     Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.

8. WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS, WHICH MAY OFFER ONLY LIMITED PROTECTION AGAINST POTENTIAL INFRINGEMENT; IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY RIGHTS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE HARMED

     Patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial costs and diversion of our efforts.

     To date, we have been issued or granted 12 U.S. patents, two Australian patents and one China patent for the use of AVR118. In addition, we currently have nine patent applications pending with the U.S. Patent Office and 18 foreign patent applications. We can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

     As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

     In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

9. CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR PROPRIETARY TECHNOLOGY MAY RESULT IN LIABILITY FOR DAMAGES OR STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

     The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with AVR118. Therefore, AVR118 and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties.

     We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

RISKS SPECIFIC TO THIS OFFERING

10. THE EXERCISE OF OUR OUTSTANDING CONVERTIBLE SECURITIES OR DRAW DOWNS UNDER OUR EQUITY LINE OF CREDIT COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

     On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital is entitled to a retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. We are registering 95,712,595 shares in this offering that may be issued under the Equity Line of Credit. No shares of common stock have been issued under the Equity Line of Credit to date.

     The sale of shares pursuant to the Equity Line of Credit and the issuance of shares of common stock pursuant to the exercise or conversion of outstanding warrants and stock options will have a dilutive impact on our stockholders. As a result, our net loss per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount available. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that, in addition to the 666,487,734 shares of our common stock outstanding as of September 30, 2004, we will issue 95,712,595 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.12 (a recent closing bid price), then new stockholders would experience dilution of $0.097 per share. Dilution per share at prices of $0.10, $0.08 and $0.06 per share would be $0.079, $0.062 and $0.044, respectively.

11. YOU MAY SUFFER SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED

     As of the date of this prospectus, we had outstanding stock options to purchase approximately 148.4 million shares of common stock and warrants to purchase approximately 90.4 million shares of common stock. Some of these equity equivalents include shares of common stock being registered in this offering. To the extent such options or warrants are exercised or converted, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

12. THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

13. THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 228,226,220 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

14. FUTURE SALES OF COMMON STOCK BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of the date of this prospectus, we have 696,487,734 shares of common stock outstanding. Up to 95,712,595 of the shares being registered in this offering underlie our Equity Line of Credit Agreement with Cornell Capital. Under the terms of the agreement, at our discretion, Cornell Capital is obligated to buy up to $500,000 worth of our common stock every seven days at a price equal to 100% of the lowest closing bid price during the five-day period subsequent to delivery by us of an advance notice. Assuming such lowest closing bid price is $0.12 on the day this registration statement becomes effective, and that we deliver an advance notice of purchase of $500,000 worth of our common stock, we would issue 4,166,667 shares of our common stock. Remaining shares would become outstanding as we continue to sell them under the Equity Line of Credit, with the number of shares dependent on the market price of our common stock at the time of the put. The number of shares to be issued upon each put is dependent on the stock price and cannot be determined exactly at this time.

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 696,487,734 shares of common stock outstanding as of the date of this prospectus, approximately 544.7 million shares are, or will be, freely tradable without restriction, unless held by our “affiliates.” The remaining 151.8 million shares of common stock held by existing stockholders are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

15. POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES

     There is a possibility that Advanced Viral may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Equity Line of Credit and a proposal may be required to be placed before the stockholders to facilitate an increase in the number of authorized shares within the next several years. Based on an assumed offering price of $0.12 per share, we would need to issue 416,666,667 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. If the price of our common stock decreased to $0.08 per shares, we would need 625,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. Based on the 696,487,734 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of either $0.12 or $0.08 per share. To increase the number of authorized shares of our common stock, we would need to obtain stockholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit. Additionally, we would need to file another registration statement to cover any shares under the Equity Line of Credit other than the 95,712,595 being registered in this registration statement.

16. THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

     In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if Advanced Viral has not performed in such a manner to show that the equity funds raised will be used to grow Advanced Viral. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Line of Credit, Advanced Viral may request numerous draw downs. Even if Advanced Viral uses the equity line to increase its business or invest in assets which are materially beneficial to Advanced Viral the opportunity exists for short sellers and others to contribute to the future decline of Advanced Viral’s stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

     It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Advanced Viral.

17. WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

     We are dependent on external financing to fund our operations. Our financing needs may require our use of the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $500,000 during any seven trading day period. In addition, based on an assumed offering price of $0.12, we will only be able to draw a total net amount of $10,826,236 under the Equity Line of Credit. This net amount will utilize all of the 95,712,595 shares of our common stock registered for the Equity Line of Credit under this Registration Statement.

18. WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

     In the event Cornell Capital holds more than 9.9% of our then-outstanding common stock, we will be unable to draw down on the Equity Line of Credit. In that event, if we are unable to obtain additional external funding or have not generated revenue, we could be forced to curtail or cease our operations.

FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of shares of common stock to Cornell Capital under the Equity Line of Credit, and upon the exercise of any outstanding options or warrants. The purchase price of the shares purchased by Cornell Capital under the Equity Line of Credit will be equal to 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the 5 trading days immediately following the notice date.

     For illustrative purposes, we have set forth below our intended use of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and a fee of 5% of the gross proceeds raised under the Equity Line of Credit, at an assumed price of $0.12 per share, using all 95,712,595 shares being registered for the Equity Line of Credit. There is no guarantee that we will receive any proceeds from this transaction. Any proceeds received upon exercise of outstanding options and warrants will be used for general working capital purposes.

GROSS PROCEEDS(1)	$11,485,511	(1)
NET PROCEEDS	$10,826,236
USE OF PROCEEDS:
Accounts payable	591,000
General Working Capital	10,235,236

TOTAL	$10,826,236

(1)	Based on an assumed price of $0.12, and assumed all of the 95,712,595 shares being registered in this offering were issued by Advanced Viral.

DETERMINATION OF OFFERING PRICE

     As this registration statement relates to shares of common stock that may be sold from time to time by certain stockholders, and not by Advanced Viral, we cannot determine the actual price at which shares of our common stock will be sold pursuant to this registration statement. As discussed more fully in the “Description of Securities to be Registered” section, Cornell Capital will obtain shares of our common stock under: (1) the Equity Line of Credit, at a price equal to 100% of the lowest closing bid price during the five consecutive trading days immediately following an advance notice date; and (2) under the warrants at a price of $0.091. While not determined by Advanced Viral, Advanced Viral believes that Cornell Capital, and the other selling stockholders, will sell shares of our common stock at the prevailing market price at the time of sale and that the market price will fluctuate during the time period in which the selling stockholders sell their shares of our common stock.

DILUTION

     The net tangible book value of our company as of September 30, 2004 was $6,933,010 or $0.0104 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Advanced Viral (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Advanced Viral, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.08 per share.

     If we assume that Advanced Viral had issued 95,712,595 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.12 per share (i.e., the maximum number of shares registered in this offering under the Equity Line of Credit), less retention fees of $574,276 and offering expenses of $85,000, our net tangible book value as of September 30, 2004 would have been $17,759,246 ($0.0233 per share. Note that at an offering price of $0.12 per share, Advanced Viral would receive gross proceeds of $11,485,511 or $38,514,489 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0129 per share and an immediate dilution to new stockholders of $0.0967 per share. The following table illustrates the per share dilution:

Assumed public offering price per share		$0.1200
Net tangible book value per share before this offering	$0.0104
Increase attributable to new investors	$0.0129

Net tangible book value per share after this offering		$0.0233

Dilution per share to new stockholders		$0.0967

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

		DILUTION PER
ASSUMED	NO. OF SHARES TO	SHARE TO NEW
OFFERING PRICE	BE ISSUED (1)	INVESTORS
$0.13	95,712,595	$0.1055
$0.12	95,712,595	$0.0967
$0.10	95,712,595	$0.0791
$0.08	95,712,595	$0.0615
$0.06	95,712,595	$0.0439

(1)	This represents the maximum number of shares of common stock that are currently being registered under the Equity Line of Credit in this offering.

SELLING STOCKHOLDERS

     The following table presents information regarding the beneficial ownership of the common stock as of the date hereof by each of the selling stockholders. The selling stockholders are categorized in groups based on their relationship to Advanced Viral. A description of each selling stockholder’s relationship to Advanced Viral and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock beneficially owned, except to the extent authority is shared by spouses under applicable law. The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.

Shares Acquired in Financing Transactions with
Cornell Capital, through Private Placements or Pursuant to the Exercise of Options

						Percentage
		Percentage Of			Shares	Of Shares
	Shares Beneficially	Outstanding Shares			Beneficially	Beneficially
	Owned Before	Beneficially Owned	Shares To Be Sold In The		Owned After	Owned After
Selling Stockholder	Offering	Before Offering(1)	Offering		Offering	Offering(1)
Cornell Capital Partners, L.P.	110,712,595	15.9%	110,712,595	(2)	—	—
AVIX, Inc.	573,750	*	468,750	(3)	105,000	*
Elliot Bauer	3,070,000	*	2,320,000	(3)	750,000	*
Michael Berman	1,515,991	*	1,000,000	(3)	515,991	*
Philip Brennan	1,537,500	*	500,000	(3)	1,037,500	*
Gene Cartwright	1,200,000	*	1,200,000	(3)	—	—
Henry E. & Dixie Cartwright	800,000	*	800,000	(3)	—	—
Dorothy Christofides	1,920,000	*	640,000	(3)	1,280,000	*
Frederick Cohen	160,000	*	160,000	(3)	—	—
Leonard Cohen	1,120,000	*	1,120,000	(3)	—	—
Todd & Lynda Cohen	800,000	*	800,000	(3)	—	—
Gerald Director	480,000	*	160,000	(3)	320,000	*
Charles Ernst	500,000	*	500,000	(3)	—	—
Eric Goldstein	468,750	*	250,000	(3)	218,750	*
Edward Gorkes	6,800,000	1.0%	5,000,000	(3)	1,800,000	*
Alan Halpert	320,000	*	320,000	(3)	—	—
Harbor View Group, Inc.	16,518,851	2.3%	1,184,000	(3)	15,334,851	2.2%
Barry L. Johnston TR	480,000	*	480,000	(3)	—	—
Ira Kent	160,000	*	160,000	(3)	—	—
Benjamin H. Kirsch	4,930,000	*	3,000,000	(3)	1,930,000	*
Russell Kuhn	11,402,726	1.6%	3,500,000	(3)	7,902,726	1.1%
Keith Leonard	1,000,000	*	1,000,000	(3)	—	—
Frederick Lutz	1,876,363	*	500,000	(3)	1,376,363	*
Lawrence J Pomerantz Trust	5,812,500	*	2,600,000	(3)	3,212,500	*
David Provence	500,000	*	500,000	(3)	—	—
Michael Rapf	93,750	*	93,750	(3)	—	—
Allen Ross	160,000	*	160,000	(3)	—	—
David Sass	1,000,000	*	1,000,000	(3)	—	—
Dean Skillman	1,000,000	*	1,000,000	(3)	—	—
Gerald Smallberg	320,000	*	320,000	(3)	—	—
Franklin Smith	625,000	*	500,000	(3)	125,000	*
Diego Vallone	15,625	*	15,625	(3)	—	—
Frank Vigliarolo	4,302,333	*	1,000,000	(3)	3,302,333	*
Eli Wilner	27,749,000	3.8%	4,150,000	(4)	23,599,000	3.3%
Shalom Z. Hirschman, MD	39,100,000	5.3%	39,100,000	(4)	—	—
Alan Gallanter	4,547,880	*	4,547,880	(4)	—	—
David Seligman	9,200,000	*	3,950,000	(4)	5,250,000	*
Nancy J. Van Sant	6,050,000	*	1,950,000	(4)	4,100,000	*
Roy S. Walzer	7,978,800	1.1%	2,578,800	(4)	5,400,000	*
Paul R. Bishop	123,151	*	123,151	(4)	—	—
Richard S. Kent, MD	431,271	*	431,271	(4)	—	—
Christopher Forbes	150,000	*	150,000	(4)	—	—
George P. Canellos, MD	500,000	*	500,000	(4)	—	—

						Percentage
		Percentage Of			Shares	Of Shares
	Shares Beneficially	Outstanding Shares			Beneficially	Beneficially
	Owned Before	Beneficially Owned	Shares To Be Sold In The		Owned After	Owned After
Selling Stockholder	Offering	Before Offering(1)	Offering		Offering	Offering(1)
Michael Harris, MD	500,000	*	500,000	(4)	—	—
James D’Olimpio, MD	500,000	*	500,000	(4)	—	—
Carol Armenti	434,103	*	434,103	(4)	—	—
Howard Young, MD	500,000	*	500,000	(4)	—	—
Sidney Pestka	500,000	*	500,000	(4)	—	—
Albert Reichmann	250,000	*	250,000	(4)	—	—
Jozef Straus, PhD, D.Sc. (Hon.)	187,500	*	187,500	(4)	—	—
Martin Bookman	215,000	*	25,000	(4)	190,000	*
Maribel De Diego	297,000	*	100,000	(4)	197,000	*
John Fisher	150,000	*	150,000	(4)	—	—
Maria Marino	530,000	*	30,000	(4)	500,000	*
Malcolm Santer	100,000	*	100,000	(4)	—	—
Andrew Szalkiewicz	155,000	*	155,000	(4)	—	—
		*		(4)		—
Peter Lunder	4,567,637	*	4,567,637	(4)	—	—
The Restated Revocable Living Trust of Justine Marie Simoni	4,631,202	*	4,631,202		—	—
James Dicke II	83,232,386	11.8%	15,149,956	(2,3,4)	68,082,430	9.6%

Total	374,755,664	39.2%	228,226,220		146,529,444	17.4%

Shares Outstanding After Offering (2,3,4)			883,974,409

*	Less than 1%.

(1)	Applicable percentage of ownership is based on 696,487,734 shares of common stock outstanding as of December 21, 2004, together with securities exercisable or convertible into shares of common stock within 60 days thereof, for each stockholder, but excluding: (i) outstanding stock options to purchase an aggregate of approximately 86.6 million shares of common stock at an exercise prices ranging from $0.052 to $0.36; and (ii) outstanding warrants to purchase an aggregate of approximately 60.7 million shares of common stock at prices ranging from $0.091 to $1.00. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 21, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	Represents the number of shares being registered under the Equity Line of Credit, and 15,000,000 shares of common stock issuable upon the exercise of certain warrants issued to Cornell Capital.

(3)	Includes an aggregate of 14,758,375 shares of common stock issuable upon the exercise of warrants with an exercise price of $0.12 per share, which expire five years from the date of issuance.

(4)	Includes an aggregate of 61,862,705 shares of common stock underlying stock options issued to certain directors, advisory board members, employees and others which have exercise prices ranging from $.12 to $.36 per share. See “Prospectus Summary — The Offering”.

     The following information contains a description of each selling stockholder’s relationship to Advanced Viral and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Advanced Viral, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CORNELL CAPITAL

     CORNELL CAPITAL PARTNERS, L.P. Cornell Capital is the investor under the Equity Line of Credit Agreement and a holder of warrants. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital acquired all shares being registered in this offering in financing transactions with Advanced Viral. On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay Advanced Viral 100% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital is entitled to a retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned, at our option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. We are registering 95,712,595 shares in this offering that may be issued under the Equity Line of Credit. In connection with a securities purchase agreement dated April 28, 2003, Cornell Capital received warrants to purchase 15,000,000 shares of common stock as a commitment fee on April 28, 2003. The exercise price of the warrants is $0.091 per share and they expire five years after their issuance. Cornell Capital may not exercise the warrants if such an exercise would cause Cornell Capital to beneficially own more than 9.99% of the outstanding shares of Advance Viral’s common stock, except within sixty days of the expiration of the warrants.

     There are certain risks related to sales by Cornell Capital, including the following:

•	Some of the shares issued to Cornell Capital will be issued at a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital is issued shares, the greater chance that Cornell Capital gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•	To the extent Cornell Capital sells shares of our common stock, the common stock price may decrease due to the additional shares in the market. Because Cornell Capital receives more shares of our common stock upon an advance under the Equity Line of Credit, as the price of our common stock decreases, a decrease in the price of our common stock could allow Cornell Capital to sell greater amounts of common stock. This could further depress the stock price.

•	The significant downward pressure on the price of the common stock as Cornell Capital sells material amounts of common stocks could encourage short sales by Cornell Capital or others. This could place further downward pressure on the price of the common stock.

     KATALYST SECURITIES LLC. Katalyst Securities LLC is an unaffiliated registered broker-dealer that was retained by us as placement agent. John Fitzpatrick, the President of Katalyst Securities, makes the investment decisions on behalf of Katalyst Securities LLC. For its services as placement agent in connection with the Equity Line of Credit, Katalyst Securities LLC received a fee of 107,527 shares of common stock, which were valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

SHARES ISSUED OR ISSUABLE IN FINANCING TRANSACTIONS WITH CERTAIN INVESTORS, UPON THE EXERCISE OF CERTAIN STOCK OPTIONS OR WARRANTS.

     In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 21,620,000 shares of our common stock and warrants to purchase up to 10,810,000 shares of our common stock, for an aggregate purchase price of $1,081,000, or $0.05 per share, pursuant to securities purchase agreements with certain purchasers. The warrants are exercisable at $0.10 per share. In connection with the agreements, we paid finders’ fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of (i) approximately $115,667 and (ii) warrants to purchase 2,378,200 shares of our common stock. All of the aforementioned warrants are exercisable at $0.10 per share, for a period of five years. As of the date hereof, none of such warrants had been exercised.

     From December 2002 through June 2003, pursuant to securities purchase agreements with various purchasers, we authorized the issuance of and sold 22,650,000 shares of our common stock and warrants to purchase up to 13,590,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,812,000. In connection with the agreement, we paid finders’ fees to Harbor View Group, AVIX, Inc. and Robert Nowinski consisting in the aggregate of (i) approximately $98,095 and (ii) warrants to purchase 1,246,500 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share, for a period of five years.

     During 2001 and 2002, we granted to certain directors, employees and advisory board members options to purchase an aggregate of 62,081,602 shares of common stock to at exercise prices ranging from $0.12 to $0.36 per share for a period of eight years from the date of issuance, in consideration for their service to Advanced Viral.

PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the five trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds from each advance received by us under the Equity Line of Credit. This 5% retainage is an underwriting discount. In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

     Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Advanced Viral’s stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Advanced Viral’s common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. In addition, we engaged Katalyst Securities LLC, a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. The offering expenses consist of: a SEC registration fee of $3,232.12 printing expenses of $10,000, accounting fees of $4,000, legal fees of $50,000 and miscellaneous expenses of $17,767.88. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit, and from the issuance of shares upon the exercise of warrants.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

DESCRIPTION OF SECURITIES TO BE REGISTERED

     The securities being registered are shares of Advanced Viral’s common stock. The holders of common stock:

•	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

•	entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

•	are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meeting of stockholders.

          Cornell Capital and Katalyst Securities acquired, or will be acquiring, their shares of Advanced Viral’s common stock as a result of financing transactions with Advanced Viral consummated on April 28, 2003. Pursuant to a securities purchase agreement dated April 28, 2003, Cornell Capital has received warrants to purchase 15,000,000 shares of Advanced Viral’s common stock. Cornell Capital also entered into an Equity Line of Credit with Advanced Viral, dated April 28, 2003, pursuant to which Cornell Capital agreed to purchase $50 million of Advanced Viral’s common stock. The warrants and Equity Line of Credit are more fully explained below.

WARRANTS

          The warrants to purchase 15,000,000 shares of our common stock have an exercise price of $0.091 per share. The warrants and expire five years after their issuance. Cornell Capital may not exercise the warrants if such an exercise would cause Cornell Capital to beneficially own more than 9.99% of the outstanding shares of Advance Viral’s common stock, except within sixty days of the expiration of the warrants.

EQUITY LINE OF CREDIT

     SUMMARY. On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below the Minimum Acceptable Price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested.

     In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration statement will be borne by us.

     EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven days. A closing will be held not less than six days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount, less the 5% Retainage.

     We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $50.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first. However, pursuant to the terms of the Equity Line of Credit, Advanced Viral may request advances for thirty-six (36) months if Advanced Viral files an amendment to an effective registration statement or files a new registration statement.

     The amount of each advance is subject to a maximum of $500,000 with a minimum of seven trading days between advances. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Cornell Capital may not own more than 9.9% of our outstanding common stock at any time.

     We would be permitted to make draws under the Equity Line of Credit as long as Cornell Capital’s beneficial ownership of our common stock was not more than 9.9%. However, a possibility exists that Cornell Capital may own more than 9.9% of Advanced Viral’s outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit.

     There is a possibility that Advanced Viral may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Equity Line of Credit and a proposal may be required to be placed before the stockholders to facilitate an increase in the number of authorized shares within the next several years. Based on an assumed offering price of $0.12 per share, we would need to issue 416,666,667 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. If the price of our common stock decreased to $0.08 per shares, we would need 625,000,000 shares of common stock to draw the entire $50 million available under the Equity Line of Credit. Based on the 696,487,734 shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of either $0.12 or $0.08 per share. To increase the number of authorized shares of our common stock, we would need to obtain stockholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit. Additionally, we would need to file another registration statement to cover any shares under the Equity Line of Credit other than the 95,712,595 being registered in this registration statement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued 95,712,595 shares to Cornell Capital, based on a recent price of $0.12 per share under the Equity Line of Credit, we would receive gross proceeds of $11,485,511 less estimated offering expenses of $85,000 and a retention of $574,276. These shares would represent approximately 12.1% of our outstanding common stock upon issuance.

     We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital will retain 5% from each advance. In addition, we issued 107,527 shares of common stock to Katalyst Securities LLC, an unaffiliated registered broker-dealer, as a placement agent fee, valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued and the net proceeds under the Equity Line of Credit at a recent price of $0.12 per share and 25%, 50% and 75% discounts to the recent price.

Purchase Price	$0.12	$0.09	$0.06	$0.03
No. of Shares(1):	95,712,595	95,712,595	95,712,595	95,712,595
Total Outstanding (2):	792,200,329	792,200,329	792,200,329	792,200,329
Percent Outstanding (3):	12.1%	12.1%	12.1%	12.1%
Net Cash to Advanced Viral	$10,826,236	$8,098,427	$5,370,618	$2,642,809

(1)	Represents the number of shares of common stock to be issued to Cornell Capital under the Equity Line of Credit at the prices set forth in the table and are being registered hereunder.

(2)	Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital under the Equity Line of Credit, not including shares issued under warrants or options.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

     Proceeds used under the Equity Line of Credit will be used in the manner set forth in the “Use of Proceeds” section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

LEGAL MATTERS

     The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Berman Rennert Vogel & Mandler, P.A., Miami, Florida.

EXPERTS

     The audited consolidated financial statements of Advanced Viral Research Corp. and its subsidiaries for the year ended December 31, 2003, December 31, 2002, and December 31, 2001, included in this prospectus and elsewhere in the registration statement have been audited by Rachlin Cohen & Holtz LLP, the independent registered public accounting fiirm as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to certain liquidity considerations as discussed in Note 3 to the financial statements. Rachlin Cohen & Holtz LLP, does not have any interests in Advanced Viral and has never been employed by Advanced Viral on a contingent basis.

DESCRIPTION OF BUSINESS

     Advanced Viral Research Corp. was incorporated in Delaware in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose®. This drug was the forerunner of our current drug, “AVR118.” We believe AVR118 may be employed in the treatment of diseases and conditions such as:

•	Various conditions associated with cancer;

•	Cachexia, or body wasting, in patients with acquired immune deficiency syndrome (AIDS), and cancer;

•	Human immunodeficiency virus, or HIV, including AIDS as a combination therapy;

•	Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer; and

•	Rheumatoid arthritis.

     Since 1962, when Reticulose was reclassified as a “new drug” by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose, and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Reticulose except in compliance with FDA rules and regulations, which may include approval by the FDA of a new drug application, or NDA. FDA approval of an NDA first requires clinical testing of AVR118 in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.

     In November 2004 we submitted an IND application to the FDA to initiate a clinical development program for the systemic use of AVR118 in patients with advanced malignancies. On December 27, 2004, the FDA notified us that our IND application was allowed, and that we may proceed with our planned Phase II, multi-center study in the U.S. to examine the safety, tolerability and efficacy of AVR118 in patients with advanced cancer who are suffering from symptoms of progressive disease. Successful completion of this trial will then provide the platform to conduct further studies in patients with other complications of cancer.

     We recently completed a Phase I/II open-label, dose-escalation clinical trial in Israel of injectable AVR118 for cachectic patients with AIDS who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). Our objective for this study was to determine the safety and tolerance of AVR118. All 30 patients contemplated under the study protocol completed the study. The results of the first 23 patients all of whom have completed the full course of treatment of AVR118 were presented at the American Society of Clinical Oncology’s (ASCO) 40th Annual Meeting in June 2004. The results of an additional two patients with cancer cachexia (pancreatic cancer) were also presented at ASCO. Results from the patients on three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of these patients reported any serious side effects associated with AVR118 therapy.

     Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.

     Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.

GOVERNMENT REGULATION

     The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as AVR118, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug, or IND, application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a new drug application, or NDA, to the FDA. No action can be taken to market AVR118, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.

     The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

     In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase 1 clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; Phase 2 clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and Phase 3 clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.

     An investigator’s brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.

     After the FDA allows the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

     When all clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

     Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug products made from the substance. NDA’s contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug’s intended uses.

     The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

     In February 1998, we contracted with GloboMax LLC to advise and assist us in our preparation of the IND that was filed with the FDA in July 2001 and cleared for Phase 1 trials in September 2001, and to otherwise guide us through the FDA process. During 2001 and 2002, GloboMax continued its project management services for the pre-clinical development and IND submission of AVR118 to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of AVR118. Expenses paid during 2001 and 2002 relating to the GloboMax agreement were approximately $3,587,000. Pursuant to the agreement with GloboMax, we were obligated to pay for services on an hourly basis, at prescribed rates. GloboMax LLC is no longer providing services to, or representing, Advanced Viral.

     It is possible that the clinical tests of AVR118 on humans will not be approved by the FDA for human clinical trials and that any tests previously conducted or to be conducted will not satisfy FDA requirements. It is also possible that the results of such human clinical trials, if performed, will not prove that AVR118 is safe or effective in the treatment of diseases, or that the FDA will not approve the sale of AVR118 in the United States if we submitted a proper NDA. It is not known at this time how extensive the Phase 2 and Phase 3 clinical trials will be, if they are conducted. The data generated may not show that the drug AVR118 is safe and effective, and even if the data shows that AVR118 is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

     In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of AVR118 for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country.

Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue.

RESEARCH, DEVELOPMENT AND TESTING

     For the period from inception (February 20, 1984) through September 30, 2004 we expended approximately $21,202,000 on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies.

     In November 2004 we submitted an IND application to the FDA to initiate a clinical development program for the systemic use of AVR118 in patients with advanced malignancies. On December 27, 2004, the FDA notified us that our IND application was allowed, and that we may proceed with our planned Phase II, multi-center study in the U.S. to examine the safety, tolerability and efficacy of AVR118 in patients with advanced cancer who are suffering from symptoms of progressive disease. Successful completion of this trial will then provide the platform to conduct further studies in patients with other complications of cancer.

     We recently completed a Phase I/II open-label, dose-escalation clinical trial in Israel of injectable AVR118 for cachectic patients with AIDS who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). Our objective for this study was to determine the safety and tolerance of AVR118. All 30 patients contemplated under the study protocol completed the study. The results of the first 23 patients all of whom have completed the full course of treatment of AVR118 were presented at the American Society of Clinical Oncology’s (ASCO) 40th Annual Meeting in June 2004. The results of an additional two patients with cancer cachexia (pancreatic cancer) were also presented at ASCO. Results from the patients on three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of the patients reported any serious side effects associated with AVR118 therapy.

     Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.

MATERIAL AGREEMENTS

     In March 2004 we entered into a Master Contract Services Agreement with MediVector, Inc. whereby MediVector shall process and analyze data and provide biopharmaceutical consulting services in connection with our ongoing studies and IND activities on a project by project basis. Through the date hereof, we have expensed and paid $556,000 since inception of the agreement.

     In March 2004, we entered into an agreement with Merchant-Taylor International, Inc. whereby Merchant-Taylor shall provide biopharmaceutical consulting services in connection with our ongoing studies and IND activities on a project by project basis. Through the date hereof, we have expensed and paid $98,000 since inception of the agreement.

SCIENTIFIC ADVISORY BOARD

     In January 2002, we formed a Scientific Advisory Board currently consisting of people with experience in oncology, hematology, women’s health and related fields for the purpose of having access to additional expertise and counsel to support the development of AVR118 in connection with the rigorous clinical trials required by the FDA’s regulatory approval process. The current members of the Scientific Advisory Board are:

     DR. GEORGE P. CANELLOS is the William Rosenberg Professor of Medicine at Harvard Medical School where he served as Chief of the Division of Medical Oncology for 20 years at the Dana-Farber Cancer Institute, and was Acting Clinical Director of the National Cancer Institute (NCI) and a member of the FDA’s Oncologic Drugs Advisory Committee. Dr. Canellos was also a past president of the American Society for Clinical Oncology and a former Editor-in-Chief of the Journal of Clinical Oncology. Dr. Canellos currently serves as Medical Director for Network Development, Dana-Farber/ Partners CancerCare and is on the senior staff at the Brigham and Women’s Hospital, Dana-Farber Cancer Institute and Massachusetts General Hospital.

     DR. MICHAEL HARRIS is Director of the Tomorrow’s Children’s Institute for Cancer and Blood Disorders, Chief of Pediatric Hematology-Oncology at the Hackensack University Medical Center and Professor of Pediatrics at the UMDNJ-New Jersey Medical School. Additionally, Dr. Harris is a member of the National Cancer Institute’s Special Review Committee where he is responsible for the review of Community Clinical Oncology Programs, and Associate Editor for Pediatric Oncology for the scientific journal Cancer Investigation. Dr. Harris previously served as Chief of Pediatric Hematology-Oncology at The Mt. Sinai Medical Center in New York City.

     DR. JAMES D’OLIMPIO is Director of the North Shore University Hospital’s Supportive Oncology and Palliative Care Service and is also Associate Professor of Medical Oncology at New York University’s School of Medicine. His research has focused on improving the quality of life of cancer patients, especially by reversing the wasting process (cachexia) associated with cancer, and in cancer treatment related fatigue syndrome. During 2002, we paid Dr. D’Olimpio approximately $18,000 for consulting services to us. We also retained Dr. D’Olimpio as our “spokesperson at large.” In this capacity, Dr. D’Olimpio is paid on an hourly basis to provide such services as requested, including representing Advanced Viral at industry-wide and scientific conferences. Dr. D’Olimpio billed us and was paid $15,158 for these services during 2004.

     DR. SIDNEY PESTKA, a recipient of the National Medal of Technology for 2001, is currently Professor and Chairman of the Department of Molecular Genetics, Microbiology and Immunology at New Jersey’s Robert Wood Johnson Medical School of the University of Medicine and Dentistry. Previously he was Associate Director of the Roche Institute of Molecular Biology. His work in the development of interferons, which are used clinically for treating a range of diseases, including hepatitis B, multiple sclerosis and hairy cell leukemia, is the basis of several U.S. and more than 100 foreign patents. Dr. Pestka was inducted into the New Jersey Inventor’s Hall of Fame in 1993. He has also received the Selman Waksman Award in Microbiology and the Milstein Award from the International Society for Interferon and Cytokine Research. He has served on the National Cancer Institute’s Breast Cancer Task Force, the Basic Pharmacology Advisory Committee of the Pharmaceutical Manufacturers Association Foundation and is secretary, and former President, of the International Society of Interferon Research. Dr. Pestka received his undergraduate degree in chemistry from Princeton University in 1957 and his medical degree from the University of Pennsylvania School of Medicine in 1961. Over the past 30 years, he has published several books and written more than 400 research articles for prestigious peer-reviewed scientific journals.

PATENTS

     Patent protection and trade secret protection are important to our business and our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. To date, we have been issued or granted 12 U.S. patents, two Australian patents and one China patent for the use of AVR118. In addition, we currently have nine patent applications pending with the U.S. Patent Office and 18 foreign patent applications.

     As patent applications in the United States are maintained in secrecy until published or patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that any patents will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

     In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of 20 years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Patent Act”), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application (“ANDA”) or a “505(b)(2)” New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law. In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

     The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with AVR118. Therefore, AVR118 and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO’s handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

MARKETING AND SALES

     Except for limited sales of AVR118 for testing and other purposes, AVR118 is not sold commercially anywhere in the world. To date, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have AVR118 sold commercially anywhere in the world. We previously entered into exclusive distribution agreements with four separate entities granting exclusive rights to distribute Reticulose in the countries of Canada, China, Japan, Hong Kong, Macao, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors were obligated to cause AVR118 to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of AVR118 to maintain the exclusive distribution rights. Our marketing plans for AVR118 are still dependent upon registration of AVR118 for sale in various jurisdictions. We have made no sales under the distribution agreements other than for testing purposes.

     During February 2004, we terminated the exclusive distribution agreement with DCT S.R.L. Pursuant to the agreement, DCT: (i) released any rights it may have had to distribute AVR118 in Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile, and (ii) released us from any and all obligations incurred in connection with testing and other services provided to us by DCT in Argentina, in consideration for a payment to DCT of $60,000 and the issuance to their affiliates of an aggregate of 5,000,000 warrants to purchase our common stock at $0.16 per share until February 2009. The warrant holders are subject to a lock up agreement pursuant to which such persons shall be restricted from selling more than 2,000,000 shares of our common stock in any six month period during the term of the warrants. In addition, the warrant holders have “piggyback” registration rights with respect to the resale of the shares of common stock underlying the warrants.

     To date we have received no information that would lead us to believe that we will be positioned to sell AVR118 commercially anywhere in the world, due to, among other reasons, the lack of financial resources to complete the necessary clinical trials.

     In November 2004 we submitted an IND application to the FDA to initiate a clinical development program for the systemic use of AVR118 in patients with advanced malignancies. On December 27, 2004, the FDA notified us that our IND application was allowed, and that we may proceed with our planned Phase II, multi-center study in the U.S. to examine the safety, tolerability and efficacy of AVR118 in patients with advanced cancer who are suffering from symptoms of progressive disease. Successful completion of this trial will then provide the platform to conduct further studies in patients with other complications of cancer.

     We recently completed a Phase I/II open-label, dose-escalation clinical trial in Israel of injectable AVR118 for cachectic patients with AIDS who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). Our objective for this study was to determine the safety and tolerance of AVR118. All 30 patients contemplated under the study protocol completed the study. The results of the first 23 patients all of whom have completed the full course of treatment of AVR118 were presented at the American Society of Clinical Oncology’s (ASCO) 40th Annual Meeting in June 2004. The results of an additional two patients with cancer cachexia (pancreatic cancer) were also presented at ASCO. Results from the patients on three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of the patients reported any serious side effects associated with AVR118 therapy.

     Until AVR118 is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors’ territories, we will not generate any material sales of AVR118. For the nine months ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, we reported no commercial sales except limited sales for testing purposes. AVR118 is not legally available for commercial sale anywhere in the world, except for testing purposes. See “—Research, Development and Testing.”

     We currently produce bulk clinical trial batches for AVR118 in our facility in Yonkers, New York under current Good Manufacturing Practices (cGMP) as set forth by the FDA. The FDA has not approved AVR118 for distribution or sale in the United States, nor has it approved our Yonkers, New York facility.

COMPETITION

     The pharmaceutical drug industry is highly competitive and rapidly changing. If we successfully develop AVR118, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with AVR118. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, other viruses, cachexia (body wasting), cancer and rheumatoid arthritis. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors’ products may be more effective, or more effectively marketed and sold, than AVR118. Competitive products may render AVR118 obsolete or noncompetitive before we can recover the expenses of developing and commercializing AVR118. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render AVR118 noncompetitive, obsolete or uneconomical. Many of our competitors:

•	have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products;

•	have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products; and

•	have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

     A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a “cocktail” in the United States. We believe AVR118 should be added to such cocktails in order to enhance their effectiveness and mitigate the toxic effects of other drugs used to treat HIV infections. Among the companies with significant commercial presence in the AIDS market is GlaxoSmithKline, Bristol-Myers Squibb, Hoffmann-La Roche, Gilead Pharmaceuticals and Merck & Co. Several products are currently marketed for the treatment of cachexia (body wasting) including Megace® oral suspension manufactured by Bristol-Myers Squibb and Serostim® (injectable human growth hormone) marketed by Serono Laboratories Inc. Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara®, a self-administered topical cream, for the treatment of HPV. AVR118, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. Products developed by our competitors or advances in other methods of the treatment of HPV may have a negative impact on the commercial viability of AVR118.

     Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex/Amgen Corp.’s product Enbrel, a biologic response modifier, was approved by the FDA in November 1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed Phase III trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn’s disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for AVR118 as a treatment for rheumatoid arthritis.

     Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

     If we successfully develop and obtain approval for AVR118, we will face competition based on the safety and effectiveness of AVR118, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors.

     Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business.

     If and when we obtain FDA approval for AVR118, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES

     We have nine full-time employees, consisting of our President and Chief Executive Officer, Chief Scientist, Acting Chief Financial Officer, one employee involved in operations, two employees responsible for quality assurance and quality control, a chief information officer and two administrative employees. Dr. Hawkins, who became our President and Chief Executive Officer effective February 18, 2004, Dr. Hirschman, our Chief Scientist, and Martin Bookman, our Acting Chief Financial Officer, each devote all of their business time to our day-to-day business operations. Eli Wilner, Secretary and Chairman of the Board of Directors, devotes as much time to his duties as is reasonably necessary. Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See “Management —Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

DESCRIPTION OF PROPERTY

     We lease approximately 16,650 square feet for executive offices, including research laboratory space and production area at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the “Yonkers Lease”). The term of the Yonkers Lease is five years through April 2005 and our annual rental obligation under the Yonkers Lease is approximately $290,000.

     The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of an approximate 29,000 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all topical phases of the testing, production, and packaging of bulk AVR118. We are currently attempting to sell the Bahamian facility. We are manufacturing AVR118 exclusively at our facility in Yonkers, New York.

LEGAL PROCEEDINGS

     We are not currently a party to any material litigation, nor to the knowledge of management, is any such litigation threatened.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

COMMON STOCK

     The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board. The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent years ended December 31, 2002 and 2003, and for 2004 to date. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Low Bid	High Bid
First Quarter 2002	$0.158	$0.285
Second Quarter 2002	0.096	0.300
Third Quarter 2002	0.112	0.220
Fourth Quarter 2002	0.065	0.119
First Quarter 2003	0.054	0.085
Second Quarter 2003	0.064	0.105
Third Quarter 2003	0.051	0.078
Fourth Quarter 2003	0.060	0.279
First Quarter 2004	0.1220	0.2000
Second Quarter 2004	0.1000	0.1610
Third Quarter 2004	0.0900	0.1400
Fourth Quarter through December 20, 2004	0.1000	0.1480

STOCKHOLDERS

     The approximate number of holders of record of our common stock as of December 21, 2004 is 3,445, inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

DIVIDEND POLICY

     We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

     The following information should be read in conjunction with the consolidated financial statements of Advanced Viral and the notes thereto appearing elsewhere in this filing. Statements in this Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this prospectus that are not statements of historical or current fact constitute “forward-looking statements.”

OVERVIEW

     Advanced Viral Research Corp. was incorporated in Delaware in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose®. This drug was the forerunner of our current drug, “AVR118.” We believe AVR118 may be employed in the treatment of diseases and conditions such as:

•	Conditions associated with cancer;

•	Cachexia, or body wasting, in patients with acquired immune deficiency syndrome (AIDS), and cancer;

•	Human immunodeficiency virus, or HIV, including AIDS as a combination therapy;

•	Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer; and

•	Rheumatoid arthritis.

     In November 2004 we submitted an IND application to the FDA to initiate a clinical development program for the systemic use of AVR118 in patients with advanced malignancies. On December 27, 2004, the FDA notified us that our IND application was allowed, and that we may proceed with our planned Phase II, multi-center study in the U.S. to examine the safety, tolerability and efficacy of AVR118 in patients with advanced cancer who are suffering from symptoms of progressive disease. Successful completion of this trial will then provide the platform to conduct further studies in patients with other complications of cancer.

     We recently completed a Phase I/II open-label, dose-escalation clinical trial in Israel of injectable AVR118 for cachectic patients with AIDS who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). Our objective for this study was to determine the safety and tolerance of AVR118. All 30 patients contemplated under the study protocol completed the study. The results of the first 23 patients all of whom have completed the full course of treatment of AVR118 were presented at the American Society of Clinical Oncology’s (ASCO) 40th Annual Meeting in June 2004. The results of an additional two patients with cancer cachexia (pancreatic cancer) were also presented at ASCO. Results from the patients on three different dose groups of AVR118 showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of the patients reported any serious side effects associated with AVR118 therapy.

     Since our incorporation in Delaware in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of September 30, 2004, we had incurred a cumulative net loss of approximately $62.1 million. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of AVR118. All of our research and development efforts have been devoted to the development of AVR118.

     Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.

     From inception of all the clinical studies in Israel, we have expensed approximately $2,195,000. The cost to complete the Phase 1/II study in Israel of AVR118 for cachectic patients with AIDS is estimated to be $78,000. In addition, we believe we will incur an additional $99,000 for expenses in the U.S. related to analyzing the data from the Phase I/II study in Israel as well as strategic consulting. Approximately $156,000 has been paid as of September 30, 2004 for data analysis and strategic consulting for the Israel study.

COSTS RELATING TO RESEARCH AND DEVELOPMENT EFFORTS
FROM JANUARY 2000 THROUGH SEPTEMBER 30, 2004

     The costs relating to our research and development efforts for the years 2000 through September 30, 2004 as well as the estimated costs for completion of research and development efforts that were commenced prior to or deferred as of September 30, 2004 are presented below.

			3 Months	9 Months
	Total		Ended	Ended	2000-	Estimated
	2000-2002	12/31/2003	09/30/04	09/30/04	9/30/04	Costs to	Grand
COST CATEGORY	Costs	Costs	Costs	Costs	To Date	Complete	Total
Hospital fees
Phase I (topical)	254,246	—	—	—	254,246	—	254,246
Phase I/II AIDS (Israel)	—	102,750	30,250	67,750	170,500	13,000	183,500
Phase I leukemia/lymphoma (Israel)	—	—		19,000	19,000	—	19,000
Phase I solid tumor (Israel)	—	—	8,000	8,000	8,000	—	8,000
Lab fees	500	61,729	6,728	45,316	107,545	13,000	120,545
Insurance cost	3,359	38,195	3,750	7,083	48,637	4,000	52,637

Total Clinical Fees	258,105	202,674	48,728	147,149	607,928	30,000	637,928

IND preparation/maintenance	103,713	—	82,305	82,305	186,018	112,000	298,018
CRO clinical trial management							—
Phase I (topical)	47,527	—	—	—	47,527	—	47,527
Phase I/II AIDS (Israel)	920,064	807,111	37,845	114,244	1,841,419	49,000	1,890,419
Argentina patient experiences	253,168	—	—	—	253,168	—	253,168
Data management & study reports	122,300	—	42,213	181,213	303,513	323,000	626,513
Clinical & Regulatory consulting	1,274,200	83,230	65,625	199,984	1,557,414	64,000	1,621,414

Total Clinical/Regulatory Operations	2,720,972	890,341	227,988	577,746	4,189,059	548,000	4,737,059

General lab supplies	1,030,006	—	4,269	13,441	1,043,447	5,000	1,048,447
Toxicology	197,135	—	—		197,135	—	197,135
Contracted R&D	562,106	55,262	—		617,368	—	617,368
Validation	705,249	—	—		705,249	—	705,249
Drug preparation and support	1,982,421	—	—		1,982,421	—	1,982,421
Salary & Facility allocations	5,317,974	175,219	265,371	796,853	6,290,046	265,000	6,555,046
R & D Travel Expenses	9,044	26,822		972	36,838	14,000	50,838

Total Preclinical Research & Development	9,803,935	257,303	269,640	811,266	10,872,504	284,000	11,156,504

Total Research And Development	12,783,012	1,350,318	546,356	1,536,161	15,669,491	862,000	16,531,491

     During 2002, the Board of Directors approved a plan to sell Advance Viral Research Ltd. (LTD), our Bahamian subsidiary which holds our Freeport, Bahamas plant. The decision was based upon the completion of construction on our facility in Yonkers, New York capable of providing all functions previously provided by the Freeport, Bahamas plant. The assets of LTD have been classified on our Balance Sheet as of September 30, 2004 and December 31, 2003 as Assets held for Sale. LTD had no liabilities as of September 30, 2004, except inter-company payables that have been eliminated in consolidation. The operations for LTD have been classified in the Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001 as Loss from Discontinued Operations.

     In February 2004, we entered into an agreement with James Dicke II and James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of its common stock and warrants to purchase 15 million shares of its common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004.

     The independent registered public accounting firm’s report on our consolidated financial statements for the fiscal year ended December 31, 2003 includes an emphasis paragraph regarding certain liquidity considerations. Note 2 to the Consolidated Financial Statements states that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of AVR118 required by the FDA, and, unless and until AVR118 is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of our securities, debt or equity financing for funds to meet our cash requirements. We believe that cash flows from sales of securities and from current financing arrangements will be sufficient to fund our current operations. Although we may not be successful in doing so, we intend to continue to sell our securities in an attempt to mitigate the effects of our cash position. No assurance can be given that equity or debt financing, if and when required, will be available or that additional securities will be authorized beyond the current authorization of 1 billion shares of our common stock.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 VS. SEPTEMBER 30, 2003

     For the nine months ended September 30, 2004, we incurred losses from continuing operations of approximately $5,202,000 vs. approximately $5,579,000 for the nine months ended September 30, 2003. Our losses were attributable primarily to:

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expenses increased for the nine months ended September 30, 2004 to approximately $1,536,000 vs. approximately $1,067,000 during the nine months ended September 30, 2003.

     During the nine months ended September 30, 2003, we reduced our research and development activities to include only research performed in Israel. As such, allocations for research and development related expenses for salaries, payroll taxes, rent and utilities at our headquarters in Yonkers, New York, were included in general and administrative expense, with the exception that approximately 30% of the expense relating to payroll and payroll taxes in 2003 for Dr. Hirschman, our Chief Scientific Officer and our Chief Executive Officer until August 2003. Therefore, approximately $81,000 was allocated to research and development for the nine months ended September 30, 2003.

     During the nine months ended September 30, 2004, we conducted certain research and development activities at our Yonkers, New York, facility and accordingly allocated to research and development expense approximately $797,000 (consisting of salaries, payroll taxes, rent and utilities) of our expenses at our headquarters in Yonkers, New York. The remaining expenses for salaries, payroll taxes, rent and utilities of approximately $650,000 were allocated to general and administrative expense.

     The change in research and development expenses primarily resulted from:

•	allocation of research and development expenditures relating to salaries, payroll taxes and benefits were approximately $656,000 for the nine months ended September 30, 2004 vs. approximately $81,000 for the nine months ended September 30, 2003. Approximately $141,000 for rent and utilities was allocated to research and development expense during the nine months ended September 30, 2004 with no corresponding amounts allocated to research and development expense for the nine months ended September 30, 2003;

•	expenditures in connection with clinical fees were approximately $147,000 for the nine months ended September 30, 2004 vs. approximately $114,000 for the nine months ended September 30 2003. The increase was primarily attributable to costs at Kaplan and Rabin Medical Centers (clinical sites in Israel) and laboratory testing, offset by lower insurance premiums;

•	expenditures in connection with clinical and regulatory activities were approximately $578,000 for the nine months ended September 30, 2004 vs. approximately $796,000 for the nine months ended September 30, 2003. The decrease was primarily attributable to lower contract research organization costs (CRO) for EnviroGene and Quintiles Israel, Ltd., offset by data management costs and clinical and regulatory consulting costs; and

•	expenditures for laboratory supplies were approximately $13,000 for the nine months ended September 30, 2004. Expenditures for laboratory supplies of approximately $20,000 for the nine months ended September 30, 2003 were allocated to general and administrative expense. Research and development expenses before allocations were approximately $739,000 for the nine months ended September 30, 2004 vs. approximately $986,000 during the nine months ended September 30, 2003.

     Research and development expenses before allocations decreased by approximately $247,000 for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003. Expenses for the Israeli studies decreased by approximately $624,000 for the nine months ended September 30, 2004 compared to the nine months September 30, 2003 due to lower consulting costs. Expenses for consulting in the United States for product development increased by approximately $438,000. for the nine months ended September 30, 2004 compared to the nine months September 30, 2003.

     GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense decreased to approximately $1,745,000 for the nine months ended September 30, 2004 from approximately $2,542,000 for the nine months ended September 30, 2003. The decrease in general and administrative expenses primarily resulted from:

•	decreased professional fees of approximately $213,000 for the nine months ended September 30, 2004 vs. approximately $689,000 for the nine months ended September 30, 2003, which decrease was primarily attributable to certain legal fees for litigation which were approximately $0 for the nine months ended September 30, 2004 vs. approximately $302,000 for the nine months ended September 30, 2003;

•	decreased payroll and related expenses of approximately $470,000 for the nine months ended September 30, 2004 vs. approximately $797,000 for the nine months ended September 30, 2003, which decrease is attributable to allocating a higher portion of total salaries and benefits as research and development expense during the nine months ended September 30, 2004. For the nine months ended September 30, 2004, approximately $656,000 of salaries and benefits were allocated as research and development expense vs. approximately $81,000 for the nine months ended September 30, 2003. For the nine months ended September 30, 2004 salaries and benefits were allocated based on each employee’s job responsibility while in 2003, only Dr. Hirschman who was our Chief Scientific Officer and our Chief Executive Officer until August 2003, allocated approximately 30% of his time to research and development of our clinical trials. Payroll and payroll taxes for the nine months ended September 30, 2004 before allocation to research and development expense was approximately $1,126,000. Payroll and payroll taxes for the nine months ended September 30, 2003 before allocation to research and development expense was approximately $877,000. Before allocation to research and development, payroll, payroll taxes and facility costs were approximately $1,447,000 for the nine months ended September 30, 2004. Before allocation to research and development, payroll, payroll taxes and facility costs were approximately $1,225,000 for the nine months ended September 30, 2003. Total salaries and benefits for the nine months ended September 30, 2004 increased by approximately $249,000 which increase is attributable to the engagement of Dr. Hawkins as our new President and Chief Executive Officer, including a signing bonus of $50,000 paid to Dr. Hawkins in February 2004; and

•	decreased rent and utility expenses of approximately $180,000 for the nine months ended September 30, 2004 vs. approximately $347,000 for the nine months ended September 30, 2003, which decrease is attributable to the allocation of rent and utilities to research and development expense from general and administrative expense. For the nine months ended September 30, 2003, all rent and utilities expenses were recorded as general and administrative expense. Rent and utility expenses for the nine months ended September 30, 2004 before allocation to research and development expense was approximately $321,000. Rent and utility expenses for the nine months ended September 30, 2003 before allocation to research and development expense was approximately $347,000.

     General and administrative expenses before allocations changed to approximately $2,542,000 for the nine months ended September 30, 2004 vs. approximately $2,623,000 for the nine months ended September 30, 2003. The decrease for the nine months ended September 30, 2004 is primarily attributable to lower consulting and legal expenses.

     COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense for the nine months ended September 30, 2004 was $5,784. In August 2004, we issued an option to a non-employee for services with a fair value of approximately $5,784 using the Black-Scholes Pricing Model vs. approximately $329,000 for the nine months ended September 30, 2003, which amounts are based on the fair value of options or warrants. For the nine months ended September 30, 2003 we had compensation expense of approximately $70,000 based on the fair value of options granted to members of our advisory board using the Black-Scholes Pricing Model and amortized $255,000 in warrant costs relating to a private equity line of credit. In May 2003, we issued an option to a non-employee for services with a fair value of approximately $4,000 using the Black-Scholes Pricing Model.

     DEPRECIATION EXPENSE. Depreciation expense decreased to approximately $613,000 for the nine months ended September 30, 2004 from $703,000 for the nine months ended September 30, 2003 due to assets acquired in prior years that were fully depreciated in 2004.

     COST IN CONNECTION WITH SETTLEMENT OF DISTRIBUTION AGREEMENT. Under the terms of a termination and release agreement with DCT, warrants for five million shares of our common stock were issued. The fair value of these warrants was estimated to be approximately $687,000.

     INTEREST INCOME (EXPENSE). Interest income increased to approximately $72,000 for the nine months ended September 30, 2004 vs. approximately $11,000 for the nine months ended September 30, 2003 due to fluctuating cash balances invested in money market accounts. Our decrease in losses during the nine months ended September 30, 2004 were also due to decreased interest expense of approximately $687,000 for the nine months ended September 30, 2004 vs. approximately $949,000 for the nine months ended September 30, 2003. Included in the interest expense are:

	9 Months Ended September 30,
INTEREST EXPENSE	2004	2003	Increase (Decrease)
Beneficial conversion feature convertible debt	$431,000	$417,000	$14,000
Interest expense convertible debt	17,000	75,000	(58,000)
Amortization of discount on certain warrants	—	327,000	(327,000)
Amortization of loan costs	232,000	116,000	116,000
Miscellaneous interest expense	7,000	14,000	(7,000)

Total interest expense	$687,000	$949,000	(262,000)

     LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the nine months ended September 30, 2004 were approximately $(5,202,000) vs. approximately $(5,579,000) for the nine months ended September 30, 2003. The decrease for the nine months ended September 30, 2004 versus 2003 resulted primarily from a decrease in legal , consulting and compensation expense relating to the issuance of options offset by the cost in connection with the termination of a distribution agreement.

     LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the nine months ended September 30, 2004 were approximately $(25,000) vs. approximately $(23,000) for the nine months ended September 30, 2003, which losses resulted from our 99% owned Bahamian subsidiary, Advance Viral Research Ltd. held for sale. During 2002, our Board of Directors approved a plan to sell Advance Viral Research Ltd. (“AVR Ltd.”), our Bahamian subsidiary. The assets of AVR Ltd. have been classified on our Consolidated Balance Sheet at September 30, 2004 and December 31, 2003 as Assets held for Sale. AVR Ltd. had no liabilities as of September 30, 2004 and December 31, 2003, except inter-company payables which have been eliminated in consolidation. The operations for AVR Ltd. have been classified in the Consolidated Statements of Operations for the nine months ended September 30, 2004 and 2003 as Loss from Discontinued Operations.

     REVENUES. We had no revenues for the nine months ended September 30, 2004 or September 30, 2003.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

     During the years ended December 31, 2003 and 2002 we incurred losses from continuing operations of approximately $7,784,000 and $9,120,000, respectively. Our losses for the years ended December 31, 2003 and 2002 were attributable primarily to:

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $1,350,000 in 2003 compared to $4,440,000 in 2002. Research and development expenses decreased by approximately $3,090,000 in 2003 vs. 2002. The decrease in research and development expenses resulted from:

•	allocation of research and development expenditures relating to salaries and benefits, excluding Dr. Hirschman, were approximately $0 and $1,618,000 for the years ended 2003 and 2002, respectively. Due to a reduction in staff at the end of 2002 no salaries and benefits were allocated to research and development in 2003 with the exception of Dr. Hirschman. Dr. Hirschman’s salary and benefits allocated to research and development were approximately $175,000 and $187,000 for 2003 and 2002, respectively. We allocated Dr. Hirschman’s’ salary in accordance with his time spent on research and development activities. For the year ended December 31, 2002 we allocated 50% of his salary and benefits to research and development and 50% to general and administrative expenses. During the nine months ended September 30, 2003, we allocated 30% of his salary and benefits to research and development and 70% to general and administrative expenses. During the three months ended December 31, 2003, we allocated 100% of his salary and benefits to research and development as a result of his resignation during August 2003 as Chief Executive Officer and Chief Scientific Officer to assume his new responsibilities as chief scientist.

•	decrease in research and development expenditures relating to our GloboMax agreement in connection with the preparation of our first IND filing of approximately $0 and $904,000 for the years ending 2003 and 2002, respectively;

•	decrease in laboratory supplies of approximately $0 and $295,000 for the years ending 2003 and 2002, respectively, offset by an increase in consulting expenses of approximately $96,000 and $82,000 for the years ending 2003 and 2002. In 2003 we signed consulting agreements for research and development purposes with Oxford Pharmaceuticals ($80,000) and our consultant retained in Israel ($16,000). In 2002 we signed consulting agreements with Keystone Validation Group ($66,000) for equipment validation services and various other consultants providing services to Advanced Viral for research and development purposes ($16,000).

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $3,221,000 and $2,654,000 in 2003 and 2002, respectively. General and administrative expenses increased by approximately $567,000 in 2003 vs.2002, resulting primarily from:

•	increased payroll and related expenses, approximately $989,000 in 2003 vs. $866,000 in 2002. The increase in 2003 relates to the allocation of employee salaries and benefits from research and development functions to general and administrative functions. For the year ended December 31, 2003 all salaries and benefits were recorded as general and administrative expenses with the exception of Dr. Hirschman, who was our Chief Scientific Officer and our Chief Executive Officer until August 2003, and we allocated approximately 70% of his salary and benefits (for the period January through September 2003) and 0% of his salary and benefits (for the period October through December 2003) to general and administrative expenses. Approximately $189,000 and $180,000 of his salary and benefits has been allocated to general and administration in 2003 and 2002, respectively.

•	decreased benefit and insurance costs of approximately $456,000 in 2003 vs. $564,000 in 2002. The decrease in 2003 was attributed to lower benefit costs (due to a reduction in staff at the end of 2002) offset by higher insurance premiums.

•	increase in professional fees of approximately $815,000 in 2003 vs. $501,000 in 2002. The increase in costs in 2003 as compared to 2002 was due to attorneys fees related to our litigation, the cost of which was $257,000 in 2003 vs. $44,000 in 2002; and

•	increase consulting costs in 2003 of $157,000 vs. $0 in 2002 for consultants retained by us for fund raising initiatives.

     COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $606,000 in 2003, compared to $884,000 in 2002. Compensation expense includes an adjustment to restate our financial statements for the years ended 2002 of approximately $129,000. Compensation expense before this restatement was approximately $755,000 for the year ended 2002. Included in compensation expense for these periods was:

•	the calculation of the fair value of extending the expiration dates of non-employee options outstanding of approximately $178,000 and $691,000 for 2002. The restatement had no effect on this expense; and

•	the issuance of options to our Scientific Advisory Board resulting in compensation expense of $347,000 and $108,000 for the years ending 2003 and 2002, respectively. Compensation expense includes an adjustment to restate our financial statements for the year ended 2002 of approximately ($279,000). Compensation expense before this restatement was approximately $387,000; and

•	the fair value of warrants issued in consideration for terminating a contract resulting in our recording compensation expense of $191,000 in 2002. The restatement had no effect on this expense; and

•	the fair value of warrants issued for our 2001 equity line of credit with Cornell Capital Partners of $255,000 and $408,000 for the years ending 2003 and 2002. Compensation expense includes an adjustment to restate our financial statements for the year ended 2002 of approximately $408,000. Compensation expense before this restatement was $0 for the years ended 2002.

     DEPRECIATION EXPENSE. Depreciation expense was approximately $922,000 in 2003 compared to $978,000 in 2002, respectively. The decrease in 2003 over 2002 resulted from equipment which was fully depreciated during 2003.

     INTEREST EXPENSE. Interest expense for the years ended 2003 and 2002 was approximately $1,697,000 and $192,000. Interest expense includes an adjustment to restate our financial statements for 2002 of approximately $1,150,000. Interest expense before this restatement was $1,342,000 for 2002. Included in interest expense for these periods was:

•	the beneficial conversion feature on convertible debentures of approximately $809,000 and $89,000 for the years ending 2003 and 2002, respectively. Before restatement this expense for 2002 was approximately $37,000; and

•	amortization of warrant costs associated with convertible debentures of approximately $517,000 and $0 for the years ending 2003 and 2002, respectively. In 2002 the expense before restatement was approximately $1,102,000; and

•	amortization of loan costs relating to the issuance of convertible debentures of approximately $253,000 and $34,000 for the years ending 2003 and 2002, respectively. Our restatement had no effect on this expense; and

•	interest expense associated with convertible debentures of approximately $101,000 and $43,000 for the years ending 2003 and 2002, respectively. Our restatement had no effect on this expense.

     LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2003, 2002 was approximately $7,784,000 and $9,120,000. The decrease from 2003 to 2002 resulted primarily from a reduction in research and development expenses due to a reduction in personnel during 2002 from 33 to 10 employees and limiting our research and development efforts to one clinical trial in Israel.

     The financial statements for the years ended December 31, 2002 and 2001 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and our advisory board. The restatement resulted in income which reduced the previously reported net loss for 2002 and 2001 by approximately $1,021,000 and $629,000, respectively. As a result of this restatement interest expense and compensation and other expense for options and warrants were adjusted as follows: Interest expense was reduced from approximately $1,342,000 and $869,000 to approximately $192,000 and ($117,000) for the years ended 2002 and 2001, respectively. Compensation and other expense for options and warrants expense increased from approximately $755,000 and $691,000 to approximately $884,000 and $1,048,000 for the years ended 2002 and 2001, respectively.

     LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2003 and 2002 were approximately $33,000 and $201,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research, Ltd.

     REVENUES. There were approximately $0 and $0 in sales revenue in 2003 and 2002, respectively.

     INTEREST INCOME. Interest income was approximately $13,000 and $28,000 in 2003 and 2002, respectively, resulting from our cash balances invested in money market and overnight banking obligations.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

     The accompanying financial statements for the years ended December 31, 2002 and 2001 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and our advisory board. The restatement resulted in income which reduced the previously reported net loss for 2002 and 2001 by approximately $1,021,000 and $629,000, respectively.

     Basic and diluted net loss per common share on operations remained the same for the years ended December 31, 2002 and 2001. Our deficit accumulated during the development stage was reduced by $2,039,574 and $1,018,304 at December 31, 2002 and 2001, respectively. The restatement did not impact our net cash in investing and financing activities and net cash used in operating activities remained unchanged However, certain components within operating activities consisting of amortization of deferred interest cost, discount on warrants and compensation expense for options and warrants, were restated.

     During the years ended December 31, 2002 and 2001 we incurred losses from continuing operations of approximately $9,120,000 and $10,827,000, respectively. Our losses for the years ended December 31, 2002 and 2001 were attributable primarily to:

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $2,654,000 and $4,063,000 in 2002 and 2001, respectively. General and administrative expenses decreased by approximately $1,409,000 in 2002 compared to 2001, resulting primarily from:

•	decreased payroll and related expenses (approximately $866,000 in 2002 compared to increases of $1,039,000 in 2001). The decrease in 2002 was primarily attributable to a reduction in personnel from 33 to 10 employees as a cost cutting measure;

•	increased insurance costs (approximately $564,000 in 2002 compared to $412,000 in 2001) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

•	decreased professional fees (approximately $501,000 in 2002 compared to $1,431,000 in 2001); and

•	decreased consulting fees (approximately $34,000 in 2002 compared to $212,000 in 2001). This decrease is primarily due to lower outside computer consultant costs; and

•	decreased recruiting expenses (approximately $7,000 in 2002 compared to $135,000 in 2001). The 2001 expense was for the hiring of new employees.

     COMPENSATION AND OTHER EXPENSE FOR OPTIONS AND WARRANTS. Compensation expense was approximately $884,000 in 2002, compared to $1,048,000 in 2001 and $1,902,000 in 2000. These amounts are the result of the calculation of the fair value of options, using the Black-Scholes Pricing Model, resulting from extending the exercise date of various non-employee options outstanding of $476,000, $691,000 and $1,902,000 in 2000, respectively, and the amortization of warrant costs relating to private equity line of credit issued in 2001 using the Black-Scholes Pricing Model of $408,000 and $357,000, respectively.

     RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $4,440,000 in 2002, compared to $5,151,000 in 2001. The decrease from 2001 to 2002 resulted primarily from research expenses (approximately $1,778,000) relating to the GloboMax agreement in connection with the preparation of our first IND filing and offset by an increase of approximately $749,000 for research expenditures relating to research and testing of AVR118 in Israel. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with research and development activities at the Yonkers facility for the years ended 2002 and 2001, which were charged to research and development expense, were $2,467,000 and $2,230,000, respectively.

     DEPRECIATION EXPENSE. Depreciation expense was approximately $978,000 in 2002 compared to $511,000 in 2001. In addition, leasehold improvements were made to the laboratory and production areas during 2002 and 2001. The increase in 2002 over 2001 resulted from equipment and leasehold improvements acquired during 2002 and full year’s depreciation expense recorded in 2002 for 2001 additions.

     INTEREST EXPENSE. Interest expense for the years ended 2002 and 2001 was approximately $(192,000) and $117,000, respectively. Included in interest expense for these periods was:

•	the beneficial conversion feature on certain convertible debentures of approximately $89,000 and $0 for the years ended 2002 and 2001, respectively;

•	interest expense associated with certain convertible debentures of approximately $43,000 and $0 for the years ended 2002 and 2001, respectively;

•	amortization of loan costs of approximately $34,000 and $15,000 for the years ended 2002 and 2001, respectively;

•	additional financing costs related to effective date of certain registration statements of approximately $286,000 in 1999 (of which approximately $156,000 was reversed in 2001).

     SEVERANCE EXPENSE. Severance expense for the year ended December 31, 2001 was approximately $303,000, paid under severance agreements entered into between the retiring directors and Advanced Viral.

     LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2002 and 2001 was approximately $9,120,000 and $10,827,000, respectively. The decrease from 2002 to 2001 resulted primarily from a reduction in general and administrative expenses due to a reduction in legal fees due to the settlement of litigation during 2001 and a reduction of personnel during 2002 from 33 to 10 employees.

     LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2002 and 2001 was approximately $201,000 and $259,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research Ltd.

     REVENUES. There were approximately $0 and $18,000 in sales revenue in 2002 and 2001, respectively. All sales revenue resulted from purchases of AVR118 for testing purposes.

     INTEREST INCOME. Interest income was approximately $28,000 and $114,000 in 2002 and 2001, respectively.

LIQUIDITY

AS OF SEPTEMBER 30, 2004

     As of September 30, 2004, we had current assets of approximately $6,875,000 compared to approximately $494,000 as of December 31, 2003. We had total assets of approximately $8,753,000 and $2,989,000 at September 30, 2004 and December 31, 2003, respectively. The increase in current and total assets was primarily attributable to cash on hand resulting from the proceeds from the issuance of convertible debentures and sale of common stock. As of September 30, 2004, we had current liabilities of approximately $751,000 compared to approximately $928,000 as of December 31, 2003. The decrease in current liabilities was primarily attributable to funds available to pay our accounts payable.

     During the nine months ended September 30, 2004, we used cash of approximately $3,599,000 for operating activities, as compared to approximately $3,419,000 during the nine months ended September 30, 2003. During the nine months ended September 30, 2004, our expenses included:

•	approximately $1,126,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

•	approximately $233,000 for other professional and consulting fees;

•	approximately $366,000 for insurance costs;

•	approximately $321,000 for rent and utilities for our Yonkers facility;

•	approximately $739,000 for expenditures for AVR118 research and

•	approximately $117,000 recruiting costs.

     During the nine months ended September 30, 2004, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock issued of approximately $9,028,000, the issuance of convertible debentures of $900,000, offset by the return of a $14,000 grant.

     In May 2003, we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.085 through February 2004 for outside services rendered in connection with the maintenance of our facility in the Bahamas from March 2003 through February 2004. In February 2004, this option was exercised for a total of $8,500.

     On April 28, 2003, we entered into an Equity Line of Credit with Cornell Capital. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 100% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital will retain 5% of each advance under the Equity Line of Credit. Our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a minimum acceptable price, set by us on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of our common stock the day prior to the notice date. For each day during the five days after the notice date that the closing bid price for our common stock is below the minimum acceptable price, the amount of the advance shall decrease by twenty percent (20%) of the amount requested. In addition, we engaged Katalyst Securities LLC, an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000.

     During January 2004, we received an additional $1 million from Cornell Capital Partners under its April 28, 2003 agreement in consideration for our issuance of a 5% convertible debenture, which was later converted during February 2004 into 12,558,219 shares of our common stock.

     On February 5, 2004, we entered into an agreement with James Dicke II and James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004.

     In 2000, we adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $11,000 in 2003 and $13,000 in 2004. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. At December 31, 2002, we accrued $40,675 to fund the 401(k) plan representing our matching contribution for the plan year 2002. In 2003, we purchased $40,675 of common stock in the open market at prevailing market prices to satisfy our 2002 matching contribution obligations. In March 2003, we amended the terms of our 401(k) plan to terminate the obligation to make matching contributions.

     We have no off-balance sheet transactions. The following table shows total contractual payment obligations as of September 30, 2004 but does not include any amounts for estimated costs to complete research and development efforts. See table at page 27.

TOTAL CONTRACTUAL OBLIGATIONS TABLE:

	Payments due by period
		Less than			More than
Contractual obligations	Total	1 year	1-3 years	3-5 years	5 years
Long-term debt obligations	$0	$0	$0	$0	$0
Capital lease obligations	$0	$0	$0	$0	$0
Operating lease obligations	$171,315	$74,648	$96,667	$0	$0
Notes payable	$1,312	$1,312	$0	$0	$0
Employment contracts	$571,250	$440,000	$131,250	$0	$0
Purchase obligations	$0	$0	$0	$0	$0
Other long-term liabilities reflected on our balance sheet under GAAP	$0	$0	$0	$0	$0
Total	$743,877	$515,960	$227,917	$0	$0

YEARS ENDED DECEMBER 31, 2003 AND 2002

     As of December 31, 2003, we had current assets of approximately $494,000 compared to approximately $1,770,000 at December 31, 2002. We had total assets of approximately $2,989,000 and $4,946,000 at December 31, 2003 and 2002, respectively. Total current assets changed due to a decrease in cash and cash equivalents of approximately $1,205,000. Total assets declined due to depreciation of fixed assets.

     During 2003, we used cash of approximately $4,337,000 for operating activities, as compared to approximately $8,701,000 in 2002. During 2003, we incurred expenses of:

•	approximately $1,164,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

•	approximately $250,000 in consulting fees;

•	approximately $421,000 for rent and utilities for our Yonkers facility;

•	approximately $1,056,000 in expenditures on AVR118 research in Israel;

•	approximately $456,000 for insurance and approximately $815,000 for other professional fees; and

•	approximately $88,000 for travel-related expenses.

     During the year ended December 31, 2003, cash flows provided by financing activities was primarily due to the proceeds from the sale of our common stock of approximately $2,133,000, convertible debentures of $2,169,000, offset by payments under a litigation settlement agreement of $1,051,000 and principal payments of approximately $122,000 and 3,000 on equipment obligations and the repayment of a grant, respectively. This compares to the year ended December 31, 2002 where funds of approximately $7,114,000 were provided from the sale of our common stock; convertible debentures of $2,000,000, offset by principal payments of approximately $169,000 for equipment obligations.

     During the years ended December 31, 2003 and 2002, cash flow used by investing activities were used (provided) for expenditures of approximately $(5,000) and $268,000, respectively, for leasehold improvements and research and laboratory equipment at our Yonkers, New York facility.

     The following table shows total contractual payment obligations as of December 31, 2003.

TOTAL CONTRACTUAL OBLIGATIONS TABLE:

		Payments due by period
		Less than			More than
Contractual obligations	Total	1 year	1-3 years	3-5 years	5 years
Long-Term Debt Obligations	$1,427,946	$1,427,946	$0	$0	$0
Capital Lease Obligations	$2,451	$2,451	$0	$0	$0
Notes Payable	$13,121	$13,121	$0
Operating Lease Obligations	$413,000	$299,000	$114,000	$0	$0
Purchase Obligations	$0	$0	$0	$0	$0
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	$0	$0	$0	$0	$0
Total	$1,856,518	$1,742,518	$114,000	$0	$0

CAPITAL RESOURCES

     We have and continue to be dependent upon the proceeds from the continued sale of securities and convertible debentures for the funds required to continue operations at present levels and to fund further research and development activities. The following table summarizes sales of our securities over the last two years.

				Purchase /	Maturity /
			Convertible /	Conversion /	Expiration
Date Issued	Gross Proceeds	Security Issued	Exercisable Into	Exercise Price	Date
Sep-2002	$3,010,000	Common stock	21,500,000 shares (1)	$0.14 per share	n/a
		Warrants	16,125,000 shares	$0.001 per share (2)	9/9/2007
Dec-2002 &	$1,100,000	Common stock	13,750,000 shares	$0.08 per share	n/a
Mar-2003		Warrants	9,075,000 shares	$0.12 per share	12/2007 - 3/2008

				Purchase /	Maturity /
			Convertible /	Conversion /	Expiration
Date Issued	Gross Proceeds	Security Issued	Exercisable Into	Exercise Price	Date
Apr-May 2003	$562,000	Common stock	7,337,500 shares	$0.08 per share	n/a
Apr-2003	$1,000,000	Convertible debenture	22,484,276 shares	(fully converted)	4/2008
		Warrants	15,000,000 shares	$0.091 per share	4/2008
June 2003	$125,000	Common stock	1,562,500 shares	$0.08 per share	n/a
		Warrants	1,109,375 shares	$0.12 per share	6/2008
July 2003	$1,500,000	Convertible debenture	22,929,167 shares	(fully converted)	7/2008
Sep 2003	$1,081,000	Common stock	21,620,000 shares	$0.05 per share	n/a
		Warrants	13,188,200 shares	$0.10 per share	9/2008
Jan 2004	$1,000,000	Convertible debenture	12,558,219 shares	(fully converted)	1/2009
Dec.2003 &	$325,000	Common stock	2,166,666 shares	$0.15 per share	n/a
Jan 2004		Warrants	931,666 shares	$0.19 per share	1/2009
Feb 2004	$3,000,000	Common stock	30,000,000 shares	$0.10 per share	n\a
		Warrants	15,000,000 shares	$0.20 per share	2/2007
May 2004	$3,000,000	Common stock	30,000,000 shares	$0.10 per share	n/a
Aug 2004	$3,000,000	Common stock	30,000,000 shares	$0.10 per share	n/a
Nov 2004	$3,000,000	Common stock	30,000,000 shares	$0.10 per share	n/a

(1)	Does not include an additional 1,032,000 shares of common stock issued to H.C. Wainwright & Co. as part of the finder’s fee for the transaction.

(2)	Represents shares issued in connection with certain settlement and mutual release agreements entered in May 2003, pursuant to which, among other things, warrants to purchase 16,125,000 shares of our common stock were cancelled.

     On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a securities purchase agreement with certain investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below, in a private offering transaction pursuant to Section 4(2) of the Securities Act.

     In addition, pursuant to a placement agent agreement with H.C. Wainwright & Co., Inc. (“HCW”), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the warrants provided that at 60 and 120 trading days following the original issue date of the warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price (“VWAP”) of our common stock for the 60 trading days preceding the applicable determination date and (ii) 21,500,000, provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002 we filed suit against certain parties to the September 2002 financing in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with such investors, which, among other things, dismissed the lawsuits filed by such investors with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain investors in the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we paid an aggregate of $1,050,487 to such parties.

     From December 2002 through June 2003, we authorized the issuance of and sold 22,650,000 shares of our common stock and warrants to purchase up to 13,590,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,812,000 pursuant to securities purchase agreements with the purchasers listed below, in the following amounts in a private offering transaction pursuant to Section 4(2) of the Securities Act. In connection with the agreement, we paid finders’ fees to Harbor View Group, AVIX, Inc. and Robert Nowinski consisting of an aggregate (i) approximately $98,095 and (ii) warrants to purchase 1,246,500 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share, for a period of five years. As of the date hereof, none of such warrants had been exercised.

Investor Name	Purchase Price	Shares	Warrants
Beth and Elliot Bauer	$116,000	1,450,000	870,000
Michael Berman	$50,000	625,000	375,000
Phillip Brennan	$25,000	312,500	187,500
Gene Cartwright	$60,000	750,000	450,000
Henry E. & Dixie Cartwright	$40,000	500,000	300,000
Dorothy Christofides	$32,000	400,000	240,000
Frederick Cohen	$8,000	100,000	60,000
Leonard Cohen	$56,000	700,000	420,000
Todd & Lynda Cohen	$40,000	500,000	300,000
James Dicke II	$250,000	3,125,000	1,875,000

Investor Name	Purchase Price	Shares	Warrants
Gerald Director	$8,000	100,000	60,000
Charles & Janet Ernst	$25,000	312,500	187,500
Eric Goldstein	$12,500	156,250	93,750
Edward & Linda Gorkes	$250,000	3,125,000	1,875,000
Alan Halpert	$16,000	200,000	120,000
Harbor View Group	$25,000	312,500	187,500
Barry L. Johnston TR	$24,000	300,000	180,000
Ira Kent	$8,000	100,000	60,000
Benjamin H. Kirsch	$150,000	1,875,000	1,125,000
Russell & Jean Kuhn	$25,000	312,500	187,500
Russell Kuhn	$150,000	1,875,000	1,125,000
Keith Leonard	$50,000	625,000	375,000
Frederick Lutz	$25,000	312,500	187,500
Larry Pomerantz	$100,000	1,250,000	750,000
Pomerantz Trust	$30,000	375,000	225,000
David Provence	$25,000	312,500	187,500
Michael Rapf	$12,500	156,250	93,750
Allen & Barbara Ross	$8,000	100,000	60,000
David Sass	$50,000	625,000	375,000
Dean Skillman	$50,000	625,000	375,000
Gerald Smallberg	$16,000	200,000	120,000
Robert Franklin Smith	$25,000	312,500	187,500
Frank Vigliarolo	$50,000	625,000	375,000

TOTAL	$1,812,000	22,650,000	13,590,000

     On April 11, 2003 pursuant to a securities purchase agreement with James F. Dicke II, a former member of our Board of Directors, we sold 3,125,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock at an exercise price of $0.12 per share through April 2008, for an aggregate purchase price of $250,000 in a private offering transaction pursuant to Section 4(2) of the Securities Act.

     On April 28, 2003 pursuant to a securities purchase agreement with David Provence in a private offering transaction pursuant to Section 4(2) of the Securities Act, we sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share through April 2007, for an aggregate purchase price of $25,000. In connection with the transaction, we paid a finders’ fee to Diego Vallone consisting of warrants to purchase 15,625 shares of our common stock at an exercise price per share of $0.12 until April 2008.

     On April 28, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital Partners in a private offering transaction pursuant to Section 4(2) of the Securities Act. The equity line agreement provides, generally, that Cornell Capital Partners has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell Capital Partners of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell Capital Partners requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell Capital Partners a fee equal to five percent (5%) of the amount of each advance. However, Cornell Capital Partner’s obligation to purchase and our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell Capital Partners of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell Capital Partners under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell Capital Partners. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of our common stock, which was valued at $10,000. Katalyst Securities may be deemed to be an underwriter in connection with the sale of common stock under the Equity Line of Credit.

     On April 28, 2003 we entered into a securities purchase agreement with Cornell Capital Partners, in a private offering transaction pursuant to Section 4(2) of the Securities Act, to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, $1 million of which was purchased on April 28, 2003; $1.5 million of which was purchased on July 18,

2003; and $1 million of which was purchased on January 8, 2004. Interest was payable in cash or common stock at the option of Cornell Capital Partners. Pursuant to the agreement, Cornell Capital Partners received a 10% discount to the purchase price of the convertible debentures purchased. Pursuant to the terms of the agreement, commencing July 27, 2003, Cornell Capital Partners became eligible to convert the debenture plus accrued interest, in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. In addition, in connection with the securities purchase agreement, we issued to Cornell Capital Partners a warrant to purchase 15 million shares of our common stock exercisable for five years at an exercise price of $0.091. The warrant became exercisable on October 28, 2003.

     On July 18, 2003, we entered into an additional securities purchase agreement with Cornell Capital, in a private offering transaction pursuant to Section 4(2) of the Securities Act, whereby Cornell Capital Partners purchased $1 million of our 5% secured convertible debentures, due July 17, 2008. Pursuant to the agreement, Cornell Capital Partners Capital received a 10% discount to the purchase price of the convertible debentures purchased. Pursuant to the terms of the agreement, commencing October 18, 2003, Cornell Capital Partners became eligible convert the debenture plus accrued interest, in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. Our obligations under the convertible debentures and the April and July Agreements were secured by a first priority security interest in substantially all of our assets. Pursuant to the agreements, this security interest terminated upon Advanced Viral receiving $3 million of capital in any form other than through the issuance of free-trading shares of our common stock from sources other than Cornell Capital Partners Capital. This termination occurred during February 2004 upon the funding of $3 million under the Dicke Agreement. As of the date hereof, the April and July debentures have been fully converted into an aggregate of 57,971, 662 shares of common stock, as follows:

•	On September 10, 2003, Cornell Capital Partners converted $600,000 principal amount of the convertible debenture into 14,150,943 shares of common stock at a conversion price of $0.0424 per share.

•	On November 6, 2003, Cornell Capital Partners converted $600,000 principal amount of the convertible debentures into 12,500,000 shares of common stock at a conversion price of $0.048 per share.

•	On November 20, 2003, Cornell Capital Partners converted $600,000 principal amount of convertible debentures into 9,375,000 shares of common stock at a conversion price of $0.064 per share. At December 31, 2003, the outstanding balance was approximately $750,000 including accrued interest.

•	On January 8, 2004, Cornell Capital Partners converted the remaining $700,000 principal amount of convertible debentures plus $51,000 of interest into 9,387,500 shares of common stock at a conversion price of $0.08 per share.

•	Upon our registration statement being declared effective by the SEC, we issued to Cornell Capital Partners on January 7, 2004 a $1 million 5% convertible debenture and received consideration of $882,402. On February 11, 2004, Cornell Capital Partners converted $1 million principal amount plus interest of $4,657 into 12,558,219 shares of our common stock at a conversion price of $0.08 per share.

     In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 21,620,000 shares of our common stock and warrants to purchase up to 10,810,000 shares of our common stock, for an aggregate purchase price of $1,081,000, or $0.05 per share, pursuant to securities purchase agreements with the purchasers listed below, in the amounts listed below. The warrants are exercisable at $0.10 per share. In connection with the agreements, we paid finders’ fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of (i) approximately $115,667 and (ii) warrants to purchase 2,378,200 shares of our common stock. All of the aforementioned warrants are exercisable at $0.10 per share, for a period of five years. As of the date hereof, none of such warrants had been exercised.

Investor Name	Purchase Price	Shares	Warrants
Angela Amato	$16,000	320,000	160,000
Ralph Albergo	$10,000	200,000	100,000
Beth & Elliot Bauer	$25,000	500,000	250,000
John Billard	$50,000	1,000,000	500,000
Philip Brennan	$45,000	900,000	450,000
Dorothy Christofides	$25,000	500,000	250,000
Michael Contillo	$25,000	500,000	250,000

Investor Name	Purchase Price	Shares	Warrants
Joseph Deglomini	$25,000	500,000	250,000
Edward Gorkes	$50,000	1,000,000	500,000
Harborview Group	$175,000	3,500,000	1,750,000
Benjamin Kirsch	$25,000	500,000	250,000
Russell W. Kuhn	$200,000	4,000,000	2,000,000
Mark Levine	$60,000	1,200,000	600,000
Steven or Wendi Levitt	$25,000	500,000	250,000
Barry & Marci Mainzer	$15,000	300,000	150,000
Gerald S. Schuster	$40,000	800,000	400,000
Roberta Schwartz	$25,000	500,000	250,000
Avraham Sibony	$50,000	1,000,000	500,000
R. Frank Smith	$30,000	600,000	300,000
Michael Tannenhauser	$15,000	300,000	150,000
Frank Vigliarolo	$75,000	1,500,000	750,000
Michael Villani	$25,000	500,000	250,000
Scott Weil	$30,000	600,000	300,000
Mike Weiner	$20,000	400,000	200,000

TOTAL	$1,081,000	21,620,000	10,810,000

     In January 2004, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 2,166,666 shares of our common stock and warrants to purchase up to 758,334 shares of our common stock, for an aggregate purchase price of $325,000, or $0.15 per share, pursuant to securities purchase agreements with the purchasers listed below, in the amounts listed below. In connection with the agreements, we paid finders’ fees to Harbor View Group consisting in the aggregate of (i) approximately $26,000 and (ii) warrants to purchase 173,333 shares of our common stock. All of the aforementioned warrants are exercisable at $0.19 per share, for a period of five years. As of the date hereof, none of such warrants had been exercised.

Investor Name	Purchase Price	Shares	Warrants
Dorothy Christofides	45,000	300,000	105,000
Steven Levitt	50,000	333,333	116,667
Xiao Yuan Tang	150,000	1,000,000	350,000
Frank Viglianolo	80,000	533,333	186,667

TOTAL	$325,000	2,166,666	758,334

     On February 5, 2004, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004. There were no conditions precedent to the investors’ obligation to close other than the accuracy of our representations and warrants and our compliance with the agreement. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007. In addition, we granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of our Board of Directors.

     On February 9, 2004, we entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, we agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of our common stock to certain of DCT’s affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of our common stock in any six-month period for a period through February 8, 2009.

Warrant Holder	Warrant Shares
Cesar Blumtritt	1,880,000
Alfredo Velez	2,400,000
Bruce Knef	200,000
David Duffy	300,000
Arthur Hawkins	150,000
Mayer Gattegno	70,000

TOTAL	5,000,000

OUTSTANDING SECURITIES

     Currently, in addition to the 696,487,734 shares of our common stock currently outstanding: (i) approximately 148.4 million shares of common stock are issuable pursuant to outstanding stock options at exercise prices ranging from $0.052 to $0.36, of which approximately options to purchase approximately 96.8 million shares are currently exercisable; (ii) approximately 90.4 million shares of common stock are issuable pursuant to outstanding warrants at prices ranging from $0.091 to $1.00, all of which warrants are currently exercisable. The foregoing does not include shares issuable pursuant to the Equity Line of Credit Agreement with Cornell Capital Partners entered in April 2003.

     If all of the foregoing securities were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $42.4 million, and we would have approximately 935.3 million shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.

     There is a possibility that we may not currently have sufficient authorized shares to issue all of the shares underlying the Equity Line and outstanding convertible securities and a proposal may be required to be placed before the stockholders to facilitate an increase in the number of authorized shares within the next several years. Based on the 696.5 million shares of stock currently outstanding, we do not have sufficient authorized shares of common stock to draw down the entire $50 million available under the Equity Line of Credit at an assumed stock price of $0.10 per share. To increase the number of authorized shares of our common stock, we would need to obtain stockholder approval. We are uncertain that we could obtain this approval based on the dilutive effect of the issuance of shares under the Equity Line of Credit.

PROJECTED EXPENSES

     During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for AVR118.

     We believe that our current liquid assets and cash flows from the sale of securities and current financing arrangements will be sufficient to fund our current operations. Any proceeds received from the exercise of outstanding options or warrants will contribute to working capital and increase our budget for research and development and clinical trials and testing, assuming AVR118 receives subsequent approvals to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been below the exercise prices of certain of our outstanding options or warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options or warrants is exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to materially limit or suspend operations. From time to time, we may seek licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management is not certain whether, at present, debt or equity financing will be readily obtainable or whether it will be on favorable terms. Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we will never be able to sell AVR118 commercially.

CRITICAL ACCOUNTING POLICIES

     Other Assets

     Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time AVR118 is marketed. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and have been amortized over the life of the agreement, which has expired.

     Stock-Based Compensation

     Advanced Viral has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to Advanced Viral’s employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. Advanced Viral follows SFAS No. 123 in accounting for stock options issued to non-employees.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued “Share-Based Payment” an Amendment of FASB Statements No. 123 that will significantly change the accounting for employee stock options and other equity-based compensation. The standard requires companies to expense the fair value of stock options on the grant date and is effective for interim or annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to July 1, 2005 will be required to be recognized.

     In October 2004, the FASB concluded that Statement 123R, “ Share-Based Payment,” which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. The proposed standard would require companies to expense the fair value of all stock options that have future vesting provisions, are modified, or are newly granted beginning on the grant date of such options. We do not intend to adopt a fair value based method of accounting for stock based employee compensation until a final standard is issued by the FASB that requires this accounting. Pro forma disclosures of quarterly earnings are included in Note 5 of this quarterly statement.

     In January 2003, the Financial Accounting Standards Board (the “FASB”) released Interpretation No. 46, “Consolidation of Variable Interest Entities” (“ FIN 46”). FIN 46 requires that all primary beneficiaries of Variable Interest Entities (VIE) consolidate that entity in their financial statements. FIN 46 is effective for VIEs created after January 31, 2003 and for VIEs in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to VIEs in which an enterprise holds a variable interest it acquired before February 1, 2003. In December 2003, the FASB published a revision to FIN 46 (“FIN 46R”) to clarify some of the provisions of the interpretation and defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provisions of the interpretation in financials statements for periods ending after March 15, 2004. The adoption of FIN 46 and FIN 46R does not have a material impact on our financial statements.

     On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of SFAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS 123, Accounting for Stock-Based Compensation. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, Accounting for Stock Issued to Employees. As Advanced Viral continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Advanced Viral’s consolidated financial statements. The new interim disclosure provisions was effective in the first quarter of 2003.

     In November 2002 the FASB issued FASB Interpretation No., or FIN 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45’s provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor’s previous accounting for guarantees that were issued before the date of FIN 45’s initial application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the Interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. Advanced Viral is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on Advanced Viral’s financial position or results of operations.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. Advanced Viral does not expect the adoption of this standard to have any impact on its financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 is effective for fiscal years beginning after May 15, 2002. Advanced Viral has not determined the impact that SFAS 145 will have, if any, on its financial statements.

     In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS 144 retains the requirement in Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. Advanced Viral adopted SFAS 144 on January 1, 2002.

     In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets which replace Accounting Principles Board Opinion Nos. 16, Business Combinations and 17, Intangible Assets, respectively. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that the use of the pooling-of-interests method be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS No. 142, which Advanced Viral will be required to adopt on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value, or discovered during tests taken when certain triggering events occur. Advanced Viral adopted SFAS 142 on January 1, 2002 and there was no impact on the results of operations or financial position of Advanced Viral.

     In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB Opinion No. 25 (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. Advanced Viral adopted FIN 44 in the third quarter of 2000 and there was no material impact on Advanced Viral’s results of operations or financial position.

     In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of SFAS No. 133 an Amendment of SFAS No. 133, which deferred the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Historically, Advanced Viral has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Adoption of the new standard on January 1, 2001 had no effect on the financial statements.

CHANGES OR DISAGREEMENTS WITH ACCOUNTANTS

     There have been no changes to, or disagreements with, our accountants, Rachlin Cohen & Holtz LLP, during the past two fiscal years.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Advanced Viral does not own any securities or instruments subject to market risk for which disclosure is required.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers, their respective ages, and their positions held with us are as follows:

Name	Age	Position
Elma S. Hawkins, Ph.D., MBA	48	President, Chief Executive Officer and Director
Eli Wilner	48	Chairman of the Board and Secretary
Martin Bookman	61	Acting Chief Financial Officer
Charles H. Moore	75	Director
David Seligman	66	Director
Nancy J. Van Sant	54	Director
Roy S. Walzer	57	Director

     The following is certain summary information with respect to the directors and executive officers of Advanced Viral. There are no family relationships between or among the directors, executive officers or any other person. None of Advanced Viral’s directors or executive officers is a director of any company that files reports with the SEC. None of the Advanced Viral’s directors have been involved in any bankruptcy or criminal proceeding (excluding traffic or other minor offenses), nor has been enjoined from engaging in any business.

     Dr. Elma Hawkins, our President and Chief Executive Officer since February 18, 2004, has been a member of our Board of Directors and Executive Management Committee since December 9, 2003. Dr. Hawkins was Vice Chairman of Antigenics Inc., a publicly traded biotechnology company from 1996 to February 2004. Prior to joining Antigenics in 1996 as Chief Operating Officer, Dr. Hawkins served in a number of senior positions with Genzyme Corporation and its affiliates, including Director of Corporate Development and Director of Clinical and Regulatory Affairs. Dr. Hawkins has also held positions in preclinical and clinical research at Warner-Lambert/Parke-Davis and at the Center for the Study of Drug Development at Tufts Medical School. Dr. Hawkins holds a Ph.D. in medicinal chemistry from the University of Alabama and an M.B.A. from Boston University.

     Eli Wilner, our Secretary and Chairman of the Board of Directors, has been a director since December 2001, Chairman of the Board since May 2002 and President and Chief Executive Officer from August 2003 to February 2004. He is the founder and CEO of Eli Wilner & Company, a New York City art gallery established in 1983, and is also a leading frame dealer, restorer, collector and published author. Mr. Wilner was a Bryant Fellows Member of the Metropolitan Museum of Art in New York City from 1990 to 2000 and since 1990 has been a member of the Forum and Director’s Circle of the National Museum of American Art in Washington, D.C. Mr. Wilner is a graduate of Brandeis University, where he received his B.A. in Fine Arts in 1976, and Hunter College, where he received his M.A. in 1978.

      Charles H. Moore, a director since December 2004, serves as the Executive Director of the Committee to Encourage Corporate Philanthropy, having served as deputy to the Chairs from November 1999 through March 2001. Mr. Moore served as the Director of Athletics at Cornell University between 1994 and August 1999. Previously, Mr. Moore served as Executive Vice President of Illinois Tool Works, Inc. in 1991 and 1992, and as President and Chief Executive Officer of Ransburg Corporation from 1988 to 1992. Mr. Moore served as a Public Sector Director of the United States Olympic Committee and as Chairman of that organization’s Audit Committee between 1992 and 2000. Mr. Moore is currently a Governor of the National Art Museum of Sport, and formerly served as the Chairman and Chief Executive Officer of that organization. Mr. Moore is also a National Board member of the Smithsonian Institution, a Commissioner of the Smithsonian American Art Museum, a Regent of Mercersburg Academy, and a member of the President’s Council on Physical Fitness and Sports. He has served on a variety of for-profit Board of Directors, including most recently, Turner Construction and The Sports Authority.

     Martin Bookman has been Acting Chief Financial Officer since April 2004. Mr. Bookman was our assistant controller from March 2001 to April 2004. From August 2000 to March 2001 Mr. Bookman was a senior consultant for Prodigy Communications, Inc. From August 1997 to August 2000 Mr. Bookman was manager of policies and procedures and assistant controller for Murray Feiss Import Corp.

     David Seligman, a director since December 2001, is a partner and founder of the Law Office of David Seligman, established in 1995. Since 1997, Mr. Seligman has been a consulting attorney to Gibbons, Del Deo, Dolan, Griffinger and Vecchione, a New Jersey based law firm. Mr. Seligman has over thirty years of legal experience in the pharmaceutical industry, twenty-five of which were spent supervising the activities of law department attorneys and outside counsel. From 1989 to 1995, Mr. Seligman was Associate Vice President and responsible for the general legal activities of various divisions of Hoffmann-La Roche Inc. Mr. Seligman is a member of the New York and New Jersey State Bar Associations, and is a member of the board and Greenbrook Pharmaceuticals, LLC. Mr. Seligman graduated from Columbia University, College of Pharmacy (B.S.) in 1959, Fordham University School of Law (J.D.) in 1962, and New York University School of Law (L.L.M.) in 1966.

     Nancy J. Van Sant, Esq., a director since May 2002, has been a director of the Miami, Florida law firm of Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Rolnick & Waldman, P.A. and/or its predecessors since 1992. From 1977 through 1990, Ms. Van Sant was an attorney with the SEC serving as Regional Trial Counsel and Chief of the Branch of Investigations and Enforcement.

     Roy S. Walzer, a director since June 2002, has been the President of the private investment firms Litchfield Partners, Ltd. since 1987 and the Managing Partner of Litchfield Partners I since 1999, which firms invest in pharmaceuticals, biotech and technology companies. Prior to founding Litchfield Partners, Mr. Walzer served as Executive Vice President and General Counsel with Sealy Connecticut from 1976 to 1986.

ELECTION OF DIRECTORS AND OFFICERS

     Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. Advanced Viral’s By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of stockholders and the due election and qualification of his successor.

MEETINGS OF THE BOARD OF DIRECTORS

     During our fiscal year ended December 31, 2003, our Board of Directors held 19 meetings and acted by written consent six times. All members of the Board of Directors attended at least 75% of such meetings. Advanced Viral does not pay cash to directors for their attendance at meetings, but reimburses directors for their out-of-pocket expenses incurred in connection with the performance of their duties.

COMMITTEES OF THE BOARD OF DIRECTORS

     Advanced Viral’s Board of Directors currently has an Audit Committee and Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee is responsible for nominating Advanced Viral’s independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with Advanced Viral’s independent accountants, and reviewing the financial statements, audit practices and internal controls of Advanced Viral. The current members of the Audit Committee are Charles H. Moore, David Seligman and Roy S. Walzer. During 2003, the Audit Committee held three meetings. The Board has determined that Mr. Walzer is an “audit committee financial expert” within the meaning of the regulations promulgated by the SEC. In addition, the Board has determined that Mr. Walzer is “independent.”

     COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of Advanced Viral to the Board of Directors. The current members of the Compensation Committee are Charles H. Moore, David Seligman, Nancy Van Sant, Roy S. Walzer and Eli Wilner.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Charles H. Moore, David Seligman, Nancy Van Sant, Roy S. Walzer and Eli Wilner. During the last fiscal year, no interlocking relationship existed between Advanced Viral’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

     The Audit Committee for the last fiscal year consisted of two non-employee directors and an additional non-employee director was appointed in December 2004. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Advanced Viral that may interfere with his independence from Advanced Viral and its management.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Advanced Viral to any governmental body or the public, Advanced Viral’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and Advanced Viral’s auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of Advanced Viral and meets with such personnel of Advanced Viral to review the scope and the results of the annual audit, the amount of audit fees, Advanced Viral’s internal accounting controls, Advanced Viral’s financial statements contained in Advanced Viral’s Annual Report to Stockholders and other related matters.

     The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2003 audited by Rachlin Cohen & Holtz LLP, Advanced Viral’s independent auditors. The Audit Committee has discussed with Rachlin Cohen & Holtz LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has also received the written disclosures and the letter from Rachlin Cohen & Holtz LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Viral’s Annual Report on Form 10-K for the fiscal year ending December, 31, 2003 for filing with the Securities and Exchange Commission.

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CODES OF CONDUCT AND ETHICS

     Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws.

EXECUTIVE COMPENSATION

DIRECTORS

     We currently do not pay directors fees for their attendance at meetings of the board of directors. Advanced Viral may revisit this position in the future. The directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at meetings.

EXECUTIVE OFFICERS

     The following table summarizes all compensation awarded to, earned by or paid to (a) our Chief Executive Officer and (b) our other executive officers whose total salary and bonus exceeded $100,000 (together, the “Named Executive Officers”) for services rendered in all capacities to us during the years indicated.

SUMMARY COMPENSATION TABLE

								LONG TERM
				ANNUAL COMPENSATION				COMPENSATION	All Other
						Other Annual		Securities Underlying	Compensation
Name and Principal Position	Year	Salary		Bonus		Compensation (2)		Options/SARs (3)	(4)
Eli Wilner, Chairman and Secretary, May 2002 to Present, President, Chief Executive Officer from August 2003 to February 2004	2003 2002 2001		— n/a n/a		— n/a n/a		n/a n/a n/a	19,700,000		n/a n/a n/a
Shalom Z. Hirschman, MD, Chief Scientist, August 2003 to Present, Chairman December 2001 to May 2002, President, Chief Executive Officer and Chief Scientist Officer from October 1996 to August 2003, and consultant from May 24, 1995 until October 1996
	2003 2002 2001		361,000 361,000 361,000	$ $	— 25,000 25,000	$ $ $	27,843 26,800 30,192	— — —	$ $ $	15.410 17,865 4,540
Alan V. Gallantar, Chief Financial Officer from October 1999 until April 2004; Treasurer from December 2001 to April 2004	2003 2002 2001	$ $ $	200,000 223,000 225,000	$ $	0 22,500 25,000	$ $ $	6,000 6,000 6,000	— — —		— — —
William Bregman, Secretary and director from 1985 until December 2001, treasurer from 1985 to 1999	2003 2002 2001	$	n/a n/a 70,000		n/a n/a —		n/a n/a —	n/a n/a n/a —	$	n/a n/a 150,000	(5)
Bernard Friedland, Chairman of Advanced Viral and President of subsidiary Advance Viral Research LTD. From 1985 to December 2001	2003 2002 2001	$	n/a n/a 70,000		n/a n/a —		n/a n/a —	n/a n/a —	$	n/a n/a 150,000	(5)

(1)	With respect to Dr. Hirschman, represents portion of bonus paid to Dr. Hirschman pursuant to the terms of his employment agreement in connection with the IND number granted by the FDA. The remaining $50,000 due has been accrued as of December 31, 2003 and was paid in January 2004.

(2)	Other Annual Compensation for Dr. Hirschman includes medical insurance premiums paid by Advanced Viral on his behalf, and aggregate incremental cost to Advanced Viral of Dr. Hirschman’s automobile lease, gas, oil, repairs and maintenance. Other Annual Compensation for Mr. Gallantar included an automobile allowance of $500 per month.

(3)	Includes (a) options granted in December 2003 to purchase 4,700,000 shares at $0.18 per share for a period of five years; (b) options granted in August 2003 to purchase 10,000,000 shares at $0.052 per share for a period of five years; and (c) options granted in August 2003 to purchase 5,000,000 shares at $0.063 per share for a period of five years. No stock appreciation rights were granted with any options.

(4)	Represents the dollar value of insurance premiums paid by or on behalf of Advanced Viral with respect to term life insurance for the benefit of the Named Executive Officers.

(5)	Represents payments made to Messrs. Bregman and Friedland pursuant to the terms of the severance agreements discussed below.

     The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 2003 held by the Named Executive Officers. No options were exercised during the year ended December 31, 2003 by the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN
LAST FISCAL YEAR AND YEAR-END OPTION VALUES

			Number of Securities	Value of Unexercised In-the-
	Shares		Underlying Unexercised	Money Options at
	Acquired on	Value	Options at Fiscal Year-End	Fiscal Year-End
Name	Exercise (#)	Realized (1)	Exercisable/Unexercisable	Exercisable/Unexercisable
Eli Wilner	0	N/A	22,250,000 / 1,600,000	$1,241,950 / $0	(2)(3)
Shalom Z. Hirschman, M.D.	0	N/A	39,100,000 / 0	$0 / $0	(2)(4)
Alan V. Gallantar	0	N/A	4,547,880 / 0	$0 / $0	(2)(5)

     (1) Based on the difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

     (2) Based on the difference between the average of the closing bid and ask prices per share of the common stock as reported by the Bulletin Board on December 31, 2003, and the exercise or base price of in-the-money stock options.

     (3) As of December 31, 2003, Mr. Wilner held (a) options to purchase 4,700,000 shares at $0.18 per share, of which 1,600,000 are not exercisable; (b) options to purchase 10,000,000 shares at $0.052 per share; (c) options to purchase 5,000,000 shares at $0.063 per share; (d) options to purchase 2,750,000 shares at $0.08 per share; and (e) options to purchase 1,400,000 shares at $0.12 per share.

     (4) As of December 31, 2003, Dr. Hirschman held (a) options to purchase 4,100,000 shares of common stock at $0.18 per share; (b) 4,000,000 shares of common stock at $0.19 per share; (c) 4,000,000 shares of common stock at $0.27 per share; (d) 4,000,000 shares of common stock at $0.36 per share, and (e) 23,000,000 shares of common stock at $0.27, all of which are currently exercisable.

     (5) As of December 31, 2003, Mr. Gallantar held options to purchase 4,547,880 shares of common stock at $0.24255 per share, all of which were exercisable as of such date.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

HAWKINS EMPLOYMENT AGREEMENT

     Pursuant to an Employment Agreement dated February 10, 2004, we retained Elma S. Hawkins, Ph.D., MBA as our President and Chief Executive Officer commencing February 18, 2004 until February 2006 unless terminated earlier as provided in the agreement. The initial term may be extended for successive one (1) year periods unless either party gives the other thirty (30) days prior written notice of its intent not to renew prior to the expiration of the then current term. Dr. Hawkins receives a base salary of $350,000 per year, and is eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, we paid Dr. Hawkins a signing bonus of $50,000. The agreement also entitles Dr. Hawkins and her dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of Advanced Viral and their families. The agreement further provides that:

•	We shall pay the dues of such professional associations and societies of which Dr. Hawkins is a member in furtherance of her duties.

•	We shall reimburse Dr. Hawkins for reasonable expenses relating to professional licenses, entertainment, travel, and similar items in accordance with the policies, practices and procedures of Advanced Viral.

•	We shall furnish Employee with an automobile and pay all expenses related to such automobile for use in the performance of her duties, or, at our discretion provide, at our expense, car transportation between New York City and our Yonkers, New York headquarters.

•	Dr. Hawkins will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time her compensation shall be paid in full. Vacation Days unused in any calendar year may not be accumulated and carried forward and used in future years.

     Furthermore, if the agreement is terminated by us for cause, or Dr. Hawkins voluntarily resigns, becomes disabled or dies, then Dr. Hawkins or her estate shall be entitled to her base salary earned through the date of termination, accrued vacation, and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Dr. Hawkins shall be entitled to, in one lump sum payment, that amount which is equivalent to her base salary paid for the fiscal year immediately prior to her termination, and all applicable reimbursements due. Payment of the lump sum severance benefit is conditioned upon the releasee by Dr. Hawkins of Advanced Viral, to the maximum extent permitted by law, from any and all claims she may have against us that relate to or arise out of her employment or termination of employment.

     Pursuant to the agreement, Dr. Hawkins received an option to purchase 40 million shares of our common stock through February 2009. The option vests in increments of 666,667 on a monthly basis, and is exercisable at four different prices, as follows: (i) $0.12 for the first 8 million option shares; (ii) $0.129 for the next 8 million option shares; (iii) $0.139 for the next 8 million option shares and (iv) $0.160 for the last 8 million option shares. If Dr. Hawkins is terminated for cause or if she voluntarily resigns without cause, the option shall expire for all option shares which have as of such date not become exercisable but shall survive with respect to option shares that have become exercisable as of such date, (the “Surviving Options”), provided, however, she shall have 90 days to exercise the Surviving Options. Upon the termination of her employment for reasons other than by for cause; or due to her voluntary unilateral decision to terminate her employment without cause, including her death or disability, the option shall immediately become exercisable for that number of option shares equal to the number of option shares which would have been subject to exercise by Dr. Hawkins during the then current term of the agreement (without giving effect to any extensions thereof).

HIRSCHMAN EMPLOYMENT AGREEMENT

     On August 27, 2003, Shalom Z. Hirschman, M.D. resigned as an officer and director of Advanced Viral upon the terms and conditions of a Third Amended and Restated Employment Agreement dated August 27, 2003. The resignation of Dr. Hirschman was not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral’s operations, policies or practices.

     Pursuant to a Third Amended and Restated Employment Agreement dated as of August 26, 2003 between Advanced Viral and Dr. Hirschman, we employ Dr. Hirschman on a full business time basis as our as our Chief Scientist. Pursuant to the agreement, the term of Dr. Hirschman’s employment continues until December 31, 2004 unless sooner terminated pursuant to the agreement. If the agreement is terminated by us for cause, all unvested stock options granted to Dr. Hirschman expire within 90 days of such termination date. If the agreement is terminated by Dr. Hirschman for good reason, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the term of the agreement. Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy for at least $1 million, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall:

•	lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

•	reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses (i) his license fees, membership dues in professional organizations, subscriptions to two professional journals, not to exceed $1,200; (ii) necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of Advanced Viral and as requested by the board of directors, and all other expenses that may be pre-approved by our board of directors; and

•	provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees.

     The agreement also provides for the payment of $50,000 to Dr. Hirschman provided (i) we receive new financing or a capital investment of not less than $1,500,000, and (ii) Dr. Hirschman is terminated other than for cause. This amount was paid to Dr. Hirschman in January 2004. The agreement further contains certain confidentiality and non-compete provisions, ratifies his currently outstanding stock options, and obligates us to use our best efforts to cause shares underlying the options to be registered or to have the registration of such shares to continue to be effective in order that the shares may be resold without a restrictive legend.

SEVERANCE AGREEMENTS

     On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of Advanced Viral upon the terms and conditions of separate Severance Agreements (the “Severance Agreements”), and James F. Dicke II, Christopher Forbes, David Seligman, and Eli Wilner were appointed to the board of directors of Advanced Viral. The resignations of Messrs. Bregman, Friedland and Silver were not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral’s operations, policies or practices.

     In connection with their resignation, we paid $150,000 in one lump sum to each of Messrs. Bregman and Friedland, and $2,500 to Mr. Silver. In addition, the Severance Agreements provided as follows:

•	That Messrs. Bregman and Friedland had the combined right until November 29, 2003 to appoint one additional member to the Board of Directors of Advanced Viral reasonably acceptable to Advanced Viral, so long as both Messrs. Bregman and Friedland own shares of Advanced Viral. The Bregman/Friedland designee, if elected, shall serve on Advanced Viral’s Board of Directors until his successor is duly elected and qualified, and may be removed as a member of the Board of Directors of Advanced Viral, with or without cause, by the affirmative vote of the members of Advanced Viral’s then Board of Directors at any time following the date which is the earlier to occur of: (i) November 29, 2003 or (ii) the complete divestiture of both Messrs. Bregman’s and Friedland’s ownership in Advanced Viral.

•	All agreements regarding the voting or disposition of shares of common stock of Advanced Viral held by each of Messrs. Bregman and Friedland are terminated.

•	Advanced Viral shall have a right of first refusal to purchase shares of common stock owned by Messrs. Bregman and Friedland upon the receipt by Messrs. Bregman or Friedland, as the case may be, of a bona fide offer from an unrelated third party to purchase such shares in an “on-the-market” or “off-the-market” transaction, upon the terms set forth in the Severance Agreements.

•	With respect to the election of directors and compensation packages for directors of Advanced Viral, each of Messrs. Bregman and Friedland granted Advanced Viral an irrevocable proxy to vote all the shares of its common stock they beneficially own at any annual, special or adjourned meeting of the stockholders of Advanced Viral until the earlier to occur of November 29, 2003 or, as to those shares sold, the date of the sale of such shares by Messrs. Bregman or Friedland, as the case may be, to one or more unrelated third parties in a bona fide sale after Messrs. Bregman or Friedland, as the case may be, shall have first complied with Advanced Viral’s right of first refusal described in the Severance Agreements.

•	Advanced Viral agreed, to the fullest extent permitted by Delaware law and its charter documents, to indemnify each of Messrs. Bregman, Friedland and Silver for all amounts (including reasonable attorneys’ fees) incurred or paid in connection with any action, proceeding, suit or investigation arising out of or relating to their performance of services for Advanced Viral.

•	Advanced Viral agreed to continue the directors’ and officers’ liability insurance for each of Messrs. Bregman, Friedland and Silver until November 29, 2007.

ADVANCED VIRAL RESEARCH CORP. CASH OR DEFERRED PLAN AND TRUST (401(k))

     Advanced Viral has adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $10,500 in 2001. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 we accrued $40,675 to fund the 401k plan representing our match for the plan year 2002. In 2003, we purchased our common stock in the open market at prevailing market prices to satisfy our 2002 matching contribution obligations. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the common shares of Advanced Viral owned as of December 21, 2004: (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of our directors, (iii) by each of our Named Executive Officers identified in the Summary Compensation Table above and (iv) by all directors and executive officers of Advanced Viral as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

		Percent
	Number of	Beneficially
Name of Beneficial Owner	Shares	Owned (1)
Elma S. Hawkins, Ph.D., MBA (2)	8,375,000	1.2%
Eli Wilner (3)	27,683,900	3.8%
Charles H. Moore	—	—
David Seligman (4)(5)	7,978,800	1.1%
Nancy J. Van Sant (4)	6,050,000	*
Roy Walzer (4)	7,728,800	1.1%
Alan V. Gallantar (6)	4,547,880	*
Shalom Z. Hirschman, M.D. (7)	39,100,000	5.3%
William Bregman (8)	37,042,403	5.3%
James F. Dicke II (9)	83,232,386	11.8%
James F. Dicke, III (10)	67,006,700	9.5%

All directors and executive officers as a group (6 persons)	63,650,680	8.5%

*	Less than 1%

(1)	The applicable percentage ownership is based on 696,487,734 shares outstanding as of December 21, 2004, together with securities which may be acquired within 60 days from December 21, 2004 pursuant to exercisable or convertible securities or contracts to purchase securities.

(2)	Represents shares that may be acquired pursuant to currently exercisable stock options. Dr. Hawkins became the President and Chief Executive Officer of Advanced Viral Research Corp. on February 18, 2004.

(3)	Includes (i) 750,000 shares issuable pursuant to currently exercisable outstanding warrants; (ii) 24,350,000 shares that may be acquired pursuant to currently exercisable stock options; (iii) 362,500 shares beneficially owned by his wife Barbara Ann Brennan; (iv) 70,000 shares beneficially owned by his step-daughter Celia Conaway; (v) 16,900 shares beneficially owned by his father, Abraham Wilner, and (vi) 17,000 shares owned by his mother, Zelotta Wilner. Mr. Wilner is the Secretary and Chairman of the Board of Directors of Advanced Viral Research Corp., and was the President and Chief Executive Officer of Advanced Viral Research Corp. from August 2003 until February 18, 2004.

(4)	Represents shares that may be acquired pursuant to currently exercisable stock options. The persons listed are Directors of Advanced Viral Research Corp.

(5)	Includes 3,000,000 shares that may be acquired pursuant to currently exercisable stock options transferred by Mr. Seligman to his children, Stephen Seligman (1,000,000), Michelle Seligman (1,000,000) and Alysse Seligman (1,000,000).

(6)	Represents shares that may be acquired pursuant to currently exercisable stock options. Mr. Gallantar resigned from his position as CFO and Treasurer of Advanced Viral Research Corp. in April 2004. Mr. Martin Bookman became the acting Chief Financial Officer of Advanced Viral Research Corp. in April 2004.

(7)	Represents 39,100,000 shares that may be acquired pursuant to currently exercisable options to purchase common stock.

(8)	Includes 20,299,029 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; 215,000 shares owned by Forest Berlin, his grandson; and 215,000 shares owned by Jessica Berlin, his granddaughter.

(9)	Includes (i) 9,375,000 shares issuable pursuant to currently exercisable outstanding warrants; and (ii) 700,000 shares that may be acquired pursuant to currently exercisable stock options. Mr. Dicke II disclaims beneficial ownership of stock owned by his son, James F. Dicke III. Mr. Dicke II is a former Director of Advanced Viral Research Corp.

(10)	Includes 7,500,000 shares issuable pursuant to currently exercisable outstanding warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have granted stock options to certain of our executive officers, as described under the caption “Executive Compensation.” We have entered into severance agreements with certain of our former officers and directors as described under the caption “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

     In November 2002, we retained Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Rolnick & Waldman, P.A., a law firm of which Ms. Van Sant is a partner, to provide legal services in connection with certain legal proceedings. To date we have been billed and have paid approximately $405,000.

     Article 9 of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

“The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the Delaware General Corporation Law (“DGCL”).

     Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article 11, which provides:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”

     The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

     Pursuant to the foregoing, we currently maintain directors and officers insurance coverage. We may be required to indemnify certain officers and directors against liabilities that arise by reason of their status or service as officers or directors. In certain circumstances, we may be required to advance the expenses an officer or director incurs in legal proceedings. We believe that the provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

     We believe that all of the above transactions were conducted at “arm’s length”, representing what we believe to be fair market value for those services.

     Based solely on a review of the copies of such forms furnished to Advanced Viral, Advanced Viral believes that during 2002 there was no delinquency in the Section 16(a) filing obligations of Advanced Viral’s officers, directors and ten percent beneficial owners.

DESCRIPTION OF SECURITIES

     Our Certificate of Incorporation authorizes us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of December 21, 2004, there were outstanding 696,487,734 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share ratable in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders.

TRANSFER AGENT

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, located in Brooklyn, New York. The transfer agent’s phone number is 718-921-8120.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law (“DGCL”), we have included in Article 9 of our Certificate of Incorporation the following with respect to indemnification of directors and officers:

“The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

     Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

     Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article 11, which provides:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.”

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or controlling persons of Advanced Viral pursuant to the foregoing provisions, or otherwise, Advanced Viral has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

HOW TO GET MORE INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including Advanced Viral, may be found. Our Web site is http://www.adviral.com.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Advanced Viral and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site, www.sec.gov.

     Statements in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If we filed as an exhibit to any of our public filings any of the contracts, agreements or other documents referred to in this prospectus, you should read the exhibit for a more complete understanding of the document or matter involved.

ADVANCED VIRAL RESEARCH CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2003 and for the period from inception (February 20, 1984) to December 31, 2003. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2003 and for the period from inception (February 20, 1984) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

As more fully described in Note 2, the Company is subject to certain liquidity considerations. The Company’s plans with respect to this matter are also described in Note 2.

As discussed in Note 3 to the Company’s financial statements, errors in the valuation of certain options and warrants which resulted in an overstatement of previously reported expenses for the years ended December 31, 2002 and 2001 were discovered by the Company’s management. Accordingly, the financial statements for the years ended December 31, 2002 and 2001 have been restated to correctly reflect the valuations of such options and warrants.

RACHLIN COHEN & HOLTZ LLP

Miami, Florida
March 1, 2004

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
		(Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$270,936	$1,475,755
Prepaid insurance	71,312	86,368
Assets held for sale	147,531	172,601
Other current assets	4,108	35,527

Total current assets	493,887	1,770,251
Property and Equipment, Net	1,322,253	2,244,118
Other Assets	1,172,778	931,660

Total assets	$2,988,918	$4,946,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$792,398	$417,061
Accrued liabilities	120,487	137,646
Current portion of capital lease obligation	—	104,719
Current portion of note payable	15,572	25,165

Total current liabilities	928,457	684,591

Long-Term Debt:
Convertible debenture, net	1,427,946	1,610,499
Capital lease obligation	—	5,834
Note payable	—	4,879

Total long-term debt	1,427,946	1,621,212

Common Stock Subscribed but not Issued	280,000	883,900

Commitments, Contingencies and Subsequent Events	—	—

Stockholders’ Equity:
Common stock; 1,000,000,000 shares of $.00001 par value authorized, 544,591,722 and 455,523,990 shares issued and outstanding	5,446	4,555
Additional paid-in capital	57,262,111	51,141,177
Deficit accumulated during the development stage	(56,915,042)	(49,098,231)
Discount on warrants	—	(291,175)

Total stockholders’ equity	352,515	1,756,326

Total liabilities and stockholders’ equity	$2,988,918	$4,946,029

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,			Inception (February 20, 1984) to December 31,
	2003	2002	2001	2003
		(Restated)	(Restated)
Revenues	$—	$—	$17,601	$231,892

Costs and Expenses:
Research and development	1,350,318	4,439,592	5,150,869	19,665,734
General and administrative	3,221,433	2,654,296	4,063,022	20,815,910
Compensation and other expense for	—
options and warrants	605,788	883,762	1,048,108	4,929,024
Depreciation	922,024	977,746	511,216	2,795,149

	6,099,563	8,955,396	10,773,215	48,205,817

Loss from Operations	(6,099,563)	(8,955,396)	(10,755,614)	(47,973,925)

Other Income (Expense):
Interest income	12,785	27,659	113,812	914,220
Other income	—	—	—	120,093
Interest expense	(1,697,325)	(192,174)	116,849	(8,063,029)
Severance expense — former directors	—	—	(302,500)	(302,500)

	(1,684,540)	(164,515)	(71,839)	(7,331,216)

Loss from Continuing Operations	(7,784,103)	(9,119,911)	(10,827,453)	(55,305,141)
Loss from Discontinued Operations	(32,708)	(201,154)	(259,114)	(1,609,901)

Net Loss	$(7,816,811)	$(9,321,065)	$(11,086,567)	$(56,915,042)

Net Loss Per Common Share
Basic and Diluted:
Continuing operations	$(0.02)	$(0.02)	$(0.03)
Discontinued operations	(0.00)	(0.00)	(0.00)

Net loss	$(0.02)	$(0.02)	$(0.03)

Weighted Average Number of Common Shares Outstanding	495,008,372	439,009,322	389,435,324

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage
Balance, inception (February 20, 1984) as previously reported		—	$1,000	$—	$(1,000)
Adjustment for pooling of interests		—	(1,000)	1,000	—

Balance, inception, as restated		—	—	1,000	(1,000)
Net loss, period ended December 31, 1984		—	—	—	(17,809)

Balance, December 31, 1984		—	—	1,000	(18,809)
Issuance of common stock for cash	$0.00	113,846,154	1,138	170	—
Net loss, year ended December 31, 1985		—	—	—	(25,459)

Balance, December 31, 1985		113,846,154	1,138	1,170	(44,268)
Issuance of common stock — public offering	0.01	40,000,000	400	399,600	—
Issuance of underwriter’s warrants		—	—	100	—
Expenses of public offering		—	—	(117,923)	—
Issuance of common stock, exercise of “A” warrants	0.03	819,860	9	24,587	—
Net loss, year ended December 31, 1986		—	—	—	(159,674)

Balance, December 31, 1986		154,666,014	$1,547	$307,534	$(203,942)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage
Balance, December 31, 1986		154,666,014	$1,547	$307,534	$(203,942)
Issuance of common stock, exercise of “A” warrants	$0.03	38,622,618	386	1,158,321	—
Expenses of stock issuance	—	—	—	(11,357)	—
Acquisition of subsidiary for cash	—	—	—	(46,000)	—
Cancellation of debt due to stockholders	—	—	—	86,565	—
Net loss, year ended December 31, 1987	—	—	—	—	(258,663)

Balance, December 31, 1987		193,288,632	1,933	1,495,063	(462,605)
Net loss, year ended December 31, 1988		—	—	—	(199,690)

Balance, December 31, 1988		193,288,632	1,933	1,495,063	(662,295)
Net loss, year ended December 31, 1989		—	—	—	(270,753)

Balance, December 31, 1989		193,288,632	1,933	1,495,063	(933,048)
Issuance of common stock, expiration of redemption offer on “B” warrants	0.05	6,729,850	67	336,475	—
Issuance of common stock, exercise of “B” warrants	0.05	268,500	3	13,422	—
Issuance of common stock, exercise of “C” warrants	0.08	12,900	—	1,032	—
Net loss, year ended December 31, 1990		—	—	—	(267,867)

Balance, December 31, 1990		200,299,882	$2,003	$1,845,992	$(1,200,915)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage
Balance, December 31, 1990		200,299,882	$2,003	$1,845,992	$(1,200,915)
Issuance of common stock, exercise of “B” warrants	$0.05	11,400	—	420	—
Issuance of common stock, exercise of “C” warrants	0.08	2,500	—	200	—
Issuance of common stock, exercise of underwriter warrants	0.12	3,760,000	38	45,083	—
Net loss, year ended December 31, 1991	—	—	—	—	(249,871)

Balance, December 31, 1991		204,073,782	2,041	1,891,695	(1,450,786)
Issuance of common stock, for testing	0.04	10,000,000	100	404,900	—
Issuance of common stock, for consulting services	0.06	500,000	5	27,495	—
Issuance of common stock, exercise of “B” warrants	0.05	7,458,989	75	372,875	—
Issuance of common stock, exercise of “C” warrants	0.08	5,244,220	52	419,487	—
Expenses of stock issuance	—	—	—	(7,792)	—
Net loss, year ended December 31, 1992	—	—	—	—	(839,981)

Balance, December 31, 1992		227,276,991	2,273	3,108,660	(2,290,767)
Issuance of common stock, for consulting services	0.06	500,000	5	27,495	—
Issuance of common stock, for consulting services	0.03	3,500,000	35	104,965	—
Issuance of common stock, for testing	0.04	5,000,000	50	174,950	—
Net loss, year ended December 31, 1993	—	—	—	—	(563,309)

Balance, December 31, 1993		236,276,991	$2,363	$3,416,070	$(2,854,076)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock					Deficit Accumulated
	Amount			Additional		During the	Deferred
	Per			Paid-in	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1993		236,276,991	$2,363	$3,416,070	$—	$(2,854,076)	$—
Issuance of common stock, for consulting services	$0.05	4,750,000	47	237,453	—	—	—
Issuance of common stock, exercise of options	0.08	400,000	4	31,996	—	—	—
Issuance of common stock, exercise of options	0.10	190,000	2	18,998	—	—	—
Net loss, year ended December 31, 1994	—	—	—	—	—	(440,837)	—

Balance, December 31, 1994		241,616,991	2,416	3,704,517	—	(3,294,913)	—

Issuance of common stock, exercise of options	0.05	3,333,333	33	166,633	—	—	—
Issuance of common stock, exercise of options	0.08	2,092,850	21	167,407	—	—	—
Issuance of common stock, exercise of options	0.10	2,688,600	27	268,833	—	—	—
Issuance of common stock, for consulting services	0.11	1,150,000	12	126,488	—	—	—
Issuance of common stock, for consulting services	0.14	300,000	3	41,997	—	—	—
Net loss, year ended December 31, 1995	—	—	—	—	—	(401,884)	—

Balance, December 31, 1995		251,181,774	$2,512	$4,475,875	$—	$(3,696,797)	$—

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock					Deficit Accumulated
	Amount			Additional		During the	Deferred
	Per			Paid-in	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1995		251,181,774	$2,512	$4,475,875	$—	$(3,696,797)	$—
Issuance of common stock, exercise of options	$0.05	3,333,334	33	166,634	—	—	—
Issuance of common stock, exercise of options	0.08	1,158,850	12	92,696	—	—	—
Issuance of common stock, exercise of options	0.10	7,163,600	72	716,288	—	—	—
Issuance of common stock, exercise of options	0.11	170,000	2	18,698	—	—	—
Issuance of common stock, exercise of options	0.12	1,300,000	13	155,987	—	—	—
Issuance of common stock, exercise of options	0.18	1,400,000	14	251,986	—	—	—
Issuance of common stock, exercise of options	0.19	500,000	5	94,995	—	—	—
Issuance of common stock, exercise of options	0.20	473,500	5	94,695	—	—	—
Issuance of common stock, for services rendered	0.50	350,000	3	174,997	—	—	—
Options granted	—	—	—	760,500	—	—	(473,159)
Subscription receivable	—	—	—	—	(19,000)	—	—
Net loss, year ended December 31, 1996	—	—	—	—	—	(1,154,740)	—

Balance, December 31, 1996		267,031,058	$2,671	$7,003,351	$(19,000)	$(4,851,537)	$(473,159)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock					Deficit Accumulated
	Amount			Additional		During the	Deferred
	Per			Paid-in	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1996		267,031,058	$2,671	$7,003,351	$(19,000)	$(4,851,537)	$(473,159)
Issuance of common stock, exercise of options	$0.08	3,333,333	33	247,633	—	—	—
Issuance of common stock, conversion of debt	0.20	1,648,352	16	329,984	—	—	—
Issuance of common stock, conversion of debt	0.15	894,526	9	133,991	—	—	—
Issuance of common stock, conversion of debt	0.12	2,323,580	23	269,977	—	—	—
Issuance of common stock, conversion of debt	0.15	1,809,524	18	265,982	—	—	—
Issuance of common stock, conversion of debt	0.16	772,201	8	119,992	—	—	—
Issuance of common stock, for services rendered	0.41	50,000	—	20,500	—	—	—
Issuance of common stock, for services rendered	0.24	100,000	1	23,999	—	—	—
Beneficial conversion feature, February debenture	—	—	—	413,793	—	—	—
Beneficial conversion feature, October debenture	—	—	—	1,350,000	—	—	—
Warrant costs, February debenture	—	—	—	37,242	—	—	—
Warrant costs, October debenture	—	—	—	291,555	—	—	—
Amortization of deferred compensation cost	—	—	—	—	—	—	399,322
Imputed interest on convertible debenture	—	—	—	4,768	—	—	—
Net loss, year ended December 31, 1997	—	—	—	—	—	(4,141,729)	—

Balance, December 31, 1997		277,962,574	$2,779	$10,512,767	$(19,000)	$(8,993,266)	$(73,837)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock					Deficit Accumulated
	Amount			Additional		During the	Deferred
	Per			Paid-in	Subscription	Development	Compensation
	Share	Shares	Amount	Capital	Receivable	Stage	Cost
Balance, December 31, 1997		277,962,574	$2,779	$10,512,767	$(19,000)	$(8,993,266)	$(73,837)
Issuance of common stock, exercise of options	$0.12	295,000	3	35,397	—	—	—
Issuance of common stock, exercise of options	0.14	500,000	5	69,995	—	—	—
Issuance of common stock, exercise of options	0.16	450,000	5	71,995	—	—	—
Issuance of common stock, exercise of options	0.20	10,000	—	2,000	—	—	—
Issuance of common stock, exercise of options	0.26	300,000	3	77,997	—	—	—
Issuance of common stock, conversion of debt	0.13	1,017,011	10	132,990	—	—	—
Issuance of common stock, conversion of debt	0.14	2,512,887	25	341,225	—	—	—
Issuance of common stock, conversion of debt	0.15	5,114,218	51	749,949	—	—	—
Issuance of common stock, conversion of debt	0.18	1,491,485	15	274,985	—	—	—
Issuance of common stock, conversion of debt	0.19	3,299,979	33	619,967	—	—	—
Issuance of common stock, conversion of debt	0.22	1,498,884	15	335,735	—	—	—
Issuance of common stock, conversion of debt	0.23	1,870,869	19	424,981	—	—	—
Issuance of common stock, for services rendered	0.21	100,000	1	20,999	—	—	—
Beneficial conversion feature, November debenture	—	—	—	625,000	—	—	—
Warrant costs, November debenture	—	—	—	48,094	—	—	—
Amortization of deferred compensation cost	—	—	—	—	—	—	59,068
Write off of subscription receivable	—	—	—	(19,000)	19,000	—	—
Net loss, year ended December 31, 1998	—	—	—	—	—	(4,557,710)	—

Balance, December 31, 1998	—	296,422,907	$2,964	$14,325,076	$—	$(13,550,976)	$(14,769)

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	During the	Deferred	Discount
	Per			Paid-in	Development	Compensation	on
	Share	Shares	Amount	Capital	Stage	Cost	Warrants
Balance, December 31, 1998		296,422,907	$2,964	$14,325,076	$(13,550,976)	$(14,769)	$—
Issuance of common stock, securities purchase agreement	$0.16	4,917,276	49	802,451	—	—	—
Issuance of common stock, securities purchase agreement	0.27	1,851,852	18	499,982	—	—	—
Issuance of common stock, for services rendered	0.22	100,000	1	21,999	—	—	—
Issuance of common stock, for services rendered	0.25	180,000	2	44,998	—	—	—
Beneficial conversion feature, August debenture	—	—	—	950,036	—	—	—
Beneficial conversion feature, December debenture	—	—	—	361,410	—	—	—
Amortization of warrant costs, convertible debentures	—	—	—	300	—	—	(300)
Warrant costs, related to convertible debentures	—	—	—	—	—	—	2,455
Warrant costs, August debenture	—	—	—	49,964	—	—	—
Warrant costs, December debenture	—	—	—	4,267	—	—	—
Amortization of warrant costs, securities purchase agreement	—	—	—	—	—	—	—
Amortization of deferred compensation cost	—	—	—	(14,769)	—	14,769	—
Credit arising from modification of option terms	—	—	—	210,144	—	—	—
Net loss, year ended December 31, 1999	—	—	—	—	(6,323,431)	—	—

Balance, December 31, 1999 (Restated)		303,472,035	$3,034	$17,255,858	$(19,874,407)	$—	$2,155

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	During the	Discount
	Per			Paid-in	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 1999 (Restated)		303,472,035	$3,034	$17,255,858	$(19,874,407)	$2,155
Issuance of common stock, exercise of options	$0.1400	600,000	6	83,994	—	—
Issuance of common stock, exercise of options	0.1500	1,600,000	16	239,984	—	—
Issuance of common stock, exercise of options	0.1600	650,000	7	103,994	—	—
Issuance of common stock, exercise of options	0.1700	100,000	1	16,999	—	—
Issuance of common stock, exercise of options	0.2100	792,500	8	166,417	—	—
Issuance of common stock, exercise of options	0.2500	1,000,000	10	246,090	—	—
Issuance of common stock, exercise of options	0.2700	281,000	3	75,867	—	—
Issuance of common stock, exercise of options	0.3600	135,000	1	48,599	—	—
Issuance of common stock, exercise of warrants	0.2040	220,589	2	44,998	—	—
Issuance of common stock, exercise of warrants	0.2448	220,589	2	53,998	—	—
Issuance of common stock, exercise of warrants	0.2750	90,909	1	24,999	—	—
Issuance of common stock, exercise of warrants	0.3300	90,909	1	29,999	—	—
Issuance of common stock, conversion of debt	0.1400	35,072,571	351	4,907,146	—	—
Issuance of common stock, conversion of debt	0.1900	1,431,785	14	275,535	—	—
Issuance of common stock, conversion of debt	0.2000	1,887,500	19	377,481	—	—
Issuance of common stock, conversion of debt	0.3600	43,960	—	15,667	—	—
Issuance of common stock, cashless exercise of warrants	—	563,597	6	326,153	—	—
Issuance of common stock, services rendered	0.4650	100,000	1	46,499	—	—
Private placement of common stock	0.2200	13,636,357	136	2,999,864	—	—
Private placement of common stock	0.3024	4,960,317	50	1,499,950	—	—
Private placement of common stock	0.4000	13,265,000	133	5,305,867	—	—
Cashless exercise of warrants	—	—	—	(326,159)	—	—
Beneficial conversion feature, January Debenture	—	—	—	395,236	—	—
Warrant costs, consulting agreement	—	—	—	200,249	—	—
Warrant costs, January Debenture	—	—	—	13,418	—	—
Warrant costs, related to convertible debentures	—	—	—	—	—	(2,454)
Recovery of subscription receivable previously written off	—	—	—	19,000	—	—
Credit arising from modification of option terms	—	—	—	1,901,927	—	—
Net loss, year ended December 31, 2000	—	—	—	—	(8,816,192)	—

Balance, December 31, 2000 (Restated)		380,214,618	$3,802	$36,349,629	$(28,690,599)	$(299)

See notes to consolidated condensed financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	During the	Discount
	Per			Paid-in	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 2000 (Restated)		380,214,618	$3,802	$36,349,629	$(28,690,599)	$(299)
Issuance of common stock, exercise of options	$0.2700	40,000	1	10,799	—	—
Issuance of common stock, exercise of options	0.3600	20,000	1	7,199	—	—
Issuance of common stock, cashless exercise of warrants	—	76,411	1	77,491	—	—
Issuance of common stock, for services rendered	0.3500	100,000	1	34,999	—	—
Sale of common stock, for cash	0.1500	6,666,667	66	999,933	—	—
Sale of common stock, for cash	0.3000	2,000,000	20	599,980	—	—
Sale of common stock, for cash	0.3200	3,125,000	31	999,969	—	—
Sale of common stock, for cash	0.4000	1,387,500	14	554,986	—	—
Sale of common stock, for cash	0.2700	9,666,667	96	2,609,904	—	—
Warrant costs, private equity line of credit		—	—	1,019,153	—	(1,019,043)
Amortization of warrant costs, equity line of credit	—	—	—	—	—	356,594
Cashless exercise of warrants	—	—	—	(77,491)	—	—
Credit arising from modification of option terms	—	—	—	691,404	—	—
Net loss, year ended December 31, 2001	—	—	—	—	(11,086,567)	—

Balance, December 31, 2001 (Restated)		403,296,863	$4,033	$43,877,955	$(39,777,166)	$(662,748)

See notes to consolidated condensed financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	During the	Discount
	Per			Paid-in	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 2001 (Restated)		403,296,863	$4,033	$43,877,955	$(39,777,166)	$(662,748)
Sale of common stock, for cash	$0.1109	17,486,491	175	1,938,813	—	—
Sale of common stock, for cash	0.1400	22,532,001	225	2,840,575	—	—
Sale of common stock, for cash	0.1500	9,999,999	100	1,499,900	—	—
Issuance of common stock, conversion of debt	0.1100	909,091	9	99,991	—	—
Issuance of common stock, conversion of debt	0.1539	1,299,545	13	199,987	—	—
Warrant costs, termination agreement	—	—	—	190,757	—	—
Warrant costs, issued with sale of common stock, for cash	—	—	—	36,086	—	—
Expenses of stock issuance	—	—	—	(50,160)	—	(36,087)
Warrants granted for consulting services	—	—	—	107,382	—	—
Credit arising from modification of option terms	—	—	—	177,963	—	—
Amortization of warrant costs, equity line of credit	—	—	—	—	—	407,660
Beneficial conversion feature, May debenture	—	—	—	55,413	—	—
Beneficial conversion feature, July debentures	—	—	—	166,515	—	—
Net loss, year ended December 31, 2002	—	—	—	—	(9,321,065)	—

Balance, December 31, 2002 (Restated)		455,523,990	$4,555	$51,141,177	$(49,098,231)	$(291,175)

See notes to consolidated condensed financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(Continued)

INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2003

	Common Stock				Deficit Accumulated
	Amount			Additional	During the	Discount
	Per			Paid-in	Development	on
	Share	Shares	Amount	Capital	Stage	Warrants
Balance, December 31, 2002 (Restated)	—	455,523,990	$4,555	$51,141,177	$(49,098,231)	$(291,175)
Sale of common stock, for cash	$0.0500	21,620,000	216	1,080,784	—	—
Sale of common stock, for cash	0.0800	22,650,000	226	1,811,774	—	—
Issuance of common stock, conversion of debt	0.0424	14,150,943	142	599,858	—	—
Issuance of common stock, conversion of debt	0.0480	12,500,000	125	599,875	—	—
Issuance of common stock, conversion of debt	0.0640	9,375,000	94	599,906	—	—
Issuance of common stock, conversion of debt	0.1000	7,255,754	73	725,653	—	—
Issuance of common stock, conversion of debt	0.1442	745,643	7	107,499	—	—
Issuance of common stock, conversion of debt	0.1818	562,865	6	102,323	—	—
Issuance of common stock, for services rendered	0.0790	100,000	1	7,899	—	—
Issuance of common stock, for services rendered	0.0930	107,527	1	9,999	—	—
Warrant costs, issued with issue of convertible debenture	—	—	—	517,141	—	(517,141)
Expenses of stock issuance		—	—	(199,989)	—	36,386
Amortization of warrant costs, related to convertible debenture	—	—	—	—	—	517,141
Amortization of warrant costs, equity line of credit	—	—	—	—	—	254,789
Litigation settlement -cash			—	(1,050,647)	—	—
Options issued for services rendered	—	—	—	351,000	—	—
Beneficial conversion feature, April debenture	—	—	—	482,859	—	—
Beneficial conversion feature, July debenture	—	—	—	375,000	—	—
Net loss, year ended December 31, 2003	—	—	—	—	(7,816,811)	—

Balance, December 31, 2003		544,591,722	$5,446	$57,262,111	$(56,915,042)	$—

See notes to consolidated condensed financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

				Inception
				(February 20,
	Year Ended December 31,			1984) to December 31,
	2003	2002	2001	2003
		(Restated)	(Restated)
Cash Flows from Operating Activities:
Net loss	$(7,816,811)	$(9,321,065)	$(11,086,567)	$(56,915,042)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	937,868	997,874	532,264	3,376,531
Amortization of debt issuance costs	242,513	34,078	15,344	1,071,150
Amortization of deferred interest cost on beneficial	—	—	—	—
conversion feature of convertible debenture	809,401	89,001	—	4,992,196
Amortization of discount on warrants	517,141	407,660	356,704	1,681,533
Amortization of discount on warrants — consulting services	—	—	—	230,249
Amortization of deferred compensation cost	—	—	—	760,500
Issuance of common stock for debenture interest	101,466	43,425	—	221,103
Issuance of common stock for services	—	—	35,000	1,586,000
Compensation expense for options and warrants	605,788	476,102	691,404	3,870,596
Changes in operating assets and liabilities:	—	—	—	—
( Increase) decrease in other current assets	50,772	(52,155)	(28,358)	(94,539)
Decrease in inventory	—	—	19,729	—
Increase in other assets	(143,019)	(86,962)	(53,232)	(1,778,208)
Increase (decrease) in accounts payable and accrued liabilities	358,178	(1,288,999)	940,745	919,085

Total adjustments	3,480,108	620,024	2,509,600	16,836,196

Net cash used by operating activities	(4,336,703)	(8,701,041)	(8,576,967)	(40,078,846)

Cash Flows from Investing Activities:
Purchase of investments	—	—	—	(6,292,979)
Proceeds from sale of investments	—	—	—	6,292,979
(Acquisition) disposal of property and equipment	4,769	(267,715)	(1,588,648)	(4,318,615)

Net cash provided (used) by investing activities	4,769	(267,715)	(1,588,648)	(4,318,615)

Cash Flows from Financing Activities:
Proceeds from issuance of convertible debt	2,169,388	2,000,000	—	13,669,388
Proceeds from sale of securities, net of issuance costs	2,737,298	6,229,628	5,783,000	32,266,984
Issuance of common stock subscribed	(883,900)	—	—	(883,900)
Proceeds from common stock subscribed but not issued	280,000	883,900	—	1,163,900
Payments under litigation settlement	(1,050,647)	—	—	(1,050,647)
Payments under capital lease	(110,553)	(142,426)	(58,690)	(420,581)
Payments on note payable	(14,471)	(26,400)	(21,519)	(95,747)
Recovery of subscription receivable written off	—	—	—	19,000

Net cash provided by financing activities	3,127,115	8,944,702	5,702,791	44,668,397

Net Increase (Decrease) in Cash and Cash Equivalents	(1,204,819)	(24,054)	(4,462,824)	270,936
Cash and Cash Equivalents, Beginning	1,475,755	1,499,809	5,962,633	—

Cash and Cash Equivalents, Ending	$270,936	$1,475,755	$1,499,809	$270,936

Supplemental Disclosure of Non-Cash Financing Activities:
Cash paid during the year for interest	$16,804	$25,669	$20,556

Supplemental Schedule of Non-Cash Investing and Financing Activities:
A note was issued in 2003 for approximately $16,000 to secure an obligation to an agency of New York State.
A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment.

     See notes to consolidated condensed financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 2003, 2002 and 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product initially named Reticulose. This drug was the forerunner of the Company’s current drug, “AVR118”. The success of the Company will be dependent upon obtaining certain regulatory approvals for its pharmaceutical product, AVR118, to commence commercial operations.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd. (LTD), a Bahamian Corporation. LTD is presented in the financial statements under “Discontinued Operations” (See Notes 6 and 16). All significant intercompany accounts have been eliminated.

DEVELOPMENT STAGE ENTERPRISE

As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.

CASH AND CASH EQUIVALENTS

Cash equivalents consist of highly liquid investments (primarily a money market fund), with original maturities of three months or less.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred by the Company. Internal research and development services that the Company contracts out are expensed as incurred by the Company. The Company does not conduct research and development for third parties. Research and development costs may include consultants, Israel studies, U.S. studies at universities, laboratory gases, gloves and apparel, and travel.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RESEARCH AND DEVELOPMENT (Continued)

During 2002 and 2001, an allocation of rent, utilities, payroll, payroll taxes (except CEO salary and payroll taxes for Dr. Hirschman who was CEO during this period) and telephone were allocated to research and development at 80% of actual costs with 20% of actual costs allocated to general and administrative in 2002 and 2001. Approximately 50% of the salary and payroll taxes in 2002 and 2001 for Dr. Hirschman, the Company’s Chief Executive Officer and Chief Scientific Officer during this period were allocated to research and development expense.

In November 2002, the Company reduced its staff from 33 employees to 10 and limited its research and development efforts to the studies being performed in Israel. As a result, beginning in January 2003 and going forward, the Company discontinued allocating the above expenses to research and development expense (with the exception of Dr. Hirschman). For the period January through September 2003 30% of Dr. Hirschman’s salary and payroll taxes were allocated to research and development. Dr. Hirschman resigned as CEO and was appointed to the position of Chief Scientist toward the end of the third quarter and the Company began allocating 100% of his payroll costs to research and development for the period October through December 2003.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company regularly evaluates its long-lived assets for indicators of possible impairment, whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

OTHER ASSETS

Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time AVR118 is marketed. Loan costs include fees paid in connection with the convertible debenture agreements and are being amortized over the life of the agreement (see Note 9).

INCOME TAXES

The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The information set forth below provides disclosure of the estimated fair value of the Company’s financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003 and 2002. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 2003 and 2002 or that will be realized in the future.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money market fund and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are payable on demand.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company had cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. APB No. 25 provides that the compensation expense relative to the Company’s employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

No stock-based employee compensation cost is reflected in net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK-BASED COMPENSATION (Continued)

	2003	2002	2002	2001	2001
	Reported	Reported	Restated	Reported	Restated
Net loss	$(7,816,811)	$(10,342,335)	$(9,321,065)	$(11,715,568)	$(11,086,567)
Deduct: total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(2,790,859)	(2,016,132)	(724,048)	(2,374,643)	(154,034)
Pro forma net loss	$(10,607,670)	$(12,358,467)	$(10,045,113)	$(14,090,211)	$(11,240,601)
Loss per share — basic and diluted As reported	$(0.02)	$(0.02)	$(0.02)	$(0.03)	$(0.03)
Pro forma	$(0.02)	$(0.03)	$(0.02)	$(0.04)	$(0.03)

There are no other options outstanding that would require pro forma presentation.

NET LOSS PER COMMON SHARE

The Company computes loss per share in accordance with SFAS No. 128, EARNINGS PER SHARE. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company’s potentially issuable shares of common stock pursuant to outstanding stock options and warrants are excluded from the Company’s diluted computation, as their effect would be anti-dilutive.

REVENUE RECOGNITION

The limited sales generated by the Company have consisted of sales of AVR118 for testing and other purposes. The Company records sales when the product is shipped to customers. There were no sales for the year ended December 31, 2003 and 2002.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

RECLASSIFICATIONS

Certain amounts in the financial statements have been reclassified to conform to the current presentation.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENT ACCOUNTING PRONOUNCEMENTS

During May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 (“SFAS 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have an impact on the Company’s operating results or financial position as the Company does not have any financial instruments with characteristics of both liabilities and equity that are not already classified as liabilities.

During April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (“ SFAS 149”), “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The adoption of SFAS 149 did not have an impact on the Company’s operating results or financial position as the Company does not have any derivative instruments that are affected by SFAS 149.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51.” In December 2003, the FASB issued FIN No. 46R, which clarified certain issues identified in FIN 46. FIN 46R requires an entity to consolidate a variable interest entity if it is designated as the primary beneficiary of that entity even if the entity does not have a majority of voting interests. A variable interest entity is generally defined as an entity where its equity is unable to finance its activities or where the owners of the entity lack the risk and rewards of ownership. The provisions of this statement apply at inception for any entity created after January 31, 2003. For an entity created before February 1, 2003, the provisions of this interpretation must be applied at the beginning of the first interim or annual period beginning after March 1, 2004. The Company does not have any interest in variable interest entities and therefore the adoption of this standard is not expected to have an impact on the Company’s financial position and results of operations.

On December 31, 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION — TRANSITION AND DISCLOSURE — AN AMENDMENT OF SFAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. As the Company continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Note 11 of the Company’s consolidated financial statements. The new interim disclosure provisions became effective in the first quarter of 2003.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

In July 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of this standard did not have an impact on the Company’s financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The adoption of this standard did not have an impact on the Company’s financial position or results of operations.

NOTE 2. LIQUIDITY CONSIDERATIONS

As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $56,915,042 since inception and is dependent upon registration of AVR118 for sale before it can begin commercial operations. The Company’s cash position may be inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until AVR118 is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements.

During the year ended December 31, 2003, the Company completed several equity transactions and issued convertible debt in which it received cash proceeds of approximately $4,900,000.

On February 5, 2004, the Company entered into an agreement with two investors whereby the Company agreed to sell an aggregate of 120 million shares of its common stock and warrants to purchase 15 million             shares of its common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004 (See Note 9).

Management believes that cash flows from the foregoing agreement and from current financing arrangements will be sufficient to fund current operations. Management intends to continue to sell the Company’s securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

NOTE 3. RESTATEMENT OF FINANCIAL STATEMENTS

The accompanying financial statements for the years ended December 31, 2002 and 2001 have been restated to reflect changes in accounting for warrants issued in connection with equity transactions as well as options issued to the Board of Directors and employees (on a pro-forma basis only) and its Advisory Board. The restatement resulted in income which reduced the previously reported net loss for 2002 and 2001 by approximately $1,021,000 and $629,000 respectively.

Basic and diluted net loss per common share on operations remained the same for the years ended December 31, 2002 and 2001. The Company’s deficit accumulated during the development stage was reduced by $2,039,574 and $1,018,304 at December 31, 2002 and 2001 respectively. The restatement did not impact the Company’s net cash in investing and financing activities and net cash used in operating activities remained unchanged. However, certain components within operating

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

activities consisting of amortization of deferred interest cost, discount on warrants and compensation expense for options and warrants, were restated.

	As of December 31, 2002			As of December 31, 2001
	As Reported	Adjustments	Restated	As Reported	Adjustments	Restated
ASSETS
Current Assets	$1,770,251	$—	$1,770,251	$1,751,970	$—	$1,751,970
Property and Equipment, Net	2,244,118	—	2,244,118	2,818,045	—	2,818,045
Other Assets	931,660	—	931,660	878,776	—	878,776

Total assets	4,946,029	—	4,946,029	5,448,791	—	5,448,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	684,591	—	684,591	1,932,149	—	1,932,149

Long-Term Debt:
Convertible debenture, net	1,658,231	(47,732)	1,610,499	—	—	—
Capital lease obligation	5,834	—	5,834	42,370	—	42,370
Note payable	4,879	—	4,879	32,198	—	32,198

Total long-term debt	1,668,944	(47,732)	1,621,212	74,568	—	74,568

Common Stock Subscribed but not Issued	883,900	—	883,900	—	—	—

Stockholders’ Equity:
Common stock	4,555	—	4,555	4,033	—	4,033
Additional paid-in capital	57,530,605	(6,389,428)	51,141,177	47,666,141	(3,788,186)	43,877,955
Deficit accumulated during the development stage	(51,137,805)	2,039,574	(49,098,231)	(40,795,470)	1,018,304	(39,777,166)
Discount on warrants	(4,688,761)	4,397,586	(291,175)	(3,432,630)	2,769,882	(662,748)

Total stockholders’ equity	1,708,594	47,732	1,756,326	3,442,074	—	3,442,074

Total liabilities and stockholders’ equity	$4,946,029	$—	$4,946,029	$5,448,791	$—	$5,448,791

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 3. RESTATEMENT OF FINANCIAL STATEMENTS (Continued)

		2002			2001
	As Reported	Adjustments	Restated	As Reported	Adjustments	Restated
Revenues	$—	$—	$—	$17,601	$—	$17,601

Costs and Expenses:
Research and development	4,439,592	—	4,439,592	5,150,869	—	5,150,869
General and administrative	2,654,296	—	2,654,296	4,063,022	—	4,063,022
Compensation and other expense	755,397	128,365	883,762	691,404	356,704	1,048,108
for options and warrants Depreciation	977,746	—	977,746	511,216	—	511,216

	8,827,031	128,365	8,955,396	10,416,511	356,704	10,773,215

Loss from Operations	(8,827,031)	(128,365)	(8,955,396)	(10,398,910)	(356,704)	(10,755,614)

Other Income (Expense):
Interest income	27,659	—	27,659	113,812	—	113,812
Other income Interest expense	(1,341,809)	1,149,635	(192,174)	(868,856)	985,705	116,849
Severance expense - former directors	—	—	—	(302,500)	—	(302,500)

	(1,314,150)	1,149,635	(164,515)	(1,057,544)	985,705	(71,839)

Loss from Continuing Operations	(10,141,181)	1,021,270	(9,119,911)	(11,456,454)	629,001	(10,827,453)
Loss from Discontinued Operations	(201,154)	—	(201,154)	(259,114)	—	(259,114)

Net Loss	$(10,342,335)	$1,021,270	$(9,321,065)	$(11,715,568)	$629,001	$(11,086,567)

Net Loss Per Common Share
Basic and Diluted:
Continuing operations	(0.02)		(0.02)	(0.03)		(0.03)
Discontinued operations	(0.00)		(0.00)	(0.00)		(0.00)
Net loss	(0.02)		(0.02)	(0.03)		(0.03)
Weighted Average Number of Common Shares Outstanding	439,009,322	$—	439,009,322	389,435,324	$—	389,435,324

NOTE 4. PROPERTY AND EQUIPMENT

	Estimated Useful
	Lives (Years)	2003	2002
Land and improvements	15	$34,550	$34,550
Building and improvements	30	1,410,165	1,410,165
Machinery and equipment	5	3,384,391	3,394,431

		4,829,106	4,839,146
Less accumulated depreciation		3,365,784	2,433,185

		1,463,322	2,405,961
Less property and equipment included in assets held for sale, net (Note 5)		141,069	161,843

		$1,322,253	$2,244,118

The Company maintains a building and equipment in Freeport, Bahamas. This building and equipment amounted to $419,583 as of December 31, 2003 and $429,782 as of December 31, 2002. Included with machinery and equipment is equipment purchased under capital leases of $135,537 during 2002. Depreciation expense for equipment under the capital leases was approximately $27,107, $24,848 and $10,368 in 2003, 2002 and 2001, respectively. These amounts are included above.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 5. OTHER ASSETS

	2003	2002
Patent development costs	$952,687	$897,385
Loan costs, net of accumulated amortization of $1,071,150 and $828,637	132,374	34,275
Other	94,178	6,461

	1,179,239	938,121
Less other assets included in assets held for sale, net (Note 6)	6,461	6,461

	1,172,778	$931,660

NOTE 6. ASSETS HELD FOR SALE

During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company’s Bahamian subsidiary. As required under SFAS 144, the net book values of the assets (LTD had no liabilities as of December 31, 2003 other than an inter-company payable that has been eliminated) have been reflected on the balance sheet as held for sale and the operations have been included in discontinued operations for the years ended December 31, 2003, 2002 and 2001 (see Note 16).

Although no formal contract has been executed, management continues to evaluate offers and believes that the estimated selling price less estimated cost to sell exceeds the net book value of LTD and therefore there is no impairment loss charged to discontinued operations.

NOTE 7. ACCRUED LIABILITIES

	2003	2002
Accrued bonus	$50,000	$50,000
Accrued 401k contribution	—	40,675
Accrued payroll	36,079	35,157
Other	34,408	11,814

	$120,487	$137,646

NOTE 8. NOTE PAYABLE

During 1999, the Company entered into an installment purchase agreement for equipment totaling $123,600. The agreement is collateralized by the equipment and calls for monthly installments of $2,476, including interest at 12% per annum, with a final installment due and paid during January 2004.

In November 2003 the Company entered into an agreement with the Empire State Development Corporation to return a portion of a $25,000 grant it received in 2001 for creating new jobs. The grant was reduced due to a reduction in personnel by the Company during November 2002. The amount of the note is $15,745 payable in twelve installments of $1,312 beginning November 2003. At December 31, 2003 the balance due on the note is $13,121.

The aggregate maturities of Notes Payable at December 31, 2003 are $15,572 and are due in 2004.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS

CONVERTIBLE DEBENTURES AND WARRANTS

The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2003, warrants to purchase approximately 3.1 million             shares of the Company’s common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $.199 to $.864.

During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the “Market Price”); or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

•	On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holder converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $.10 per share. In May 2003 the holder converted the third 20% of the debenture ($100,000 plus interest of $5,000) into $1,050,000 shares of common stock at a conversion price of $.10 per share. In November 2003 the holder converted the fourth 20% of the debenture ($100,000 plus interest of $7,500 into 745,643 shares of common stock at a conversion price of $0.1442 per share.

•	On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. . In January 2003, the holder converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS

CONVERTIBLE DEBENTURES AND WARRANTS (CONTINUED)

conversion price of $.10 per share. In July 2003, the holder converted the third 20% of the debenture ($200,000 plus $10,000 of interest) for 2,100,000 shares of common stock at a conversion price of $.10 per share. At December 31, 2003 the outstanding balance was approximately $430,000 including accrued interest. In January 2004 the holder converted the fourth 20% of the debenture ($200,000 plus $15,014 of the interest) into 1,857,730 shares of common stock at a conversion price of $.1157 per share.

•	On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company’s 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. In January 2003, the holder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $.1818 per share, and the second 20% of which was converted at a conversion price of $.10 per share. At December 31, 2003 the outstanding balance was approximately $322,000 including accrued interest. On January 14, 2004 the holder converted 40% ($200,000 plus interest of $15,041) of the debenture into 1,629,840 shares at a conversion price of $.13194 per share.

•	On April 28, 2003 and July 18, 2003 the Company entered into separate securities purchase agreements with Cornell Capital Partners (i) to sell up to $2,500,000 of the Company’s 5% convertible debentures, due April 28, 2008, $1,000,000 of which was purchased on April 28, 2003; $500,000 of which was purchased on July 18, 2003; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC (the “April Agreement”); and (ii) whereby the Company sold to Cornell Capital Partners an additional $1,000,000 of the Company’s 5% convertible debentures due July 18, 2008 for gross cash consideration of $1 million (the “July Agreement”). Interest is payable in cash or common stock at the option of Cornell Capital Partners. Pursuant to the April Agreement and the July Agreement, Cornell Capital Partners or its assignees receive cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell Capital Partners, along with warrants to purchase an aggregate of 15,000,000 shares of common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008. In the event the closing bid price of common stock on the date the Company’s registration statement is declared effective by the SEC is less than $0.10, then under the April Agreement, the Company has the right to redeem the last $1,000,000 convertible debenture at the face amount of the convertible debenture within 10 days of the effectiveness of the registration statement. Pursuant to the terms of the April Agreement, commencing July 27, 2003, and in the case of the July Agreement, commencing October 18, 2003, Cornell Capital Partners may convert the debenture plus accrued interest, (which may be taken at Cornell Capital Partner’s option in

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (CONTINUED)

CONVERTIBLE DEBENTURES AND WARRANTS (CONTINUED)

cash or common stock), in shares of common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period under both the April and July Agreements Subject to certain exceptions, at its option, the Company may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell Capital Partners will receive a warrant to purchase 1,000,000 shares of common stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of common stock on the closing date or $0.08. The warrant shall have “piggy back” registration rights and shall survive for 5 years from the closing date.

The Company’s obligations under the convertible debentures and the April and July Agreements are secured by a first priority security interest in substantially all of its assets. This security interest expires upon the earlier to occur of (i) the fiftieth (50th) day following the effectiveness of the registration statement covering the resale of the shares underlying the convertible debentures; (ii) the date the Company receive, three million dollars ($3,000,000) of capital, in any form other than through the issuance of free-trading shares of the Company’s common stock, from sources other than Cornell Capital Partners; or (iii) the satisfaction of the Company’s obligations under the April and July Agreements, the convertible debentures and the ancillary documents entered into thereby. The security interest expired during February 2004. The legal expenses associated with these transactions were approximately $73,000 and were paid as of September 2003.

The Company received net proceeds of $1,312,500 and $869,486 for the April and July debentures respectively. These convertible debentures were converted as follows:

•	On September 10, 2003, Cornell Capital Partners converted $600,000 principal amount of the convertible debenture into 14,150,943 shares of common stock at a conversion price of $0.0424 per share.

•	On November 6, 2003, Cornell Capital Partners converted $600,000 principal amount of the convertible debentures into 12,500,000 shares of common stock at a conversion price of $0.048 per share.

•	On November 20, 2003, Cornell Capital Partners converted $600,000 principal amount of convertible debentures into 9,375,000 shares of common stock at a conversion price of $.064 per share.

•	On January 8, 2004, Cornell Capital Partners converted the remaining $700,000 principal amount of convertible debentures plus $51,000 of interest into 9,387,500 shares of common stock at a conversion price of $.08 per share.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (CONTINUED)

CONVERTIBLE DEBENTURES AND WARRANTS (CONTINUED)

At December 31, 2003 the outstanding balance was approximately $750,000 including accrued interest.

•	Upon the Company’s registration statement going effective with the SEC, the Company issued to Cornell Capital Partners on January 7, 2004 a $1,000,000 5% convertible debenture and received consideration of $882,402. On February 11, 2004, Cornell Capital Partners converted $1,000,000 principal amount plus interest of $4,657 into 12,558,219 shares of the Company’s common stock at a conversion price of $0.08 per share.

STOCK PURCHASE AGREEMENTS

Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of December 31, 2003, warrants to purchase approximately 16.5 million             shares of the Company’s common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

During the quarter ended March 31, 2002, under several stock purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

On April 12, 2002, pursuant to stock purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company’s common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. (“HCW”), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that 60 trading days following the original issue date of the warrants (the “First Determination Date”), a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price (“VWAP”) of the Company’s common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the warrants (the “Second Determination Date”), a certain number of remaining warrants shall become exercisable at $0.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of the Company’s common

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (CONTINUED)

STOCK PURCHASE AGREEMENTS (CONTINUED)

stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater.

On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, finder’s fees of approximately $50,000 were paid in December 2002 and 627,000 warrants were issued during January 2003.

On December 23, 2002 the Company received an additional $40,000 from various investors representing 500,000 shares of common stock or $0.08 per share. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders fee of $2,400 during January 2003 and issued warrants to purchase 30,000 shares of common stock with an exercise price of $.12 for a period of five years.

During January 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,550,000 shares of common stock at a price of $0.08 per share, for a total purchase price of $124,000, along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders’ fee to AVIX consisting of (i) $7,440 and (ii) issued warrants to purchase 93,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

During January and February 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,250,000 shares of common stock at $0.08 per share, for a total purchase price of $100,000, along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2008. In connection with this transaction the Company paid finders’ fees to Harbor View consisting of (i) $6,000 and (ii) warrants to purchase 75,000 shares of common stock at an exercise price per share of $0.12 until March 2006.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (CONTINUED)

STOCK PURCHASE AGREEMENTS (CONTINUED)

In April and May 2003, pursuant to securities purchase agreements with various investors, the Company sold 3,900,000 shares of common stock at a price of $0.08 per share and issued warrants to purchase 2,340,000 shares of common stock at an exercise price per share of $0.12 through April and May 2008, for an aggregate purchase price $312,000. In connection with this transaction, the Company paid a finders’ fee to Harbor View consisting of (i) $18,720 and (ii) warrants to purchase 234,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

On April 11, 2003, pursuant to a securities purchase agreement with James F. Dicke II, a former member of the Company’s Board of Directors, the Company sold 3,125,000 shares of common stock at $0.08 per share for a total purchase price of $250,000, along with warrants to purchase 1,875,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

On April 28, 2003 pursuant to a securities purchase agreement with David Provence in a private offering transaction pursuant to Section 4(2) of the Securities Act, the Company sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share through April 2008, for an aggregate purchase price of $25,000. In connection with the transaction, the Company paid a finders’ fee to Diego Vallone consisting of warrants to purchase 15,625 shares of common stock at an exercise price per share of $0.12 until April 2008.

In June 2003, pursuant to a securities purchase agreement with an investor, the Company sold 1,562,500 shares of common stock at $0.08 per share for a total purchase price of $125,000, along with warrants to purchase 937,500 shares of common stock at an exercise price per share of $0.12 through June 2008. In July in connection with this transaction, the Company paid finders’ fees to Avix, Inc. and Robert Nowinski consisting of an aggregate of $13,375 and warrants to purchase 171,875 shares of common stock at an exercise price per share of $0.12 through June 2008.

In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, the Company authorized the issuance of and sold 21,620,000 shares of common stock and warrants to purchase up to 10,810,000 shares of common stock, for an aggregate purchase price of $1,081,000, or $0.05 per share, pursuant to securities purchase agreements with various purchasers. The warrants are exercisable at $0.10 per share. In connection with the agreements, the Company paid finders’ fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of (i) approximately $64,860 and (ii) warrants to purchase 1,297,200 shares of common stock. All of the aforementioned warrants are exercisable at $0.10 per share commencing six months after the issuance date, for a period of five years.

In December 2003, pursuant to a securities purchase agreement with an investor the company received $280,000 to purchase 1,866,667 shares of the company’s common stock at $.15 per share along with warrants to purchase 653,333 shares of common stock at $.19 through December 2008. The shares and warrants were not issued until January 2004. The $280,000 was carried on the company’s balance sheet as common stock subscribed but not issued.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (CONTINUED)

SUBSEQUENT FINANCINGS AND AGREEMENTS

In January 2004 pursuant to a security purchase agreement with an investor, the Company received $45,00 to purchase 300,000 shares of the company’s common stock at $.15 per share along with warrants to purchase 105,000 shares of common stock at $.19 through January 2009. In addition, a finder’s fee associated with the December 2003 and January 2004 financing was paid to Harbor View Group in the amount of $26,000 along with warrants to purchase 173,333 shares of the Company’s common stock at $0.19 until January 2009.

On February 3, 2004, the Company entered into an agreement with James Dicke II and his son James Dicke III, whereby the Company agreed to sell an aggregate of 120 million shares of its common stock and warrants to purchase 15 million shares of its common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding having occurred on February 5, 2004. There are no conditions precedent to the investors’ obligation to close other than the accuracy of the Company’s representations and warrants and its compliance with the agreement. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007.

In addition, the Company granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction pursuant. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of the Board of Directors.

On February 9, 2004, the Company entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees there under, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, the Company agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of common stock to certain of DCT’s affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of common stock in any six-month period for a period of five years.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (Continued)

PRIVATE EQUITY LINE OF CREDIT

On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell Capital Partners Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of the Company’s common stock. Under such agreement, the Company may exercise “put options” to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000, until sixty months from the date of issuance. The Company has not issued any shares under this equity line, which expired in August 2003. The Class B Warrants have expired by their terms. There is no financial statement impact for the Class B Warrants issued under this equity line. The fair value of the Class A warrants was estimated to be $1,019,153 ($0.204 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to compensation and other expense for options and warrants over the life of the equity line of credit (30 months) in the accompanying financial statements.

On April 28, 2003, the Company entered into an equity line of credit with Cornell Capital Partners LP. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to Cornell Capital Partners Capital shares of common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners Capital will pay Advanced Viral 100% of the lowest closing bid price of its common stock on the over-the-counter Bulletin Board or other principal market on which its common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners Capital is entitled to a retain 5% of each advance under the equity line of credit. The Company’s obligation to sell its common stock is conditioned, at its option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by the Company on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of its common stock the day prior to the notice date. In December 2003, the Company registered 95,712,595 shares that may be issued under the equity line of credit.

For its services as placement agent, Katalyst Securities LLC received 107,527 shares of common stock, which was valued at $10,000.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 9. SECURITIES PURCHASE AGREEMENTS (Continued)

SUMMARY OF WARRANT ACTIVITY

A summary of warrants issued and outstanding in connection with convertible debentures and equity transactions as discussed above is presented below. Upon exercise, warrants are convertible into an equal number of the Company’s .00001 par value common stock. The warrants are exercisable immediately, with one exception, 5,000,000 Class B warrants issued in 2001 which expired during August 2003.

	Warrants	2003	Warrants	2002	Warrants	2001
	1/1/2003 -	Weighted-Average	1/1/2002-	Weighted-Average	1/1/2001 -	Weighted-Average
	12/31/2003	Exercise Price	12/31/2002	Exercise Price	12/31/2001	Exercise Price
Outstanding at beginning of year	57,118,572	.342	33,597,172	.555	24,476,498	.353
Granted	36,127,700	.101	24,022,000	.042	10,735,000	.0967
Exercised	0	.0	0	0	(181,818)	.275
Forfeited	(22,828,102)	.0236	(500,600)	.20	(1,432,508)	.234
Outstanding at end of year	70,418,170	.253	57,118,572	.342	33,597,172	.555
Warrants exercisable at year-end	70,418,170	.253	52,118,572	.279	28,597,172	.533

The following table summarizes information for warrants to purchase common stock outstanding at December 31, 2003:

	Warrants Outstanding			Warrants Exercisable
	Number	Weighted-average		Number
Range of	Outstanding	Remaining	Weighted-average	Exercisable	Weighted-average
Exercise Prices	at 12/31/03	in Months	Exercise Price	At 12/31/03	Exercise Price
.091 — .11	28,188,200	51	.0952	28,188,200	.0952
.12 - .18	15,836,500	55	.1238	15,836,500	.1238
.19 - .27	6,050,000	39	.2326	6,050,000	.2326
.28 - .41	6,195,214	16	.3101	6,195,214	.3101
.42 - 61	8,969,878	29	.5211	8,969,878	.5211
.62 - .92	178,378	38	.8640	178,378	.8640
1.0	5,000,000	25	1.0000	5,000,000	1.0000

NOTE 10. COMMON STOCK SUBSCRIBED BUT NOT ISSUED

Represents cash received during December 2003 pursuant to several private placements of securities with various investors ($280,000) for 1,866,667 shares of common stock at a negotiated price of $0.15 per share. These shares of common stock were issued during January 2004.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES

GENERAL

POTENTIAL CLAIM FOR ROYALTIES

The Company may be subject to claims from certain third parties for royalties due on sale of AVR118. The Company has not as yet received any notice of claim from such parties.

PRODUCT LIABILITY

The Company is unaware of any claims or threatened claims since AVR118 was initially marketed in the 1940’s; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of AVR118. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company’s financial condition and on the marketability of AVR118. During November 2003, the Company secured $3,000,000 of product liability coverage at a cost of approximately $15,000 per annum. In addition, the Company extended at no cost, liability coverage for its clinical trials in Israel. There can be no assurance that the Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

LACK OF PATENT PROTECTION

The Company has 11 issued U.S. patents, two issued Australian patents and one granted China patent for the use of AVR118 at 12/31/03. The Company currently has eight patent applications pending with the U.S. Patent Office and 18 foreign patent applications at 12/31/03. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES

STATUS OF FDA FILINGS

On July 30, 2001, the Company submitted an Investigational New Drug (IND) application to the United States Food and Drug Administration (FDA) for the use of AVR118 as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA allowed the Company’s IND application for AVR118, which permitted the Company to begin Phase I clinical trials. The Phase I initial trials are placebo controlled, open label, dose escalation safety studies in healthy trial volunteers. The Phase I study was performed in the United States on healthy volunteers. In March 2002, the Company completed the Phase I trial and submitted to the FDA the results which indicated that AVR118 was safe and well tolerated dermatologically in all doses applied in the study. Phase II trials are pivotal clinical investigations designed to establish the efficacy and safety of AVR118. Currently, the Company is determining the best course of action to proceed with the Phase II clinical trials of AVR118 for topical use.

STATUS OF CLINICAL TRIALS IN ISRAEL

The Company is currently testing injectable AVR118 in a Phase I/II study in Israel involving cachectic AIDS patients who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). The Company’s objective for this study is to determine the safety and tolerance of AVR118. Although there can be no assurances, the Company anticipates that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.

In August 2003, the Company decided to defer the continuation of and re-examine the procedures, protocol and objectives of, two other clinical trials in Israel using AVR118; a Phase I study for cachectic patients with leukemia and lymphoma and a Phase I study for cachectic patients with solid tumors. There can be no assurances as to when these two studies will be completed, if at all.

Because of the Company’s limited personnel, the Company believes it to be in its best interests to focus its clinical efforts on its one ongoing Phase I/II open-label dose escalation clinical trial being conducted at The Kaplan Medical Center in Rehovot, Israel of AVR118 for cachectic patients with AIDS. Out of 30 total patients contemplated under the protocol for this study, 23 patients are enrolled, 22 of whom have completed the full course of treatment of AVR 118, and one is continuing to receive treatments of AVR 118, as required under the study. Results from the first 15 patients showed improvement in appetite, weight gain or stability, and enhanced quality of life. None of the first 15 patients reported any serious side effects associated with AVR118 therapy.

The Company estimates completion of this study during the second quarter of 2004. It is uncertain at this time when cash inflows will result from this study. The completion of the study is dependent upon the availability of patients meeting the prescribed protocol and the ability of the hospitals to meet the requirements of the protocol. From inception of all the clinical studies in Israel through December 31, 2003, the Company has expensed approximately $1,692,000. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS is estimated to be $277,000. In addition, the Company believes it will incur an additional $150,000 for consulting expenses in the U.S. related to the analysis of data from this Phase I/II study as well as strategic consulting.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

STATUS OF ISRAEL CLINICAL TRIALS (CONTINUED)

In April 2001, the Company formalized a 12-month agreement with Selikoff Center in Israel to develop clinical trials in Israel using AVR118, which has concluded, the Company paid $242,000 for such research.

In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. Total costs for EnviroGene LLC in connection with these three clinical trials are $1,551,000, of which approximately $1,323,000 has been expensed and approximately $875,000 has been paid through December 31, 2003.

On July 8, 2002, the Company extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of AVR118 on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of AVR118 in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000. Since inception, through December 31, 2003, the Company expensed $120,000 and paid $90,000 in connection with this agreement. Final payment has not been made pending receipt, review and approval of the final report.

In October 2002 the Company entered into an agreement with Quintiles Israel Ltd. to act as the auditor and monitor of the clinical studies. The agreement terminates upon completion of the services unless terminated earlier by either party upon prior written notice or upon a material breach and a failure to cure, and upon such termination the Company retain all rights to the research performed under the agreement. The Company has expensed $147,000 since inception of the contract through December 31, 2003. If all three clinical studies in Israel were concluded, the additional cost under this contract would be $106,000. The Company cannot at this time determine the financial impact of reducing the number of trials under this contract.

In November 2002 the Company entered into an agreement with Kaplan Medical Center in Israel to act as the center for the Phase I/II study using AVR118 for cachectic patients with AIDS. The agreement terminates upon conclusion of the study, or upon prior written notice, and upon such termination the Company retains all rights to the research performed under the agreement. To date, 23 patients have been enrolled in the study out of 30 patients contemplated under the study protocol, and the estimated completion date for the study is the second quarter of 2004. The Company has expensed $103,000 since inception of the contract through December 31, 2003.

The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS is estimated to be $277,000. In addition, the Company believes it will incur an additional $150,000 for expenses in the U.S. related to analyzing the data from the Phase I/II study in Israel as well as strategic consulting.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

STATUS OF ISRAEL CLINICAL TRIALS (Continued)

Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR 118 may never be approved for commercial distribution by any country. Because the Company’s research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR 118. We are attempting to secure funds through the sale of the Company’s securities.

The studies being conducted in Israel are subject to risks associated with the political, economic and military conditions affecting Israel and the Middle East, and recent world events, including terrorism and war, have made it difficult to predict whether or in what manner these problems will be resolved.

The Company’s studies detailing the results of the research and testing being conducted in Israel may not positively impact the FDA’s decision to approve a new IND for injectable AVR118 or approve the marketing, sales or distribution of AVR118 within the United States, and as a result may not improve the Company’s chances of gaining approval for the marketing, sales or distribution of AVR118 anywhere in the world. The Company cannot provide assurances that it will acquire additional financial resources to complete all phases of the clinical trials, or, if it acquires such resources, that it will do so on favorable terms.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS

GLOBOMAX AGREEMENT

On January 18, 1999, the Company entered into a consulting agreement with GloboMax LLC to provide services at hourly rates established by the contract to the Company’s Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for AVR118. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002. There were no expenditures in 2003 and GloboMax is no longer providing services to or representing Advanced Viral.

HARBOR VIEW AGREEMENTS

On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk-free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk-free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HIRSCHMAN AGREEMENT

In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai’s Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company’s common stock and the option to acquire 5,000,000 shares of the Company’s common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of December 31, 2003, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the “Addendum”). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company’s common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 1999 at an exercise price of $0.19 per share; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 1999 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 1999 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company’s common stock, all of which assigned options have expired and are no longer exercisable, except for 75,000 at $0.27 and 75,000 at $0.36. During March 2001 these options were extended until December 2001. As a result of this modification of the option terms, the fair value of the option was estimated to be $23,291 based on a financial analysis of the terms of the option using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount was recorded in March 2001. These options were further extended in December 2001 until June 2002. As a result of this modification of the option terms, the fair value of the options was estimated to be $6,158 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%. This amount was recorded in December 2001. These options were further extended in June 2002 until December 2002, and the exercise prices were increased to $0.28 and $0.37, respectively. This amount was recorded in June 2002. As a result of this modification of

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HIRSCHMAN AGREEMENT (Continued)

the option terms, the fair value of the options was estimated to be $3,078 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%.

From October 1996 to August 2003, Dr. Hirschman was the Chief Executive Officer of the Company. In February 1998, the Company granted to Dr. Hirschman options to purchase 23,000,000 shares of the Company’s common stock at an exercise price of $0.27 from time to time until February 2008. These options vested upon the Company’s filing an IND application with the FDA. In February 1998, the Company extended the expiration date of the following options previously granted to Dr. Hirschman from March 1999 to February 2008: (i) options to purchase 4,100,000 shares at $0.18 per share; (ii) options to purchase 4,000,000 shares at $0.19 per share; (iii) options to purchase 4,000,000 shares at $0.27 per share; and (iv) options to purchase 4,000,000 shares at $0.36 per share.

In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the “Agreement”) which supersedes in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. In July 2002, the Company notified Dr. Hirschman that the Agreement will not be extended subsequent to December 31, 2004. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using AVR118; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid in January 2002 and the $50,000 balance paid in January 2004.

The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,000 based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk-free interest rate of 6% and an expected life of 32 months. The Company has recognized the $5,328,441 fair value of the options as compensation expense on a pro-forma basis in May 2000 based upon the vesting terms of the employment agreement.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HIRSCHMAN AGREEMENT (Continued)

On August 27, 2003, Shalom Z. Hirschman, M.D. resigned as an officer and director of Advanced Viral upon the terms and conditions of a Third Amended and Restated Employment Agreement dated August 27, 2003. The resignation of Dr. Hirschman was not due to any disagreement with

Advanced Viral on any matter relating to Advanced Viral’s operations, policies or practices.

Pursuant to a Third Amended and Restated Employment Agreement dated as of August 26, 2003 between Advanced Viral and Dr. Hirschman, the Company employ Dr. Hirschman on a full business time basis as its chief scientist. Pursuant to the agreement, the term of Dr. Hirschman’s employment continues until December 31, 2004 unless sooner terminated pursuant to the agreement. If the agreement is terminated by the Company for cause, all unvested stock options granted to Dr. Hirschman expire within 90 days of such termination date. If the agreement is terminated by Dr. Hirschman for good reason, the Company is required to pay to Dr. Hirschman his annual salary and employee benefits through the term of the agreement. Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy for at least $1 million, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that the Company shall:

•	lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

•	reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses (i) his license fees, membership dues in professional organizations, subscriptions to two professional journals, not to exceed $1,200; (ii) necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of Advanced Viral and as requested by the board of directors, and all other expenses that may be pre-approved by our board of directors; and

•	provide not less than four weeks paid vacation annually and such paid sick or other leave as the Company provide to all of its employees.

The agreement also provides for the payment of $50,000 to Dr. Hirschman provided (i) the Company receive new financing or a capital investment of not less than $1,500,000, and (ii) Dr. Hirschman is terminated other than for cause. The agreement further contains certain confidentiality and non-compete provisions, ratifies his currently outstanding stock options, and obligates the Company to use its best efforts to cause shares underlying the options to be registered or to have the registration of such shares to continue to be effective in order that the shares may be resold without a restrictive legend.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HAWKINS EMPLOYMENT AGREEMENT

Pursuant to an Employment Agreement dated February 10, 2004, the Company engaged Elma S. Hawkins, Ph.D. to be its President and Chief Executive Officer on a full time basis commencing February 18, 2004 until February 2006 unless terminated earlier as provided in the agreement. The initial term may be extended for successive one (1) year periods unless either party gives the other thirty (30) days prior written notice of its intent not to renew prior to the expiration of the then current term. Dr. Hawkins shall receive a base salary of $350,000 per year, and shall be eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, Advanced Viral agreed to pay Dr. Hawkins a signing bonus of $50,000. The agreement also entitles Dr. Hawkins and her dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of Advanced Viral and their families. The agreement further provides that:

•	The Company shall pay the dues of such professional associations and societies of which Dr. Hawkins is a member in furtherance of her duties.

•	The Company shall reimburse Dr. Hawkins for reasonable expenses relating to professional licenses, entertainment, travel, and similar items in accordance with the policies, practices and procedures of Advanced Viral.

•	The Company shall furnish Employee with an automobile and pay all expenses related to such automobile for use in the performance of her duties, or, at the Company’s discretion provide, at its expense, car transportation between New York City and the Yonkers, New York headquarters. · Dr. Hawkins will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time her compensation shall be paid in full. Vacation Days unused in any calendar year may not be accumulated and carried forward and used in future years.

If the agreement is terminated by the Company for cause, or Dr. Hawkins voluntarily resigns, becomes disabled or dies, then Dr. Hawkins or her estate shall be entitled to her base salary earned through the date of termination, accrued vacation, and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Dr. Hawkins shall be entitled to, in one lump sum payment, that amount which is equivalent to her base salary paid for the fiscal year immediately prior to her termination, and all applicable reimbursements due. Payment of the lump sum severance benefit is conditioned upon the release by Dr. Hawkins of Advanced Viral, to the maximum extent permitted by law, from any and all claims she may have against the Company that relate to or arise out of her employment or termination of employment.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HAWKINS AGREEMENT (Continued)

Pursuant to the agreement, Dr. Hawkins received an option to purchase 40 million shares of common stock through February 2009. The option vests in increments of 666,667 on a monthly basis, and is exercisable at four different prices, as follows: (i) $0.12 for the first 8 million option shares; (ii) $0.129 for the next 8 million option shares; (iii) $0.139 for the next 8 million option shares; (iv) $0.149 for the next 8 million shares and (v) $0.160 for the last 8 million option shares. If Dr. Hawkins is terminated for cause or if she voluntarily resigns without cause, the option shall expire for all option shares which have as of such date not become exercisable but shall survive with respect to option shares that have become exercisable as of such date, (the “Surviving Options”), provided, however, notwithstanding anything contained herein to the contrary, she shall have 90 days to exercise the Surviving Options. the option shall immediately expire and she shall forfeit all rights to acquire the option shares. Upon the termination of Dr. Hawkins’ employment for other reasons, the option shall immediately become exercisable for that number of option shares equal to the number of option shares which would have been subject to exercise by Dr. Hawkins during the then current term of the employment agreement (without giving effect to any extensions thereof).

OTHER EMPLOYEES

In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company’s common stock. Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.

The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk-free interest rate of 6% and an expected life of ten years.

On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk-free interest rate of 6%; an expected life of ten years; and a termination rate of 10%.

In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company’s common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five-year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk-free interest rate of 4.38%; an expected

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

OTHER EMPLOYEES (Continued)

life of approximately 10 years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over approximately 5 years (the vesting period of the options).

In August 2003, the Company granted an aggregate of 3,010,000 options to purchase shares of the Company’s common stock to certain employees. The options are exercisable at $0.052 per share through August 26, 2008, and vest in 20 equal installments each quarter over five years. The fair value of the options was estimated to be $147,177 ($0.049 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 128%; a risk-free interest rate of 3.99% and an expected holding period of eight years.

OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS

MEMBERS OF ADVISORY BOARDS

The Company values these options based upon a measurement date consistent with the vesting schedule of the options.

In May 2002, the Company granted to members of its Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk-free interest rate of 4.88% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002. The Business Advisory Board was dissolved during December 2002

In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18, 2003 and 25% on June 18, 2003 through September 17, 2010. Compensation expense for the year ended December 31, 2002 was $6,438.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

MEMBERS OF ADVISORY BOARDS (Continued)

In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. Because the options did not begin to vest until March 2003, there was no compensation expense for the year ended December 31, 2002.

In December 2003 the Company granted to members of its Scientific Advisory Board, options to purchase 1,450,000 shares of common stock at an exercise price of $0.18 per share vesting immediately and exercisable until December 2013. The fair value of these options was estimated to be $252,934 ($.1744 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions expected volatility of 131%; a risk-free interest rate of 4.20% and an expected holding period of 10 years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2003.

BOARD OF DIRECTORS

In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company’s Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

In June 2002, the Company granted to Roy S. Walzer, upon his becoming a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. The fair value of the these options was estimated to be $140,608 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk-free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

BOARD OF DIRECTORS (Continued)

In July 2002, the Company granted to Paul Bishop, upon his becoming a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share,) which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk-free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

In September 2002, the Company granted to Richard Kent, upon his becoming a member of the Board of Directors, and member of various committees of the Board, options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24, 2003 through September 23, 2010. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk-free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company’s Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share, and the options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk-free interest rate of 4.14% and an expected holding period of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

In August 2003, the Company granted an aggregate of 22,500,000 options to purchase shares of the Company’s Common stock to certain members of the Board of Directors. Options to purchase 17,500,000 shares are exercisable at $0.052 per share through August 26, 2013. Options to purchase 5,000,000 shares are exercisable at $0.063 per share through August 26, 2013. The fair value of the options was estimated to be $1,129,017 ($0.05 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 128%; a risk-free interest rate of 4.47% and an expected holding period of 10 years.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

BOARD OF DIRECTORS (Continued)

In December 2003, the Company granted an aggregate of 21,200,000 shares of the Company’s common stock to certain members of the Board of Directors and various committees of the Board of Directors options to purchase 12,200,000 shares are exercisable at $0.18 per share, which options vest 25% immediately, 25% on March 19, 2004, 25% on June 19, 2004 and 25% on September 19, 2004 through December 19, 2003. The remaining 9,000,000 shares are exercisable at $0.18 per share and vest at the rate of 750,000 options every 30 days commencing December 20, 2003 through December 2013. The fair value of the options was estimated to be $3,698,678 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk-free interest rate of 4.20% and on expected holding period of ten years. The company will recognize the fair value of the options as compensation expense on a pro-forma basis based on the percentage vested at each vesting period.

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS no. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company’s employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

Upon resignation, directors no longer provide services to the Company and there are no modifications to the terms of their options.

There were no other options outstanding that would require pro forma presentation.

During February 2003, Richard S. Kent resigned from the Company’s Board of Directors. Under the terms of his option agreements he is entitled to exercise options to purchase 431,271 shares of the Company’s common stock until February 2006.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

BOARD OF DIRECTORS (Continued)

During September 2003 Ms. Carol Armenti resigned from the Scientific Advisory Board. Under terms of her option agreement she is entitled to exercise options to purchase 434,103 options shares of the Company’s common stock until September 2006.

SUMMARY OF STOCK OPTIONS

The fair value of each option is estimated on the date of grant using Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2003, 2002, and 2001, respectively: divided yield of 0.0% percent for all years; expected volatility of 113% to 128%, 113% to 133%,, N/A, and, risk-free interest rates of 4%, 4%,and N/A and expected lives of 8 to 10, 8 to 10, and N/A years. A summary of the status of the Company’s fixed stock options as of December 31, 2003, 2002 and 2001, and changes during the years ending on those dates is presented below

		2003		2002		2001
		Weighted-		Weighted-		Weighted-
		average		average		average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Prie
Outstanding at beginning of year	63,833,427	.2122	51,056,380	.2557	51,426,380	.2560
Granted	48,410,000	.113	19,782,252	.10	100,000	.31
Exercised		—	—	—	(60,000)	.30
Forfeited	(2.068,722)	(.1277)	(7,005,205)	—	(410,000)	—
Outstanding at end of year	110,174,705	.1704	63,833,427	.2122	51,056,380	.2557
Options exercisable at year-end;	90,824,305	.1724	50,473,879	.2433	48,518,420	.2553
weighted-average fair value of options granted during the year		.11		.10		.31

     The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
	Number	Weighted-average		Number
Range of	Outstanding	Remaining	Weighted-average	Exercisable	Weighted-average
Exercise Prices	At 12/31/03	Contractual Life	Exercise Price	At 12/31/03	Exercise Price
.01 - .07	25,510,000	9.5 years	.0542	22,510.000	.0544
.08 - .12	16,695,492	7.9 years	.0944	16,695,492	.0944
.13 - .18	27,328,382	9.0 years	.1793	11,166,582	.1790
.19 - .27	35,727,880	4.5 years	.2572	35,655,880	.2573
.28 - .36	4,912,951	4.8 years	.3497	4,796,351	.3502

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

SUMMARY OF STOCK OPTIONS (Continued)

Financial reporting of the options granted to Hirschman, Gallantar, other employees and members of the Board of Directors and committees of the Board of Directors has been prepared pursuant to the Company’s policy of following APB No. 25 and related interpretations. Accordingly, the following pro-forma financial information is presented to reflect amortization of the fair value of the options.

	Year Ended December 31,
	2003	2002	2002	2001	2001
	Reported	Reported	Restated	Reported	Restated
Net loss	$(7,816,811)	$(10,342,335)	$(9,321,065)	$(11,715,568)	$(11,086,567)
Deduct: total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(2,790,859)	(2,016,132)	(724,048)	(2,374,643)	(154,034)
Pro forma net loss	$(10,607,670)	$(12,358,467)	$(10,045,113)	$(14,090,211)	$(11,240,601)
Loss per share — basic and diluted
As reported	$(.02)	$(0.02)	$(0.02)	$(0.03)	$(0.03)
Pro forma	$(.02)	$(0.03)	$(0.02)	$(0.04)	$(0.03)

DISTRIBUTION AGREEMENTS

The Company currently is a party to separate agreements with four different entities, whereby the Company has granted exclusive rights to distribute AVR118 in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause AVR118 to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of AVR118 to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

On February 9, 2004, the Company entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, the Company agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of five million shares of common stock to certain of DCT’s affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of two million shares of common stock in any six-month period for a period of five years.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

CONSTRUCTION COMMITMENT

In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company’s Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company’s Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000, which was paid during 2003.

LEASES

CAPITAL LEASES

During 1998, the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. During 1999, the Company entered into a purchase lease agreement for equipment totaling $38,645. The lease calls for monthly payments of $965 for 48 months commencing in August 1999 and expiring in July 2003. During 2000, the Company entered into a purchase lease agreement for equipment totaling $13,197. The lease calls for monthly payments of $447 for 36 months commencing in January 2001 and expiring in December 2003. During 2002, the Company entered into a purchase lease agreement for equipment totaling $146,672. The lease calls for monthly payments of $5,903 for 24 months commencing in February 2002 and expiring in January 2004. The January 2004 payment was made in December 2003. There are no lease obligations at December 31, 2003.

OPERATING LEASES

Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $17,000 annually. The Company has three options to renew for an additional one year per option. Management has exercised its second option for the year 2001. Effective December 2001, the Company closed its Florida office.

On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005. Annual rent on the original lease is approximately $85,000. Rent for the additional facilities is approximately $175,000. Total rental commitment for the Yonkers facilities will be $260,000 until May 1, 2002 at which time it will increase to approximately $290,000.

The Company leased an automobile in November 1999 for 39 months at $711 per month expiring in January 2003. Dr. Hirschman entered into a new 39 month lease for $716 per month, starting in February 2003 and expiring in April 2006. The Company is obligated to make payments under this lease through December 2004, which is reflected in the following table.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 11. COMMITMENTS AND CONTINGENCIES (Continued)

LEASES (Continued)

OPERATING LEASES (Continued)

Total lease expense for the years ended December 31, 2003, 2002 and 2001 amounted to $298,763, $263,609 and $296,064, respectively.

Future minimum lease commitments as of December 31, 2003 are as follows:

Year ending December 31:
2004	$299,000
2005	97,000

TOTAL	$396,000

NOTE 12. SEVERANCE AGREEMENTS

On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of the Company upon the terms and conditions of separate severance agreements. The resignations were not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

In connection with their resignation, the Company paid $150,000 to each of Messrs. Bregman and Friedland and $2,500 to Mr. Silver. In connection with the severance agreements, the Company obtained a loan in the amount of $200,000 from the Company’s Chief Financial Officer, as evidenced by a demand promissory note. The note was repaid on December 17, 2001.

NOTE 13. SETTLED LITIGATION

In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors “misrepresented their intentions in investing in the Company” and “engaged in a series of manipulative activities to depress the price of Advanced Viral stock.” The Company alleges that the defendants sought to “guarantee they would be issued significantly more shares of ADVR common stock” as a result of warrant repricing provisions of a September 2002 financing agreement. The Company is seeking a judgment for damages, interest and costs.

The complaint names SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claims that the “defendants have each, at times acting individually, and at times acting in concert with at least one or more of each other,” engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 13. SETTLED LITIGATION (Continued)

Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of the largest shareholders of the Company. The complaint alleges that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme. The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,002 shares of the Company’s common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charges the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

Following the initiation of the Company’s lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the “Alpha Plaintiffs”) filed separate lawsuits in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court’s order requesting relief from the Court’s order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company appealed the order denying the motion for reconsideration.

During May 2003, the Company entered into a settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice. In exchange for release by the parties to the lawsuits of their rights to exercise the warrants issued in the September 2002 financing, the Company paid and recorded $1,050,647. Therefore, the Company recorded this obligation as a cost associated with the September 2002 financing by reducing Paid in Capital.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 14. STOCKHOLDERS’ EQUITY

During 2001, the Company issued 23,082,245 shares of common stock for an aggregate consideration of $5,895,491. The amounts were comprised of the issuance of 22,845,834 shares of common stock for cash of $5,765,000, issuance of 60,000 shares common stock pursuant to the exercise of options for $18,000, issuance of 76,411 shares of common stock pursuant to the cashless exercise of warrants for $77,491 and issuance of 100,000 shares of common stock in exchange for services for $35,000.

During 2002, Company issued 52,227,127 shares of common stock for an aggregate consideration of $6,529,608. The amounts were comprised of the issuance of 50,018,491 shares of common stock for cash of $6,229,608 and issuance of 2,208,636 shares of common stock upon conversion of $300,000 of convertible debentures.

During 2003 the Company issued 89,067,732 shares of common stock for an aggregate of $5,646,000. The amounts were comprised of the issuance of 44,720,000 shares of common stock for $2,893,000, the issuance of 44,590,205 shares of common stock upon the conversion of $2,700,000 of convertible debentures and $36,000 of interest and the issuance of 107,527 shares of common stock for a $10,000 finders fee for the Cornell Capital Partners April Debenture and an additional 100,000 shares of common stock for $7,900 of services rendered to the Company during 2003.

During 2003, 2002 and 2001, additional paid-in-capital was recorded of $0, $177,963 and $691,404 respectively, relating to the modification of option terms. A summary of these modifications to equity instruments is set forth below:

SUMMARY OF MODIFICATIONS TO EQUITY INSTRUMENTS

				Original			New
		Black-scholes		Exercise	Original	New	Expiration
Year	Grantee	Calculation	Option Shares	Price	Expiration Date	Exercise Price	Date
2001	Richard Rubin	$25,595	144,000	$0.27	3/23/2001	$0.27	12/31/2001
2001	Richard Rubin	$38,518	290,000	$0.36	3/23/2001	$0.36	12/31/2001
2001	Elliott Bauer	$13,330	75,000	$0.27	3/23/2001	$0.27	12/31/2001
2001	Elliott Bauer	$9,961	75,000	$0.36	3/23/2001	$0.36	12/31/2001
2001	Henry Kamioner	$115,291	500,000	$0.19	3/23/2001	$0.19	12/31/2001
2001	Henry Kamioner	$88,870	500,000	$0.27	3/23/2001	$0.27	12/31/2001
2001	Henry Kamioner	$66,410	500,000	$0.36	3/23/2001	$0.36	12/31/2001
2001	Elliott Bauer	$318,359	3,349,500	$0.18	12/31/2001	$0.19	6/30/2002
2001	Elliott Bauer	$3,958	75,000	$0.27	12/31/2001	$0.28	6/30/2002
2001	Elliott Bauer	$2,200	75,000	$0.36	12/31/2001	$0.37	6/30/2002
2001	Leonard Cohen	$8,912	100,000	$0.19	12/31/2001	$0.20	6/30/2002

		$691,404	5,683,500
2002	Bauer	$174,068	3,349,500	$0.19	6/30/2002	$0.19	12/31/2002
2002	Bauer	$2,372	75,000	$0.28	6/30/2002	$0.28	12/31/2002
2002	Bauer	$1,523	75,000	$0.37	6/30/2002	$0.37	12/31/2002

		$177,963	3,499,500

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 15. INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

As of December 31, 2003, the Company had net operating loss carry forwards for Federal income tax reporting purposes amounting to approximately $44,891,000, which expire in varying amounts to 2023.

The Company presently has temporary differences between financial reporting and income tax reporting relating to the amortization of warrant costs, compensation expense for the extension of options, depreciation and patent costs.

The components of the deferred tax asset as of December 31, 2003 and 2002 were as follows:

	2003	2002	2002
	Reported	Reported	Restated
Benefit of net operating loss carry forwards	$15,297,000	$13,634,000	$13,379,340
Less valuation allowance	$15,297,000	13,634,000	13,379,340

Net deferred tax asset	$—	$—	$—

As of December 31, 2003 and 2002, sufficient uncertainty exists regarding the realizability of these operating loss carry forwards and, accordingly, a 100% valuation allowance has been established regarding these deferred tax assets.

In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carry forwards. The Company’s utilization of its tax benefit carry forwards may be further restricted in the event of future changes in the ownership of the Company from the exercise of options and warrants or other future issuances of common stock.

ADVANCED VIRAL RESEARCH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 16. DISCONTINUED OPERATIONS

SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented must also be reclassified as discontinued operations. See Note 6 for more detail regarding the planned sale of LTD and classification as held for sale during 2002. The following table details the amounts reclassified to discontinued operations:

				Inception
				(February 20,
	Year Ended December 31,			1984) to December 31,
	2003	2002	2001	2003
Revenues	$—	$—	$—	$—

Costs and Expenses:
General and administrative	$16,864	181,348	238,311	1,327,214
Depreciation	15,844	20,062	21,048	287,342

	32,708	201,410	259,359	1,614,556

Loss from Operations	(32,708)	(201,410)	(259,359)	(1,614,556)
Other Income	—	256	245	4,655

Discontinued operations	$(32,708)	$(201,154)	$(259,114)	$(1,609,901)

NOTE 17. 401(K) PLAN

In December 1999, the Company adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits imposed by the Internal Revenue Service. The Company matches 50% of the first 6% of the employee contributions in common stock and may, at its discretion, make additional contributions based upon earnings. In March 2001, the Company funded the 401(k) plan with $23,757 to enable the 401(k) plan to purchase shares of common stock on the open market to contribute to the 401(k) plan for the employer match for the year ended December 31, 2001. At December 31, 2002 the Company accrued $40,675 to fund the 401k plan representing the Company’s match for the plan year 2002. In 2003 the Company purchased $40,675 of common stock in the open market at prevailing market prices to satisfy its 2002 matching contribution obligations. In March 2003, the Company amended the terms of the Company’s 401(k) plan to terminate the obligation to make matching contributions.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2004	2003
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,572,766	$270,936
Prepaid insurance	159,551	71,312
Assets held for sale	131,707	147,531
Other current assets	10,550	4,108

Total current assets	6,874,574	493,887

Property and Equipment, Net	721,943	1,322,253

Patents and Other Assets	1,156,249	1,172,778

Total assets	$8,752,766	$2,988,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$591,047	$792,398
Accrued liabilities	158,865	120,487
Current portion of note payable	1,312	15,572

Total current liabilities	751,224	928,457

Convertible Debenture, Net	—	1,427,946

Common Stock Subscribed but not Issued	—	280,000

Commitments, Contingencies and Subsequent Events	—	—

Stockholders’ Equity:
Common stock; 1,000,000,000 shares of $.00001 par value authorized, 666,487,734 and 544,591,722 shares issued and outstanding, respectively	6,665	5,446
Additional paid-in capital	70,136,894	57,262,111
Deficit accumulated during the development stage	(62,142,017)	(56,915,042)

Total stockholders’ equity	8,001,542	352,515

Total liabilities and stockholders’ equity	$8,752,766	$2,988,918

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

					Inception
					(February 20,
	Three Months Ended		Nine Months Ended		1984) to
	September 30,		September 30,		September 30,
	2004	2003	2004	2003	2004
Revenues	$—	$—	$—	$—	$231,892

Costs and Expenses:
Research and development	546,356	219,586	1,536,161	1,066,596	21,201,895
General and administrative	491,017	873,473	1,745,458	2,541,689	22,561,368
Compensation and other expense for options and warrants	5,784	70,988	5,784	329,157	4,934,808
Depreciation	200,471	228,252	612,764	703,276	3,407,913
Cost in connection with settlement of distribution agreement	—	—	687,005	—	687,005

	1,243,628	1,392,299	4,587,172	4,640,718	52,792,989

Loss from Operations	(1,243,628)	(1,392,299)	(4,587,172)	(4,640,718)	(52,561,097)

Other Income (Expense):
Interest income	33,166	2,811	72,159	10,661	986,379
Other income	—	—	—	—	120,093
Interest expense	(2,962)	(757,420)	(686,729)	(949,260)	(8,749,758)
Severance expense — former directors	—	—	—	—	(302,500)

	30,204	(754,609)	(614,570)	(938,599)	(7,945,786)

Loss from Continuing Operations	(1,213,424)	(2,146,908)	(5,201,742)	(5,579,317)	(60,506,883)
Loss from Discontinued Operations	(13,091)	(6,245)	(25,233)	(22,596)	(1,635,134)

Net Loss	$(1,226,515)	$(2,153,153)	$(5,226,975)	$(5,601,913)	$(62,142,017)

Net Loss Per Common Share
Basic and Diluted:
Continuing operations	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Net loss	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Number of Common Shares Outstanding	638,650,200	496,522,776	564,071,556	481,941,317

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

	Common Stock				Deficit Accumulated
	Amount			Additional	during the
	Per			Paid-In	Development
	Share	Shares	Amount	Capital	Stage	Total
Balance, December 31, 2003	$—	544,591,722	$5,446	$57,262,111	$(56,915,042)	$352,515

Exercise of stock option	0.08500	100,000	1	8,499	—	8,500
Sale of common stock, for cash	0.10000	90,000,000	900	8,999,100	—	9,000,000
Sale of common stock, for cash	0.15000	2,166,666	21	324,979	—	325,000
Issuance of common stock, conversion of debt	0.08000	21,945,719	220	1,755,438	—	1,755,658
Issuance of common stock, conversion of debt	0.10000	3,300,000	33	329,967	—	330,000
Issuance of common stock, conversion of debt	0.11574	1,857,730	19	214,995	—	215,014
Issuance of common stock, conversion of debt	0.12276	896,057	9	109,991	—	110,000
Issuance of common stock, conversion of debt	0.13194	1,629,840	16	215,025	—	215,041
Expenses of stock issuance	—	—	—	(26,000)	—	(26,000)
Beneficial conversion feature, January debenture	—	—	—	250,000	—	250,000
Warrants issued in settlement of distribution agreement	—	—	—	687,005	—	687,005
Option granted for services	—	—	—	5,784	—	5,784
Net loss, nine months ended September 30, 2004	—	—	—	—	(5,226,975)	(5,226,975)

Balance, September 30 2004		666,487,734	$6,665	$70,136,894	$(62,142,017)	$8,001,542

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

			Inception
	Nine Months Ended		(February 20,
	September 30,		1984) to
			September 30,
	2004	2003	2004
Cash Flows from Operating Activities:
Net loss	$(5,226,975)	$(5,601,913)	$(62,142,017)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	623,814	715,158	4,000,345
Cost in connection with settlement of distribution agreement	687,005	—	687,005
Amortization of debt issuance costs	232,374	105,922	1,303,524
Amortization of deferred interest cost on beneficial conversion feature of convertible debenture	431,383	417,145	5,423,579
Amortization of discount on warrants	—	582,312	1,681,533
Amortization of discount on warrants — consulting services	—	—	230,249
Amortization of deferred compensation cost	—	—	760,500
Issuance of common stock for debenture interest	16,383	74,493	237,486
Issuance of common stock for services	—	—	1,586,000
Compensation expense for options and warrants	5,784	74,368	3,876,380
Changes in operating assets and liabilities:
(Increase) decrease in other current assets	(96,368)	17,664	(190,907)
Increase in other assets	(109,384)	(117,446)	(1,887,592)
Increase (decrease) in accounts payable and accrued liabilities	(162,971)	313,176	756,114

Total adjustments	1,628,020	2,182,792	18,464,216

Net cash used in operating activities	(3,598,955)	(3,419,121)	(43,677,801)

Cash Flows from Investing Activities:
Purchase of investments	—	—	(6,292,979)
Proceeds from sale of investments	—	—	6,292,979
(Acquisition) disposal of property and equipment	(12,454)	4,769	(4,331,069)

Net cash provided by (used in) investing activities	(12,454)	4,769	(4,331,069)

Cash Flows from Financing Activities:
Proceeds from issuance of convertible debt	900,000	2,186,986	14,569,388
Proceeds from sale of securities, net of issuance costs	9,307,500	2,737,298	41,574,484
Issuance of common stock subscribed	(280,000)	(883,900)	(1,163,900)
Proceeds from common stock subscribed but not issued	—	—	1,163,900
Payments under litigation settlement	—	(1,050,649)	(1,050,647)
Payments under capital lease	—	(92,164)	(420,581)
Payments on note payable	(14,261)	(20,384)	(110,008)
Recovery of subscription receivable written off	—	—	19,000

Net cash provided by financing activities	9,913,239	2,877,187	54,581,636

Net Increase (Decrease) in Cash and Cash Equivalents	6,301,830	(537,165)	6,572,766

Cash and Cash Equivalents, Beginning	270,936	1,475,755	—

Cash and Cash Equivalents, Ending	$6,572,766	$938,590	$6,572,766

Supplemental Disclosure of Cash Flow information Cash paid during the period for interest

Supplemental Schedule of Non-Cash Investing and Financing Activities:
A note was issued in 2003 for approximately $16,000 to secure an obligation to an agency of New York State

See notes to consolidated financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.	BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements as of September 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of September 30, 2004 and results of operations for the three and nine months ended September 30, 2004 and 2003 and cash flows for the nine months ended September 30, 2004 and 2003. All such adjustments are of a normal recurring nature. Certain general and administrative expenses from inception relating to consulting services were reclassified to compensation expense for options and warrants to be consistent with current presentation.

During 2003, the Company discontinued allocating the majority of its general and administrative expenses to research and development. Subsequent to December 31, 2002, the Company reduced its research and development activities to include only research performed in Israel. Therefore, the Company’s allocation to research and development included only those direct expenses relating to the research and development activities in Israel and allocated salary and payroll taxes for the Company’s Chief Scientist, who oversaw the clinical trials in Israel and spent a portion of his time in these initiatives. This change was necessary to reflect current operating costs relating to the Company’s facility in Yonkers, New York. Starting in 2004, the Company’s research and development efforts were directed to product development, regulatory affairs, quality control and quality assurance as well as its efforts in Israel. As such, a portion of the Company’s salaries and payroll taxes as well as facility costs at its headquarters in Yonkers, New York were allocated to research and development.

The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

In January 2003, the Financial Accounting Standards Board (the “FASB”) released Interpretation No. 46, “Consolidation of Variable Interest Entities” (“ FIN 46”). FIN 46 requires that all primary beneficiaries of Variable Interest Entities (VIE) consolidate that entity in their financial statements. FIN 46 is effective for VIEs created after January 31, 2003 and for VIEs in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to VIEs in which an enterprise holds a variable interest it acquired before February 1, 2003. In December 2003, the FASB published a revision to FIN 46 (“FIN 46R”) to clarify some of the provisions of the interpretation and defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provisions of the interpretation in financials statements for periods ending after March 15, 2004. The adoption of FIN 46 and FIN 46R does not have a material impact on our financial statements.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

In October 2004, the FASB concluded that Statement 123R, “Share-Based Payment,” which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. The proposed standard would require companies to expense the fair value of all stock options that have future vesting provisions, are modified, or are newly granted beginning on the grant date of such options. The Company does not intend to adopt a fair value based method of accounting for stock based employee compensation until a final standard is issued by the FASB that requires this accounting. Pro forma disclosures of quarterly earnings are included in Note 5 of this quarterly statement.

NOTE 2.	LIQUIDITY CONSIDERATIONS

As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $62,142,017 since inception and is dependent upon registration of AVR118 for sale before it can begin commercial operations. The Company’s cash position may be inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until AVR118 is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements.

On February 5, 2004, the Company entered into an agreement with two investors whereby the Company agreed to sell an aggregate of 120 million shares of its common stock and warrants to purchase 15 million shares of its common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004.

Management believes that cash flows from the foregoing agreement and from current financing arrangements will be sufficient to fund current operations. Management intends to continue to sell the Company’s securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

NOTE 3.	RESEARCH AND DEVELOPMENT ACTIVITIES

STATUS OF CLINICAL TRIALS IN ISRAEL

The Company has completed its Phase I/II clinical study of injectable AVR118 in Israel involving cachectic AIDS patients who may or may not be receiving anti-retroviral therapy or highly active anti-retroviral therapy (HAART). Patient accrual in this study has been completed; all 30 patients contemplated under the study protocol have been enrolled in the study and completed the treatment and follow-up phases of the protocol. The Company’s objective for this study was to determine the safety and tolerability of AVR118. Although there can be no assurances, the Company anticipates that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable AVR118 with the FDA.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 3.	RESEARCH AND DEVELOPMENT ACTIVITIES (continued)

STATUS OF CLINICAL TRIALS IN ISRAEL (continued)

The Company is in the process of gathering the data in order to evaluate the best course of action for the development of AVR118. In September the Company announced that it had a successful pre-IND (Investigational New Drug) meeting with the FDA at the end of August. Based on the results of the meeting, the Company believes it is positioned to submit an IND application for the injectable use of AVR118 in patients with cancer by the end of 2004 or the beginning of 2005.

From inception of all the clinical studies in Israel through September 30, 2004, the Company has expensed approximately $2,195,000. The cost to complete the Phase I/II study in Israel of AVR118 for cachectic patients with AIDS is estimated to be $78,000. In addition, the Company believes it will incur an additional $99,000 for consulting expenses in the U.S. related to the analysis of data from this Phase I/II study as well as strategic consulting. Approximately $156,000 has been paid as of September 30, 2004 for data analysis and strategic consulting for the Israel study.

In April 2001, the Company formalized a 12-month agreement with the Selikoff Center in Israel to develop clinical trials in Israel using AVR118, which arrangement has concluded. The Company paid $242,000 for such research.

In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for three clinical studies. Under the terms of this agreement, EnviroGene was required to (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. The contract with EnviroGene LLC provided that in consideration for services to be provided by EnviroGene, the Company was obligated to pay EnviroGene $1,551,000, of which approximately $1,323,000 has been expensed and approximately $875,000 has been paid through September 30, 2004.

In October 2002, the Company entered into an agreement with Quintiles Israel Ltd. to act as the auditor and monitor of the clinical studies. The agreement terminates upon completion of the services unless terminated earlier by either party upon prior written notice or upon a material breach and a failure to cure, and upon such termination, the Company retains all rights to the research performed under the agreement. The Company has expensed $171,000 since inception of the contract through September 30, 2004.

In November 2002, the Company entered into an agreement with the Kaplan Medical Center in Israel to act as the center for the Phase I/II study using AVR118 for cachectic patients with AIDS. The agreement terminates upon conclusion of the study inclusive of final data retrieval, or upon prior written notice, and upon such termination the Company retains all rights to the research performed under the agreement. All 30 patients contemplated under the study protocol have been enrolled in the study. The Company has expensed $170,500 since inception of the contract through September 30, 2004.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 3.	RESEARCH AND DEVELOPMENT ACTIVITIES (continued)

STATUS OF CLINICAL TRIALS IN ISRAEL (continued)

Conducting the clinical trials of AVR118 will require significant cash expenditures. AVR118 may never be approved for commercial distribution by any country. Because the Company’s research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to complete all phases of clinical trials of AVR118 which are necessary to permit the commercial sale of AVR118.

The studies being conducted in Israel are subject to risks associated with the political, economic and military conditions affecting Israel and the Middle East, and recent world events, including terrorism and war, have made it difficult to predict whether or in what manner these problems will be resolved.

The Company’s studies detailing the results of the research and testing being conducted in Israel may not positively impact the FDA’s decision to allow a new IND for injectable AVR118 or approve the marketing, sales or distribution of AVR118 within the United States, and as a result may not improve the Company’s chances of gaining approval for the marketing, sales or distribution of AVR118 anywhere in the world. The Company cannot provide assurances that it will acquire additional financial resources to complete all phases of the clinical trials, or, if it acquires such resources, that it will do so on favorable terms.

CONTRACTED RESEARCH AND DEVELOPMENT

On July 8, 2002, the Company extended an agreement with the Weizmann Institute of Science and Yeda, its developmental arm in Israel, to conduct research on the effects of AVR118 on the immune system, especially on T lymphocytes. In addition, scientists were to explore the effects of AVR118 in animal models. Total costs incurred in connection with this research are expected to be $138,000. Since inception through September 30, 2004, the Company expensed $120,000 and paid $90,000 in connection with this agreement. Final payment has not been made pending receipt, review and approval of the final report.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 3.	RESEARCH AND DEVELOPMENT ACTIVITIES (continued)

REGULATORY ACTIVITIES

On July 30, 2001, the Company submitted an Investigational New Drug (IND) application to the United States Food and Drug Administration (FDA) for the use of AVR118 as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA allowed the Company’s IND application for AVR118, which permitted the Company to begin Phase I clinical trials. The Phase I study was performed in the United States on healthy volunteers. In March 2002, the Company completed this trial and submitted to the FDA the results, which indicated that AVR118 was safe and well tolerated dermatologically at all doses administered in the study. Phase II trials of AVR118 would be designed to explore the effectiveness of the drug in a slightly larger population as well as to further evaluate its safety. Currently, the Company is determining the best course of action to proceed with the Phase II clinical trials of AVR118 for topical use.

OTHER RESEARCH AND DEVELOPMENT ACTIVITIES

In March 2004, the Company retained the services of MediVector, Inc. (a biopharmaceutical consulting firm) to perform data management, statistical analysis and report writing for the Israeli clinical trials and other patient experiences with AVR118.

In April 2004, the Company appointed Carol Epstein, MD, a co-founder of MediVector, Inc. as acting Medical Director to Advanced Viral Research Corp. In this newly appointed position, Dr. Epstein will help guide the Company in the clinical development of AVR118, including choice of clinical indications, design and preparation of protocols for clinical trials, analysis of compiled data, the processing of adverse events in clinical trials, writing clinical sections of the IND and meeting with the FDA.

NOTE 4.	CONSULTING AND EMPLOYMENT AGREEMENTS

HAWKINS EMPLOYMENT AGREEMENT

Pursuant to an Employment Agreement dated February 10, 2004, the Company engaged Elma S. Hawkins, Ph.D., MBA to be its President and Chief Executive Officer on a full time basis commencing February 18, 2004 until February 2006 unless terminated earlier as provided in the agreement. The initial term may be extended for successive one (1) year periods unless either party gives the other thirty (30) days prior written notice of its intent not to renew prior to the expiration of the then current term. Dr. Hawkins shall receive a base salary of $350,000 per year, and is eligible to receive an annual cash bonus of up to 50% of her then base salary based on certain performance objectives in the sole discretion of the Board of Directors. In addition, the Company paid Dr. Hawkins a signing bonus of $50,000. The agreement also entitles Dr. Hawkins and her dependents to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and their dependents. The agreement further provides that:

•	The Company shall pay the dues of such professional associations and societies of which Dr. Hawkins is a member in furtherance of her duties.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 4.	CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HAWKINS EMPLOYMENT AGREEMENT (Continued)

•	The Company shall reimburse Dr. Hawkins for reasonable expenses relating to professional licenses, entertainment, travel and similar items in accordance with the policies, practices and procedures of the Company.

•	The Company shall furnish Dr. Hawkins with an automobile and pay all expenses related to such automobile for use in the performance of her duties, or, at the Company’s discretion provide, at its expense, car transportation between New York City and the Yonkers, New York headquarters.

•	Dr. Hawkins will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time her compensation shall be paid in full. Vacation Days unused in any calendar year may not be accumulated and carried forward and used in future years.

If the agreement is terminated by the Company for cause, or Dr. Hawkins voluntarily resigns, becomes disabled or dies, then Dr. Hawkins or her estate shall be entitled to her base salary earned through the date of termination, accrued vacation and all applicable reimbursements due. If the agreement is terminated for other reasons by either party, Dr. Hawkins shall be entitled to, in one lump sum payment, that amount which is equivalent to her base salary paid for the fiscal year immediately prior to her termination, and all applicable reimbursements due. Payment of the lump sum severance benefit is conditioned upon the release by Dr. Hawkins of the Company, to the maximum extent permitted by law, from any and all claims she may have against the Company that relate to or arise out of her employment or termination of employment.

Pursuant to the agreement, Dr. Hawkins received an option to purchase 40 million shares of common stock through February 2009. The option vests in increments of 666,667 on a monthly basis, and is exercisable at five different prices, as follows: (i) $0.12 for the first 8 million option shares; (ii) $0.129 for the next 8 million option shares; (iii) $0.139 for the next 8 million option shares; (iv) $0.149 for the next 8 million shares and (v) $0.160 for the last 8 million option shares. If Dr. Hawkins is terminated for cause or if she voluntarily resigns without cause, the option shall expire for all option shares which have as of such date not become exercisable but shall survive with respect to option shares that have become exercisable as of such date, (the “Surviving Options”), provided, she shall have 90 days to exercise the Surviving Options. Upon the termination of Dr. Hawkins’ employment for other reasons, the option shall immediately become exercisable for that number of option shares equal to the number of option shares which would have been subject to exercise by Dr. Hawkins during the then current term of the employment agreement (without giving effect to any extensions thereof).

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 4.	CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

HIRSCHMAN EMPLOYMENT AGREEMENT

On August 27, 2003, Shalom Z. Hirschman, M.D. resigned as President, Chief Executive Officer, Chief Scientific Officer and a director of the Company upon the terms and conditions of a Third Amended and Restated Employment Agreement dated August 27, 2003. The resignation of Dr. Hirschman was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to a Third Amended and Restated Employment Agreement dated as of August 26, 2003 between the Company and Dr. Hirschman, the Company employs Dr. Hirschman on a full business time basis as its chief scientist. Pursuant to the agreement, the term of Dr. Hirschman’s employment continues until December 31, 2004 unless sooner terminated pursuant to the agreement. If the agreement is terminated by the Company for cause, all outstanding stock options shall expire within 90 days of such termination date. If the agreement is terminated by Dr. Hirschman for good reason, the Company is required to pay to Dr. Hirschman his annual salary and employee benefits through the term of the agreement. Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy for at least $1 million, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that the Company shall:

•	lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

•	reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses (i) his license fees, membership dues in professional organizations, subscriptions to two professional journals, not to exceed $1,200; (ii) necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of the Company and as requested by the board of directors, and all other expenses that may be pre-approved by our board of directors; and

•	provide not less than four weeks paid vacation annually and such paid sick or other leave as the Company provide to all of its employees.

The agreement also provides for the payment of $50,000 to Dr. Hirschman provided (i) the Company received new financing or a capital investment of not less than $1,500,000, and (ii) Dr. Hirschman is terminated other than for cause. The agreement further contains certain confidentiality and non-compete provisions, ratifies his currently outstanding stock options, and obligates the Company to use its best efforts to cause shares underlying the options to be registered or to have the registration of such shares to continue to be effective in order that the shares may be resold without a restrictive legend. In January 2004, the Company paid Dr. Hirschman $50,000 under the terms of this agreement.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 4.	CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

OTHER EMPLOYEES

The fair value of options granted to Alan Gallantar, our Chief Financial Officer until his resignation on April 19, 2004, was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk-free interest rate of 6% and an expected life of ten years.

In May 2003, we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.085 through February 2004 for outside services rendered in connection with the maintenance of our facility in the Bahamas from March 2003 through February 2004. In February 2004, this option was exercised for a total of $8,500.

In August 2003, the Company granted options to purchase an aggregate of 3,010,000 shares of the Company’s common stock to certain employees. The options are exercisable at $0.052 per share through August 26, 2008, and vest each quarter in 20 equal installments over five years. The fair value of the options was estimated to be $147,177 ($0.049 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 128%; a risk-free interest rate of 3.99% and an expected holding period of eight years.

In August 2004, we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.09 through August 2005 for outside services rendered in connection with the maintenance of our facility in the Bahamas from March 2004 through February 2005. This option vests immediately. The fair value of the option was estimated to be $5,784 ($0.0578 per option) based upon a financial analysis of the term of the option using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 183%; a risk-free interest rate of 1.97% and an expected holding period of one year.

NOTE 5.	OPTIONS GRANTED TO OFFICERS, BOARD OF DIRECTORS AND MEMBERS OF ADVISORY BOARDS

From time to time, the Company has granted options to purchase common stock to various members of the Board of Directors and Advisory Boards for their services. The following is a summary of those options that have been recently granted.

Shares Underlying Stock Options
Outstanding at December 31, 2003	17,904,825

Granted	45,000,000
Exercised	0
Forfeited	(9,375,000)

Outstanding at September 30, 2004	53,529,825

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 5.	OPTIONS GRANTED TO OFFICERS, BOARD OF DIRECTORS AND MEMBERS OF ADVISORY BOARDS (continued)

MEMBERS OF ADVISORY BOARDS

The Company values these options based upon a measurement date consistent with the vesting schedule of the options.

In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1.5 million shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. Because the options did not begin to vest until March 2003, there was no compensation expense for the year ended December 31, 2002.

In December 2003 the Company granted to members of its Scientific Advisory Board, options to purchase 1,450,000 shares of common stock at an exercise price of $0.18 per share vesting immediately and exercisable until December 2013. The fair value of these options was estimated to be $252,934 ($0.1744 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions expected volatility of 131%; a risk-free interest rate of 4.20% and an expected holding period of 10 years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2003.

BOARD OF DIRECTORS

In December 2002, the Company granted options to purchase an aggregate of 10.6 million shares of the Company’s common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share, and the options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk-free interest rate of 4.14% and an expected holding period of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis recognizing 25% of the fair value over each vesting period.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 5.	OPTIONS GRANTED TO THE BOARD OF DIRECTORS AND MEMBERS OF ADVISORY BOARDS (Continued)

BOARD OF DIRECTORS (Continued)

In August 2003, the Company granted options to purchase an aggregate of 22.5 million shares of the Company’s common stock to certain members of the Board of Directors. Options to purchase 17.5 million shares are exercisable at $0.052 per share through August 26, 2013. Options to purchase 5 million shares are exercisable at $0.063 per share through August 26, 2013. The fair value of the options was estimated to be $1,129,017 ($0.05 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 128%; a risk-free interest rate of 4.47% and an expected holding period of 10 years.

In December 2003, the Company granted options to purchase an aggregate of 21.2 million shares of the Company’s common stock to certain members of the Board of Directors and various committees of the Board of Directors. Options to purchase 12.2 million shares are exercisable at $0.18 per share, which options vest 25% immediately, 25% on March 19, 2004, 25% on June 19, 2004 and 25% on September 19, 2004 through December 19, 2013. Options for 9 million shares are exercisable at $0.18 per share and vest at the rate of 750,000 shares every 30 days commencing December 20, 2003 through December 2013. The fair value of the options was estimated to be $3,698,678 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk-free interest rate of 4.20% and on expected holding period of ten years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis based on the percentage vested at each vesting period.

In February 2004, in connection with the hiring of Dr. Hawkins as the Company’s new President and Chief Executive Officer, certain outstanding options were amended:

•	an option to purchase 9 million shares of the Company’s common stock originally granted by the Company in December 2003 to Eli Wilner in his capacity as acting CEO, was amended to reduce the number of shares underlying the option to 1.5 million shares of the Company’s common stock, and became exercisable immediately at $0.18 per share through December 2013. The fair value of this option was estimated to be $261,731 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk-free interest rate of 4.20% and an expected holding period of 10 years; and

•	an option to purchase 1.5 million shares of the Company’s common stock originally granted by the Company in December 2003 to Dr. Hawkins in her capacity as a member of the Board of Directors, was amended to reduce the number of shares underlying the option to 375,000 shares of the Company’s common stock, and became exercisable immediately at $0.18 per share through December 2013. The fair value of this option was estimated to be $65,433 ($0.1745 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 131%; a risk-free interest rate of 4.20% and an expected holding period of 10 years.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 5.	OPTIONS GRANTED TO THE BOARD OF DIRECTORS AND MEMBERS OF ADVISORY BOARDS (Continued)

BOARD OF DIRECTORS (Continued)

In February 2004, an option to purchase 5 million shares of the Company’s common stock was granted to Eli Wilner, Chairman of the Board of Directors with monthly vesting over five years, exercisable at $0.15 per share. The fair value of this option was estimated to be $727,486 ($0.1455 per option) based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 156%; a risk-free interest rate of 3.08% and an expected holding period of 5 years.

In February 2004, under terms of her employment contract Dr. Hawkins received an option to purchase 40 million shares of common stock through February 2009. The option vests in increments of 666,667 on a monthly basis, and is exercisable at five different prices, as follows: (i) $0.12 for the first 8 million option shares; (ii) $0.129 for the next 8 million option shares; (iii) $0.139 for the next 8 million option shares; (iv) $0.149 for the next 8 million shares and (v) $0.160 for the last 8 million option shares. The fair value of these option was estimated to be (i) $1,174,024 ($0.1468 per option), (ii) $1,170,867 ($0.1464 per option), (iii) $1,167,509 ($0.1459 per option), (iv) $1,164,292 ($0.1455 per option) and (v) $1,160,901 ($0.1451 per option), based upon a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 156%; a risk-free interest rate of 3.08% and an expected holding period of 5 years.

In June 2004, in recognition of the effectiveness of the company’s new President and CEO, Dr. Elma Hawkins; the Board of Directors elected to disband the Executive Management Committee and 750,000 options previously granted in December 2003 were cancelled.

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS no. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company’s employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

Upon resignation, directors no longer provide services to the Company and there are no modifications to the terms of their options.

There were no other options outstanding that would require pro forma presentation.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 5.	OPTIONS GRANTED TO THE BOARD OF DIRECTORS AND MEMBERS OF ADVISORY BOARDS (Continued)

BOARD OF DIRECTORS (Continued)

No stock-based employee compensation cost is reflected in net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Nine Months Ended September 30,
	2004	2003
Net loss as reported	$(5,226,975)	$(5,601,913)
Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(3,314,077)	(1,692,293)

Pro forma net loss	$(8,541,052)	$(7,294,206)

Earnings per share — basic and diluted:
As reported	($0.01)	($0.01)

Pro forma	($0.02)	($0.02)

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 6.	COMMITMENTS AND CONTINGENCIES

POTENTIAL CLAIM FOR ROYALTIES

The Company may be subject to claims from certain third parties for royalties due on sale of AVR118. The Company has not as yet received any notice of claim from such parties.

PRODUCT LIABILITY

The Company is unaware of any claims or threatened claims since Reticulose® was initially marketed in the 1940’s; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. The Company could be subjected to claims for adverse reactions resulting from the use of AVR118. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company’s financial condition and on the marketability of AVR118. During November 2003, the Company secured $3 million of product liability coverage at a cost of approximately $15,000 per annum. In addition, the Company extended at a nominal cost, liability coverage for its clinical trials in Israel until November 2004. There can be no assurance that the Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

LACK OF PATENT PROTECTION

The Company has 12 issued U.S. patents, two issued Australian patents and one granted China patent for the use of AVR118 at September 30, 2004. The Company currently has nine patent applications pending with the U.S. Patent Office and 18 foreign patent applications at September 30, 2004. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

DISTRIBUTION AGREEMENTS

The Company currently is a party to separate agreements with four different entities whereby the Company has granted exclusive rights to distribute Reticulose®, the forerunner of AVR118, in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan and Mexico. Pursuant to these agreements, distributors are obligated to cause Reticulose® to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Reticulose® to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 6.	COMMITMENTS AND CONTINGENCIES (Continued)

DISTRIBUTION AGREEMENTS (Continued)

On February 9, 2004, the Company entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of the Company, and the parties released each other from claims relating thereto. In consideration, the Company agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of common stock to certain of DCT’s affiliates at an exercise price of $0.16 through February 8, 2009. In addition, the recipients of the warrants agreed not to sell more than an aggregate of two million shares of common stock in any six-month period through February 8, 2009. The fair value of the warrants was estimated to be $687,005 ($0.1374 per warrant) based on a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 156%; a risk free interest rate of 3.03% and an expected holding period of five years. This amount is reflected on the September 30, 2004 Consolidated Statement of Operations as “Cost in connection with termination of distribution agreement.”

NOTE 7.	SECURITIES PURCHASE AGREEMENTS

CONVERTIBLE DEBENTURES AND WARRANTS

During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2 million principal amount of its 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the “Market Price”); or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by the Company in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

•	On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holder converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $0.10 per share. In May 2003, the holder converted the third 20% of the debenture ($100,000 plus interest of $5,000) into 1,050,000 shares of common stock at a conversion price of $0.10 per share. In November 2003, the holder converted the fourth 20% of the debenture ($100,000 plus interest of $7,500 into 745,643 shares of common stock at a conversion price of $0.1442 per share. At December 31, 2003, the outstanding balance was approximately $107,000 including accrued interest. In May 2004, the holder converted the fifth and final 20% of the debenture ($100,000 plus $10,000 of interest) into 896,057 shares of common stock at a conversion price of $0.12276 per share.

•	On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1 million principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. In January 2003, the holder converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $0.10 per share. In July 2003, the holder converted the third 20% of the debenture ($200,000 plus $10,000 of interest) for 2.1 million shares of common stock at a conversion price of $0.10 per share. At December 31, 2003, the outstanding balance was approximately $430,000 including accrued interest. In January 2004, the holder converted the fourth 20% of the debenture ($200,000 plus $15,014 of the interest) into 1,857,730 shares of common stock at a conversion price of $0.1157 per share. In July 2004, the holder converted the fifth and final 20% of the debenture ($200,000 plus $20,000 of interest) into 2,200,000 shares of common stock at a conversion price of $0.10 per share.

•	On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company’s 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. In January 2003, the holder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $0.1818 per share, and the second 20% of which was converted at a conversion price of $0.10 per share. At December 31, 2003, the outstanding balance was approximately $322,000 including accrued interest. On January 14, 2004, the holder converted 40% ($200,000 plus interest of $15,041) of the debenture into 1,629,840 shares at a conversion price of $0.13194 per share. In July 2004, the holder converted the fifth and final 20% of the debenture ($100,000 plus $10,000 of interest) into 1,100,000 shares of common stock at a conversion price of $0.10 per share.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

On April 28, 2003 and July 18, 2003 the Company entered into separate securities purchase agreements with Cornell Capital Partners (i) to sell up to $2,500,000 of the Company’s 5% convertible debentures, due April 28, 2008, $1 million of which was purchased on April 28, 2003; $500,000 of which was purchased on July 18, 2003; and $1 million of which was purchased on January 22, 2004 (the “April Agreement”); and (ii) whereby the Company sold to Cornell Capital Partners an additional $1 million of the Company’s 5% convertible debentures due July 18, 2008 for gross cash consideration of $1 million (the “July Agreement”). Interest was payable in cash or common stock at the option of Cornell Capital Partners. Pursuant to the April Agreement and the July Agreement, Cornell Capital Partners or its assignees received cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell Capital Partners, along with warrants to purchase an aggregate of 15 million shares of common stock at an exercise price of $0.091 commencing on October 28, 2003 through April 28, 2008.

The Company’s obligations under the convertible debentures issued pursuant to the April and July Agreements were secured by a first priority security interest in substantially all of its assets. This security interest expired during February 2004. The legal expenses associated with these transactions were approximately $73,000 and were paid as of September 2003.

The Company received aggregate net proceeds of $1,312,500 and $869,486 for the April and July debentures respectively. These convertible debentures were fully converted as follows:

•	On September 10, 2003, Cornell Capital Partners converted $600,000 principal amount of the convertible debenture into 14,150,943 shares of common stock at a conversion price of $0.0424 per share.

•	On November 6, 2003, Cornell Capital Partners converted $600,000 principal amount of the convertible debentures into 12,500,000 shares of common stock at a conversion price of $0.048 per share.

•	On November 20, 2003, Cornell Capital Partners converted $600,000 principal amount of convertible debentures into 9,375,000 shares of common stock at a conversion price of $0.064 per share. At December 31, 2003, the outstanding balance was approximately $750,000 including accrued interest.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

•	On January 8, 2004, Cornell Capital Partners converted the remaining $700,000 principal amount of convertible debentures plus $51,000 of interest into 9,387,500 shares of common stock at a conversion price of $0.08 per share.

•	Upon the Company’s registration statement being declared effective by the SEC, the Company issued to Cornell Capital Partners on January 7, 2004 a $1 million 5% convertible debenture and received consideration of $882,402. On February 11, 2004, Cornell Capital Partners converted $1 million principal amount plus interest of $4,657 into 12,558,219 shares of the Company’s common stock at a conversion price of $0.08 per share.

STOCK PURCHASE AGREEMENTS

From time to time, the Company has issued warrants to purchase common stock to various parties as part of a stock purchase agreement or a settlement. The following is a summary of those warrants that have been recently issued:

Warrants
Outstanding at December 31, 2003	70,418,170

Granted	20,931,667
Exercised	—
Forfeited	(925,928)

Outstanding at September 30, 2004	90,423,909

On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, finder’s fees of approximately $50,000 were paid in December 2002 and 627,000 warrants were issued during January 2003.

On December 23, 2002, the Company received an additional $40,000 from various investors representing 500,000 shares of common stock or $0.08 per share. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction, the Company paid a finders fee of $2,400 during January 2003 and issued warrants to purchase 30,000 shares of common stock with an exercise price of $0.12 until January 2008.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

STOCK PURCHASE AGREEMENTS (Continued)

During January 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,550,000 shares of common stock at a price of $0.08 per share, for a total purchase price of $124,000, along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction, the Company paid a finders’ fee to AVIX consisting of (i) $7,440 and (ii) issued warrants to purchase 93,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

During January and February 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,250,000 shares of common stock at $0.08 per share, for a total purchase price of $100,000, along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2008. In connection with this transaction, the Company paid finders’ fees to Harbor View consisting of (i) $6,000 and (ii) warrants to purchase 75,000 shares of common stock at an exercise price per share of $0.12 until March 2008.

In April and May 2003, pursuant to securities purchase agreements with various investors, the Company sold 3,900,000 shares of common stock at a price of $0.08 per share and issued warrants to purchase 2,340,000 shares of common stock at an exercise price per share of $0.12 through April and May 2008, for an aggregate purchase price $312,000. In connection with this transaction, the Company paid a finders’ fee to Harbor View consisting of (i) $18,720 and (ii) warrants to purchase 234,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

On April 11, 2003, pursuant to a securities purchase agreement with James F. Dicke II, a former member of the Company’s Board of Directors, the Company sold 3,125,000 shares of common stock at $0.08 per share for a total purchase price of $250,000, along with warrants to purchase 1,875,000 shares of common stock at an exercise price per share of $0.12 through April 2008.

On April 28, 2003, pursuant to a securities purchase agreement with David Provence in a private offering transaction pursuant to Section 4(2) of the Securities Act, the Company sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share through April 2008, for an aggregate purchase price of $25,000. In connection with the transaction, the Company paid a finders’ fee to Diego Vallone consisting of warrants to purchase 15,625 shares of common stock at an exercise price per share of $0.12 until April 2008.

In June 2003, pursuant to a securities purchase agreement with an investor, the Company sold 1,562,500 shares of common stock at $0.08 per share for a total purchase price of $125,000, along with warrants to purchase 937,500 shares of common stock at an exercise price per share of $0.12 through June 2008. In July in connection with this transaction, the Company paid finders’ fees to Avix, Inc. and Robert Nowinski consisting of an aggregate of $13,375 and warrants to purchase 171,875 shares of common stock at an exercise price per share of $0.12 through June 2008.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

STOCK PURCHASE AGREEMENTS (Continued)

In September 2003, pursuant to securities purchase agreements with various investors, the Company sold 21,620,000 shares of common stock at $0.05 per share for a total purchase price of $1,081,000, along with warrants to purchase up to 10,810,000 shares of common stock at an exercise price of $0.10 per share. In connection with the agreements, the Company paid finders’ fees to Harbor View Group, AVIX, Inc. and Robert Nowinski consisting in the aggregate of (i) approximately $64,860 and (ii) warrants to purchase 1,297,200 shares of common stock. All of the aforementioned warrants are exercisable at $0.10 per share until September 2008.

In December 2003, pursuant to a securities purchase agreement with an investor, the Company sold 1,866,667 shares of common stock at $0.15 per share for a total purchase price of $280,000, along with warrants to purchase 653,333 shares of common stock at $0.19 through December 2008. The shares and warrants were not issued until January 2004. The $280,000 was carried on the company’s balance sheet as common stock subscribed but not issued.

In January 2004, pursuant to a security purchase agreement with an investor, the Company sold 300,000 shares of common stock at $0.15 per share for a total purchase price of $45,000, along with warrants to purchase 105,000 shares of common stock at $0.19 through January 2009. In addition, a finder’s fee associated with the December 2003 and January 2004 financings was paid to Harbor View Group in the amount of $26,000 along with warrants to purchase 173,333 shares of the Company’s common stock at an exercise price of $0.19 until January 2009.

On February 5, 2004, the Company entered into an agreement with James Dicke II and James Dicke III, whereby the Company agreed to sell an aggregate of 120 million shares of its common stock and warrants to purchase 15 million shares of its common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding took place in four equal stages of $3 million each, once every 90 days on February 5, May 5, August 4 and November 3, 2004. There were no conditions precedent to the investors’ obligation to close other than the accuracy of the Company’s representations and warrants and its compliance with the agreement. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007. In addition, the Company granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of the Board of Directors of Advanced Viral Research Corp.

ADVANCED VIRAL RESEARCH CORP.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
(Continued)

NOTE 7.	SECURITIES PURCHASE AGREEMENTS (Continued)

PRIVATE EQUITY LINE OF CREDIT

On April 28, 2003, the Company entered into an equity line of credit with Cornell Capital Partners LP. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to Cornell Capital Partners Capital shares of common stock for a total purchase price of up to $50 million. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners Capital will pay the Company 100% of the lowest closing bid price of its common stock on the over-the-counter Bulletin Board or other principal market on which its common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners Capital is entitled to a retain 5% of each advance under the equity line of credit. The Company’s obligation to sell its common stock is conditioned, at its option, upon the per share purchase price being equal to or greater than a minimum acceptable price, set by the Company on the advance notice date, which may not be set any closer than 7.5% below the closing bid price of its common stock the day prior to the notice date. In December 2003, the Company registered the resale of 95,712,595 shares that may be issued under the equity line of credit. For its services as placement agent, Katalyst Securities LLC received 107,527 shares of common stock, which was valued at $10,000.

NOTE 8.	DISCONTINUED OPERATIONS

During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company’s Bahamian subsidiary. SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented were reclassified as discontinued operations. The following table details the amounts reclassified to discontinued operations:

					Inception
	Three Months		Nine Months		(February 20, 1984)
	Ended September 30,		Ended September 30,		to September 30,
	2004	2003	2004	2003	2004
Revenues	$—	$—	$—	$—	$—

Costs and Expenses:
General and administrative	9,643	2,284	14,448	10,714	1,341,662
Depreciation	3,448	3,961	11,049	11,882	298,391

	13,091	6,245	25,497	22,596	1,640,053

Loss from Operations	(13,091)	(6,245)	(25,497)	(22,596)	(1,640,053)
Other Income	—	—	264	—	4,919

Discontinued operations	$(13,091)	$(6,245)	(25,233)	$(22,596)	$(1,635,134)

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Advanced Viral Research Corp. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

☐ except the common stock offered by this prospectus;

☐ in any jurisdiction in which the offer or solicitation is not authorized;

☐ in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

☐ to any person to whom it is unlawful to make the offer or solicitation; or

☐ to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

☐ there have been no changes in the affairs of Advanced Viral USA, Inc. after the date of this prospectus; or

☐ the information contained in this prospectus is correct after the date of this prospectus.

     Until ______, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PROSPECTUS

228,226,220 Shares of Common Stock

ADVANCED VIRAL RESEARCH CORP.

______________, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Advanced Viral will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$0
Printing and Engraving Expenses	$15,000
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$20,000
Miscellaneous	$5,000

TOTAL	$60,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Advanced Viral from and against certain claims arising from or related to future acts or omissions as a director or officer of Advanced Viral. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Advanced Viral pursuant to the foregoing, or otherwise, Advanced Viral has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to our securities issued or sold within the past three years which were not registered under the Securities Act. No underwriters were employed with respect to the sale of any of the securities listed below. Except as noted below, each of these transactions was completed without registration of the respective securities under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering. The purchasers were sophisticated with access to the kind of information registration would provide and such purchasers acquired such securities without a view toward the distribution thereof.

     1. During the second quarter of 2002, we issued to three investors an aggregate of $2,000,000 principal amount of our 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the preceding trading day (except for $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures.

     2. On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a securities purchase agreement with certain investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. (“HCW”), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the Warrants provides that 60 trading days following the original issue date of the Warrants (the “First Determination Date”), a certain number of Warrants shall become exercisable at $0.001. The number of shares for which the Warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price (“VWAP”) of our common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the Warrants (the “Second Determination Date”), a certain number of remaining Warrants shall become exercisable at $0.001. The number of shares for which the Warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of our common stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002 we filed suit against certain of the investors in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $790,748 has been paid to date, and of which $321,428 shall be paid in five equal monthly installments until September 2003. 680,000 of the shares issued may not be resold until September 2003.

     3. From December 2002 through June 2003, pursuant to securities purchase agreements with various purchasers, we authorized the issuance of and sold 22,650,000 shares of our common stock and warrants to purchase up to 13,590,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,812,000. In connection with the agreement, we paid finders’ fees to Harbor View Group, AVIX, Inc. and Robert Nowinski consisting of (i) approximately $98,095 and (ii) warrants to purchase an aggregate of 1,246,500 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share, for a period of five years.

     4. On April 28, 2003 we entered into a securities purchase agreement with Cornell Capital Partners, in a private offering transaction pursuant to Section 4(2) of the Securities Act, to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, $1 million of which was purchased on April 28, 2003; $1.5 million of which was purchased on July 18, 2003; and $1 million of which was purchased on January 8, 2004. Interest was payable in cash or common stock at the option of Cornell Capital Partners. Pursuant to the agreement, Cornell Capital Partners received a 10% discount to the purchase price of the convertible debentures purchased. Pursuant to the terms of the agreement, Cornell Capital Partners became eligible to convert the debenture plus accrued interest, in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. In addition, in connection with the securities purchase agreement, we issued to Cornell Capital Partners a warrant to purchase 15 million shares of our common stock exercisable for five years at an exercise price of $0.091.

     5. On April 28, 2003, we entered into an equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, Cornell’s obligation to purchase and our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell. In connection with this agreement, we issued 107,527 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.

     6. On July 18, 2003, we entered into an additional securities purchase agreement with Cornell Capital, in a private offering transaction pursuant to Section 4(2) of the Securities Act, whereby Cornell Capital Partners purchased $1 million of our 5% secured convertible debentures, due July 17, 2008. Pursuant to the agreement, Cornell Capital Partners Capital received a 10% discount to the purchase price of the convertible debentures purchased. Pursuant to the terms of the agreement, Cornell Capital Partners became eligible convert the debenture plus accrued interest, in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. Our obligations under the convertible debentures and the April and July Agreements were secured by a first priority security interest in substantially all of our assets. Pursuant to the agreements, this security interest terminated upon Advanced Viral receiving $3 million of capital in any form other than through the issuance of free-trading shares of our common stock from sources other than Cornell Capital Partners Capital.

This termination occurred during February 2004 upon the funding of $3 million under the Dicke Agreement. As of the date hereof, the April and July debentures have been fully converted into an aggregate of 57,971, 662 shares of common stock

     7. In September 2003, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 21,620,000 shares of our common stock and warrants to purchase up to 10,810,000 shares of our common stock at $0.05 per share, for an aggregate purchase price of $1,081,000 pursuant to securities purchase agreements with the purchasers listed below, in the following amounts. In connection with the agreements, we paid finders’ fees to Harbor View Group, AVIX, Inc and Robert Nowinski consisting in the aggregate of (i) approximately $115,667 and (ii) warrants to purchase 2,378,200 shares of our common stock. All of the aforementioned warrants are exercisable at $0.10 per share, for a period of five years.

     8. In January 2004, in connection with a private offering transaction pursuant to Section 4(2) of the Securities Act, we authorized the issuance of and sold 2,166,666 shares of our common stock and warrants to purchase up to 758,334 shares of our common stock, for an aggregate purchase price of $325,000, or $0.15 per share, pursuant to securities purchase agreements with certain purchasers. In connection with the agreements, we paid finders’ fees to Harbor View Group consisting in the aggregate of (i) approximately $26,000 and (ii) warrants to purchase 173,333 shares of our common stock. All of the aforementioned warrants are exercisable at $0.19 per share, for a period of five years. As of the date hereof, none of such warrants had been exercised.

     9. On February 3, 2004, we entered into an agreement with James Dicke II and his son James Dicke III, whereby we agreed to sell an aggregate of 120 million shares of our common stock and warrants to purchase 15 million shares of our common stock for an aggregate purchase price of $12 million. Pursuant to the agreement, the funding shall take place in four equal stages of $3 million each, once every 90 days with the first $3 million funding to occur February 5, 2004. There are no conditions precedent to the investors’ obligation to close other than the accuracy of our representations and warranties and our compliance with the agreement. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007. In addition, we granted demand and piggyback registration rights to the investors for the shares issued or issuable in connection with the transaction. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of our Board of Directors.

     10. On February 9, 2004, we entered into a termination and release agreement with DCT, S.R.L. and certain of its affiliates pursuant to which pursuant to which a distribution agreement and various testing agreements with DCT, along with any and all distribution rights and rights to royalties or fees thereunder, were terminated. In addition, the agreement provides that any and all intellectual property rights relating to the terminated agreements were the property of Advanced Viral, and the parties released each other from claims relating thereto. In consideration, we agreed to pay DCT $60,000 and granted warrants to purchase an aggregate of 5 million shares of our common stock to certain of DCT’s affiliates at an exercise price of $0.16 for a period of five years. In addition the recipients of the warrants agreed not to sell more than an aggregate of 2 million shares of our common stock in any six month period for a period of five years.

     Except as otherwise noted, we relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover “transactions by an issuer not involving any public offering,” to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

Exhibit	Description
3.1	Certificate of Incorporation of Advanced Viral Research Corp. (“ADVR”). (2)

3.2	Bylaws of ADVR, as amended. (1)

3.3	Amendment to Certificate of Incorporation of ADVR. (2)

4.1	Specimen Certificate of Common Stock. (1)

4.2	Specimen Warrant Certificate. (1)

Exhibit	Description
4.3	Warrant Agreement between ADVR and American Stock Transfer and Trust Company. (1)

4.4	Forms of Common Stock Options and Agreements granted by ADVR to TRM Management Corp. (5)

4.5	Form of Common Stock Option and Agreement granted by ADVR to Plata Partners Limited Partnership. (12)

4.6	Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by ADVR to Leonard Cohen. (6)

4.7	Addendum to Agreement granted by ADVR to Shalom Z. Hirschman, MD dated March 24, 1996. (10)

4.8	Securities Purchase Agreement dated November 16, 1998 by and between ADVR and RBB Bank AG. (11)(o)

4.9	7% Convertible Debenture dated November 16, 1998. (11)(o)

4.10	Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share. (11)(o)

4.11	Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share. (11)(o)

4.12	Securities Purchase Agreement dated December 22, 1998 by and between ADVR and various purchasers. (15)

4.13	Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2040 per share. (15)

4.14	Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2448 per share. (15)

4.15	Securities Purchase Agreement dated June 23, 1999 by and between ADVR and various purchasers. (15)

4.16	Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.324 per share. (15)

4.17	Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.378 per share. (15)

4.18	Securities Purchase Agreement dated August 3, 1999 by and between ADVR and Focus Investors, LLC. (15)

4.19	Form of 7% Convertible Debenture dated August 3, 1999. (15)

4.20	Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share. (15)

4.21	Securities Purchase Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund S.A. (16)

4.22	Form of 7% Convertible Debenture dated December 28, 1999. (16)

4.23	Form of Warrant dated December 28, 1999 to purchase shares of common stock at $0.19916667 per share. (16)

4.24	Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.21 per share. (17)

4.25	Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.26 per share. (17)

4.26	Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.275 per share. (17)

4.27	Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.33 per share. (17)

4.28	Form of Class A Warrant dated September 18, 2000 to purchase 5 million shares of common stock. (19)

4.29	Form of Class B Warrant dated September 18, 2000 to purchase 5 million shares of common stock. (19)

4.30	Form of Class A Warrant dated February 9, 2001 to purchase 5 million shares of common stock. (21)

4.31	Form of Class B Warrant dated February 9, 2001 to purchase 5 million shares of common stock. (21)

4.32	Promissory Note and Guaranty in favor of Alan V. Gallantar dated November 29, 2001 by ADVR. (11)(p)

4.33	Form of Warrant dated September 9, 2002 between ADVR and various investors. 11(q)

4.34	5% Convertible Debenture dated April 28, 2003. (27)

4.35	Warrant dated April 28, 2003 to purchase 15 million shares of common stock at an exercise price of $0.091 per share. (27)

4.36	5% Convertible Debenture dated July 18, 2003. (29)

4.37	Warrant dated February 3, 2003 to purchase 7,500,000 shares of common stock at an exercise price of $0.20 per share granted to James F. Dicke II. (11s)

4.38	Warrant dated February 3, 2003 to purchase 7,500,000 shares of common stock at an exercise price of $0.20 per share granted to James F. Dicke III. (11s)

4.39	Form of Warrant dated February 9, 2004 to purchase shares of common stock at an exercise price of $0.16 per share granted to certain affiliates of DCT. (29)

4.40	Stock Option Agreement dated February 10, 2004 to purchase 40 million shares of common stock granted to Elma S. Hawkins. (29)

5.1	Opinion and Consent of the law firm of Berman Rennert Vogel & Mandler, P.A. (Provided herewith)

10.1	Declaration of Trust by Bernard Friedland and William Bregman in favor of ADVR dated November 16, 1987. (12)

Exhibit	Description
10.2	Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and ADVR. (3)

10.3	Letter, dated March 15, 1991 to ADVR from Health Protection Branch. (3)

10.4	Agreement dated August 20, 1991 between TRM Management Corp. and ADVR. (11)(a)

10.5	Lease dated December 18, 1991 between Bayview Associates, Inc. and ADVR. (4)

10.6	Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and ADVR. (7)

10.7	Consulting Agreement dated February 28, 1993 between Leonard Cohen and ADVR. (8)

10.8	Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, MD and ADVR. (11)(b)

10.9	Agreement, dated November 9, 1993, between Dormer Laboratories Inc. and ADVR. (12)

10.10	Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and ADVR. (11)(c)

10.11	Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central Americas Ltd. and ADVR. (11)(d)

10.12	Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and ADVR, as amended. (11)(e)

10.13	Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel Islands and ADVR. (11)(f)

10.14	Agreement dated May 24, 1995 between ADVR and Deborah Silver. (9)

10.15	Agreement dated May 29, 1995 between ADVR and Shalom Z. Hirschman, MD. (9)

10.16	Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical Corp. and ADVR. (12)

10.17	Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth Pharmaceuticals. (12)

10.18	Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and ADVR. (11)(g)

10.19	Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and ADVR. (11)(g)

10.20	Agreement dated April 1, 1996, between DCT S.R.L. and ADVR. (11)(h)

10.21	Addendum, dated as of March 24, 1996, to Consulting Agreement between ADVR and Shalom Z. Hirschman, MD. (10)

10.22	Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and ADVR. (11)(i)

10.23	Employment Agreement, dated October 17, 1996, between ADVR and Shalom Z. Hirschman, MD. (11)(j)

10.24	Lease, dated February 7, 1997 between Robert Martin Company, LLC and ADVR. (12)

10.25	Copy of Purchase and Sale Agreement, dated February 21, 1997 between ADVR and Interfi Capital Group. (11)(k)

10.26	Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention. (11)(l)

10.27	Copy of Purchase and Sale Agreement, dated September 26, 1997 between ADVR and RBB Bank AG. (11)(m)

10.28	Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development Agreement, dated March 4, 1998, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention. (13)

10.29	Amended and Restated Employment Agreement dated July 8, 1998 between ADVR and Shalom Z. Hirschman, MD. (11)(n)

10.30	Agreement between ADVR and Angelo Chinnici, MD dated July 1, 1999. (14)

10.31	Consulting Agreement between ADVR and GloboMax LLC dated January 18, 1999. (15)

10.32	Registration Rights Agreement dated August 3, 1999 between ADVR Research and Focus Investors LLC. (15)

10.33	Employment Agreement dated October 1, 1999 between ADVR and Alan V. Gallantar. (15)

10.34	Registration Rights Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund, S.A. (16)

10.35	Consulting Agreement dated February 7, 2000 between ADVR and Harbor View Group, Inc. (17)

10.36	Securities Purchase Agreement dated February 16, 2000 between ADVR and Harbor View Group, Inc. (17)

10.37	Letter Agreement dated November 16, 1999 between ADVR and Bratskeir & Company. (18)

10.38	Amended and Restated Employment Agreement dated May 12, 2000 between ADVR and Shalom Z. Hirschman, MD. (18)

Exhibit	Description
10.39	Equity Line of Credit Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial Systems, Inc. (19)

10.40	Registration Rights Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial Systems, Inc. (19)

10.41	Registration Rights Agreement dated as of September 18, 2000 between ADVR and May Davis Group, Inc. (19)

10.42	Placement Agent Agreement dated September 18, 2000 between ADVR and May Davis Group, Inc. (19)

10.43	Assignment and Assumption Agreement dated December 12, 2000 between Spinneret Financial Systems, Inc. and GMF Holdings Inc. (20)

10.44	Agreement to Waive Assignment Rights dated December 12, 2000 by GMF Holdings Inc. (20)

10.45	Termination Agreement dated January 22, 2001 between GMF Holdings, Inc., May Davis Group, Inc. and ADVR. (21)

10.46	Equity Line of Credit Agreement dated as of February 9, 2001 between ADVR and Cornell Capital Partners, LP. (21)

10.47	Registration Rights Agreement dated as of February 9, 2001 between ADVR and Cornell Capital Partners, LP. (21)

10.48	Registration Rights Agreement dated as of February 9, 2001 between ADVR and May Davis Group, Inc. (21)

10.49	Placement Agent Agreement dated February 9, 2001 between ADVR and May Davis Group, Inc. (21)

10.50	Agreement dated as of April 2, 2001 between ADVR and Selikoff Center of Ra’Anana, Israel. (22)

10.51	Agreement dated as of January 29, 2001 between ADVR and The Weizmann Institute of Science and Yeda. (22)

10.52	Securities Purchase Agreement dated November 8, 2000 by and between ADVR and various investors. (23)

10.53	Securities Purchase Agreement dated July 27, 2001 by and between ADVR and various investors. (23)

10.54	Severance Agreement dated November 29, 2001 by and between ADVR and William Bregman. (11)(p)

10.55	Severance Agreement dated November 29, 2001 by and between ADVR and Bernard Friedland. (11)(p)

10.56	Severance Agreement dated November 29, 2001 by and between ADVR and Louis Silver. (11)(p)

10.57	Settlement Agreement dated March 20, 2002 by and among ADVR, Immune Modulation Maximum Corporation, Commonwealth Pharmaceuticals, Ltd, and Charles E. Miller. (24)

10.58	Termination Agreement dated May 30, 2002 between ADVR and Harbor View Group, Inc. (25)

10.59	Securities Purchase Agreement dated May 30, 2002 between ADVR and O. Frank Rushing and Justine Simoni, as joint tenants. (25)

10.60	Securities Purchase Agreement dated July 3, 2002 between ADVR and James F. Dicke III. (25)

10.61	Securities Purchase Agreement dated July 15, 2002 between ADVR and Peter Lunder. (25)

10.62	Securities Purchase Agreement dated September 9, 2002 between ADVR and various investors. 11(q)

10.63	Registration Rights Agreement dated September 9, 2002 between ADVR and various investors. 11(q)

10.66	Agreement dated May 1, 2002 (effective September 2002) between Advanced Viral Research Corp. and EnviroGene LLC. (26)

10.64	Agreement dated October 8, 2002 between Advanced Viral Research Corp. and Quintiles Israel Ltd. (26)

10.65	Securities Purchase Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)

10.66	Registration Rights Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)

10.67	Equity Line of Credit Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)

10.68	Registration Rights Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)

10.69	Consulting Agreement dated April 22, 2003 between Registrant and Robert Nowinski, Ph.D. (28)

10.70	Securities Purchase Agreement dated as of July 18, 2003 between the Registrant and Cornell Capital Partners, LP. (28)

10.71	Investor Registration Rights Agreement dated as of July 18, 2003 between the Registrant and Cornell Capital Partners, LP. (28)

10.72	Escrow Agreement dated July 18, 2003, between Registrant and Butler Gonzalez, LLP. (28)

10.73	Security agreement dated July 18, 2003 between Registrant and Cornell Capital Partners, L.P. (28)

10.74	Placement Agent Agreement dated April 28, 2003, between Registrant and Katalyst Securities LLC. (28)

10.75	Third Amended and Restated Employment Agreement dated August 27, 2003 between Registrant And Shalom Z. Hirschman, M.D. (11r)

Exhibit	Description
10.76	First Supplementary Agreement dated July 8, 2002 by and between Registrant and Yeda Research And Development Company Limited. (28)

10.77	Agreement dated November 19, 2002 by and between Registrant and Kaplan Medical Center. (28)

10.78	Securities Purchase Agreement dated as of February 3, 2003 between the Registrant, James F. Dicke II and James F. Dicke III. (11s)

10.79	Registration Rights Agreement dated as of February 3, 2003 between the Registrant, James F. Dicke II and James F. Dicke III. (11s)

10.80	Termination and Release Agreement dated as of February 9, 2004 between the Registrant, DCT and certain affiliates of DCT. (29)

10.81	Employment Agreement dated as of February 10, 2004 between the Registrant and Elma S. Hawkins. (29)

21.1	Subsidiaries of Registrant: Advance Viral Research Ltd., a Bahamian corporation.

23.1	Independent Auditors’ Consent. (Provided herewith)

Footnote	NOTES TO INDEX TO EXHIBITS
1.	Documents incorporated by reference herein to certain exhibits our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

2.	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.

3.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

4.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.

5.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

6.	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 1992.

7.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

8.	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1993.

9.	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

10.	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

11.	Incorporated by reference herein to our Current Reports on Form 8-K and exhibits thereto as follows:

11(a)	A report on Form 8-K dated January 3, 1992.

11(b)	A report on Form 8-K dated September 14, 1993.

11(c)	A report on Form 8-K dated April 25, 1994.

11(d)	A report on Form 8-K dated June 3, 1994.

11(e)	A report on Form 8-K dated June 17, 1994.

11(f)	A report on Form 8-K dated October 25, 1994.

11(g)	A report on Form 8-K dated December 28, 1995.

11(h)	A report on Form 8-K dated April 22, 1996.

11(i)	A report on Form 8-K dated July 12, 1996.

11(j)	A report on Form 8-K dated October 17, 1996.

11(k)	A report on Form 8-K dated February 21, 1997.

11(l)	A report on Form 8-K dated March 25, 1997.

11(m)	A report on Form 8-K dated September 26, 1997.

11(n)	A report on Form 8-K dated July 21, 1998.

11(o)	A report on Form 8-K dated November 24, 1998.

11(p)	A report on Form 8-K dated December 3, 2001.

11(q)	A report on Form 8-K dated September 10, 2002.

11(r)	A report on Form 8-K dated August 27, 2003.

11(s)	A report on Form 8-K dated February 4, 2004.

12.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

13.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

Footnote	NOTES TO INDEX TO EXHIBITS
14.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

15.	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 33-70523, filed with the Securities and Exchange Commission on January 13, 1999, and Amendment No. 5 thereto, declared effective on December 15, 1999.

16.	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-94529, filed with the Securities and Exchange Commission on January 12, 2000.

17.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

18.	Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-37974, filed with the Securities and Exchange Commission on June 6, 2000.

19.	Documents incorporated by reference herein to certain exhibits to Post-effective Amendment No. 1 to our Registration Statement on Form S-1, as amended, File No. 333-70523, filed with the Securities and Exchange Commission on September 25, 2000.

20.	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-49038, filed with the Securities and Exchange Commission on October 31, 2000 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on December 15, 2000.

21.	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-55430, filed with the Securities and Exchange Commission on February 12, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 13, 2000.

22.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

23.	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-62788, filed with the Securities and Exchange Commission on June 13, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on August 23, 2001.

24.	Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

25.	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended June 30, 2002.

26.	Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 2002.

27.	Document incorporated by reference herein to certain exhibits to our quarterly report for the period ended March 31, 2003.

28.	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-107178, filed with the Securities and Exchange Commission on July 18, 2003 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on September 19, 2003, Amendment No. 2 to Form S-1 filed with the Commission on November 18, 2003, Amendment No. 3 to Form S-1 filed with the Commission on December 19, 2003 and declared effective by the Commission on December 23, 2003.

29.	Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-112296, filed with the Securities and Exchange Commission on January 29, 2004, as amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 12, 2004, and declared effective by the Commission on February 17, 2004.

(b)	Reports on Form 8-K.

Current Report on Form 8-K dated February 3, 2004 with respect to Item 5.
Current Report on Form 8-K dated April 19, 2004 with respect to Items 5, 7 and 9.
Current Report on Form 8-K dated December 14, 2004 with respect to Items 5.02 and 9.01.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement to:

                    (i) To include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                    (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on December 28, 2004.

ADVANCED VIRAL RESEARCH CORP. (Registrant)

	By:	/s/ Elma S. Hawkins
Date: December 28,2004
Elma S. Hawkins, Ph.D., MBA
President, Chief Executive Officer Director

     Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Date: December 28, 2004	By:	/s/ Eli Wilner

Eli Wilner, Chairman of the Board of Directors

Date: December 28, 2004	By:	/s/ Martin Bookman

Martin Bookman
Principal Financial and Accounting Officer

Date: December 28, 2004	By:	/s/ David Seligman

David Seligman, Director

Date: December 28, 2004	By:	/s/ Nancy Van Sant

Nancy Van Sant, Director

Date: December 28, 2004	By:	/s/ Roy Walzer

Roy Walzer, Director

By:

Charles H. Moore, Director

INDEX OF EXHIBITS

Exhibit	Description
5.1	Opinion and Consent of the law firm of Berman Rennert Vogel of Mandler, P.A.

23.1	Independent Auditors’ Consent.